As filed with the Securities and Exchange Commission on October 18, 2016

Registration No. 333-189752

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 7 to

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WINKLEVOSS BITCOIN TRUST

Sponsored by Digital Asset Services, LLC

(Exact name of Registrant as specified in its charter)

Delaware	6221	81-6728214
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

301 N. Market Street, Suite 1463, Wilmington, DE 19801

+1 (646) 751-4444

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

The Corporation Trust Company

1209 Orange Street

Wilmington (New Castle County), DE 19801

+1 (302) 658-7581

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Cameron H. Winklevoss Digital Asset Services, LLC 301 N. Market Street Suite 1463, Wilmington, DE 19801	Edward B. Baer, Esq. Margaret S. Moore, Esq. Ropes & Gray LLP Three Embarcadero Center San Francisco, CA 94111-4006

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Calculation of Registration Fee

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per Share(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)
Winklevoss Bitcoin Shares	1,000,000	$[65.00]	$[65,000,000.00]	$[ ]

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(d) under the Securities Act of 1933. Each Share comprising the initial Baskets of Shares (the “Seed Baskets”) represents [0.10] bitcoin and is offered at a per Share price equal to the price of [0.10] bitcoin. The price of bitcoin is based on the 4:00 p.m. Eastern Time Gemini Exchange Auction Price (as defined herein). On [ ], 2016, this price was $[ ], and the price of each Share was $[ ]. The Seed Baskets consist of [100,000] Shares worth [10,000] bitcoin.
(2)	$2,470.28 was previously paid in the initial filing of the registration statement on Form S-1, filed on July 1, 2013.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus dated October 18, 2016

[    ] WINKLEVOSS BITCOIN SHARES

WINKLEVOSS BITCOIN TRUST

The Winklevoss Bitcoin Trust (the “Trust”) will issue Winklevoss Bitcoin Shares (the “Shares”), which represent units of fractional undivided beneficial interest in and ownership of the Trust. The Trust’s purpose is to hold bitcoin, which is a digital commodity (“Digital Asset”) based on the decentralized, open source protocol of the peer-to-peer Bitcoin computer network (the “Bitcoin Network”). Digital Asset Services, LLC, formerly Math-Based Asset Services, LLC, is the sponsor of the Trust (the “Sponsor”); Delaware Trust Company is the trustee of the Trust (the “Trustee”); State Street Bank and Trust Company (“State Street”) is both the administrator (the “Administrator”) and transfer agent (the “Transfer Agent) of the Trust; and Gemini Trust Company, LLC, an affiliate of the Sponsor, is the custodian of the Trust (the “Custodian”). The Trust intends to issue additional Shares on a continuous basis.

The Trust is expected to issue and redeem Shares from time to time only in one or more whole blocks of 10,000 Shares (each block of 10,000 Shares is a “Basket”). The Trust will issue and redeem the Shares in Baskets only to certain authorized firms (“Authorized Participants” or “APs”) on an ongoing basis as described in the “Plan of Distribution” section below. On a creation, Baskets will be distributed to the creating Authorized Participant by the Trust in exchange for the delivery to the Trust of the appropriate number of bitcoin (i.e., bitcoin equal in value to the net asset value per Share of the Trust (“NAV”) multiplied by the number of Shares in the Basket). On a redemption, the Trust will distribute bitcoin equal in value to the NAV multiplied by the number of Shares in the Basket to the redeeming Authorized Participant in exchange for the delivery to the Trust of one or more Baskets. On each Business Day, the value of each Basket accepted by the Transfer Agent in a creation or redemption transaction will be the same (i.e., each Basket will consist of 10,000 Shares and the value of the Basket will be equal to the value of 10,000 Shares at their net asset value per Share on that day). The Trust will not issue or redeem fractions of a Basket.

Prior to this offering, there has been no public market for the Shares. The Shares will be listed on the Bats BZX Exchange, Inc. (“Bats”) under the symbol “COIN.”

Investing in the Shares involves significant risks. See “Risk Factors” starting on page [9]. Neither the Securities and Exchange Commission (the “SEC” or the “Commission”) nor any state securities commission has approved or disapproved of the securities offered in this prospectus, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Shares are neither interests in nor obligations of the Sponsor or the Trustee.

The Trust is expected to issue and redeem Shares from time to time, as described in “Creation and Redemption of Shares.” It is expected that the Shares issued will be purchased by Authorized Participants and then be distributed to the public by Authorized Participants through sale on Bats. It is expected that the Shares will be sold to the public at varying prices to be determined by reference to, among other considerations, the price of bitcoin represented by each Share and the trading price of the Shares on Bats at the time of each sale.

On [    ], [INITIAL PURCHASER] (the “Initial Purchaser”), subject to certain conditions, purchased [100,000] Shares in exchange for [10,000] bitcoin worth $[        ], which comprise the initial Baskets (the “Seed Baskets’), as described in the “Plan of Distribution.” Delivery of the Seed Baskets will be made on or about [    ]. It is expected that the Initial Purchaser will distribute these Shares to the public through sale on Bats. The Trust will receive all proceeds from the offering of the Seed Baskets in set quantities of bitcoin in a quantity equal to the full price for the Seed Baskets. Each Share in the Seed Baskets represents [0.10] bitcoin, and each Seed Basket consists of 10,000 Shares worth [1,000] bitcoin.

Neither the Initial Purchaser nor the Authorized Participants will receive a selling commission from the Trust in consideration of their distribution of the Shares to the public through sale on Bats. Purchases of the Shares may be subject to customary brokerage charges. Investors should review the terms of their brokerage accounts for details on applicable charges.

	Per Share(1)			Per Basket
Public offering price for the Seed Baskets	$	[	]	$	[	]

(1)	The Seed Baskets were created at a per Share value equal to the 4:00 p.m. Eastern Time Gemini Exchange Auction Price (as defined herein) of 0.10 bitcoin on the date of formation of the Trust.

The date of this prospectus is [    ], 2016.

This prospectus contains information investors should consider when making an investment decision about the Shares. Investors may rely on the information contained in this prospectus. The Trust and the Sponsor have not authorized any person to provide you with different information and, if anyone provides an investor with different or inconsistent information, that investor should not rely on it. This prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

The Shares are not registered for public sale in any jurisdiction other than the United States.

i

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” with respect to the Trust’s financial conditions, results of operations, plans, objectives, future performance and business. Statements preceded by, followed by or that include words such as “may,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or similar expressions are intended to identify some of the forward-looking statements. All statements (other than statements of historical fact) included in this prospectus that address activities, events or developments that will or may occur in the future, including such matters as changes in market prices and conditions (for Digital Assets, bitcoin and the Shares), the Trust’s operations, the Sponsor’s plans and references to the Trust’s future success and other similar matters are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses the Sponsor made based on its perception of historical trends, current conditions and expected future developments, as well as other factors appropriate in the circumstances. Whether or not actual results and developments will conform to the Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other world economic and political developments. See “Risk Factors.”

Consequently, all the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the Trust’s operations or the value of the Shares. Should one or more of these risks discussed in “Risk Factors” or other uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those described in forward-looking statements. Forward-looking statements are made based on the Sponsor’s beliefs, estimates and opinions on the date the statements are made and neither the Trust nor the Sponsor is under a duty or undertakes an obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, other than as required by applicable laws. Investors are therefore cautioned against placing undue reliance on forward-looking statements.

ii

PROSPECTUS SUMMARY

This is only a summary of the prospectus and, while it contains material information about the Trust and its Shares, it does not contain or summarize all of the information about the Trust and the Shares contained in this prospectus which is material and/or which may be important to you. You should read this entire prospectus, including “Risk Factors” beginning on page [11], before making an investment decision about the Shares.

Trust Structure

The Trust is a Delaware statutory trust, organized on December 30, 2014, under the Delaware Statutory Trust Act (“DSTA”) and operates pursuant to the Trust Agreement between the Sponsor (as grantor) and the Trustee (the “Trust Agreement”), which sets forth the respective rights and duties of the Sponsor and the Trustee and authorizes the Sponsor, on behalf of the Trust, to enter into a custody agreement (the “Trust Custody Agreement”) with the Custodian. The Custodian, an affiliate of the Sponsor, serves as custodian to the Trust under the Trust Custody Agreement, which establishes the segregated custody account of the Trust that will be used to hold the bitcoin deposited with the Custodian on behalf of the Trust (the “Trust Custody Account”). The Custodian will use its proprietary and patent-pending offline (i.e., air-gapped) hardware and software security technology (“Cold Storage System”) to store the Trust’s bitcoin.

The Trust only holds bitcoin, which is a digital commodity1 that is not issued by any government, bank or central organization. Bitcoin is a digital asset (“Digital Asset”) based on the decentralized, open source protocol of the peer-to-peer Bitcoin computer network (the “Bitcoin Network” or “Bitcoin”)2 that hosts the decentralized public transaction ledger, known as the “Blockchain,” on which all bitcoin is recorded. The Bitcoin Network software source code includes the protocols that govern the creation of bitcoin and the cryptographic system that secures and verifies Bitcoin transactions. The Blockchain is a canonical record of every bitcoin, every Bitcoin transaction (including the creation or “mining” of new bitcoin) and every Bitcoin address associated with a quantity of bitcoin. The Bitcoin Network and Bitcoin Network software programs can interpret the Blockchain to determine the exact bitcoin balance, if any, of any public Bitcoin address listed in the Blockchain which has taken part in a transaction on the Bitcoin Network. The Bitcoin Network utilizes the Blockchain to evidence the existence of bitcoin in any public Bitcoin address. A Bitcoin private key controls the transfer or “spending” of bitcoin from its associated public Bitcoin address. A Bitcoin “wallet” is a collection of private keys and their associated public Bitcoin addresses.

The Trust is expected to issue and redeem Shares from time to time only in one or more whole Baskets. The Trust will issue and redeem the Shares in Baskets only to certain Authorized Participants on an ongoing basis as described in the “Plan of Distribution” section below. On a creation, Baskets will be distributed to the creating Authorized Participant by the Trust in exchange for the delivery to the Trust of the appropriate number of bitcoin (i.e., bitcoin equal in value to the net asset value per Share of the Trust (“NAV”) multiplied by the number of Shares in the Basket). On a redemption, the Trust will distribute bitcoin equal in value to the NAV multiplied by the number of Shares in the Basket to the redeeming Authorized Participant in exchange for the delivery to the Trust of one or more Baskets. On each Business Day, the value of each Basket accepted by the Transfer Agent in a creation or redemption transaction will be the same (i.e., each Basket will consist of 10,000 Shares and the value of the Basket will be equal to the value of 10,000 Shares at their net asset value per Share on that day). The Trust will not issue or redeem fractions of a Basket. The investment objective of the Trust is for the Shares to

[1]	Bitcoin is a commodity as defined in Section 1a(9) of the Commodity Exchange Act. 7 U.S.C. § 1a(9). See In re Coinflip, Inc., No. 15-29 (CFTC Sept. 17, 2015) (“Coinflip”).
[2]

By common convention, Bitcoin with a capital “B” typically refers to the Bitcoin Network as a whole, whereas bitcoin with a lowercase “b” refers to the Digital Asset of the Bitcoin Network, including the Trust’s bitcoin. This naming convention is used throughout this document.

track the price of bitcoin, as measured by the clearing price of a two-sided auction which occurs daily at 4:00 p.m. Eastern Time on the Gemini Exchange (“Gemini Exchange”) (the “Gemini Exchange Auction Price”), on each day Bats is open for trading (each a “Business Day”), less the Trust’s liabilities (which include accrued but unpaid fees and expenses). The Gemini Exchange is a Digital Asset exchange owned and operated by the Custodian and is an affiliate of the Sponsor. The Gemini Exchange does not receive any compensation from the Trust or the Sponsor for providing the Gemini Exchange Auction Price. The Sponsor believes that, for many investors, the Shares will represent a cost-effective and convenient means of gaining investment exposure to bitcoin similar to a direct investment in bitcoin. The material terms of the Trust Agreement are discussed in greater detail under the section “Description of the Trust Agreement.” The Shares represent units of fractional undivided beneficial interest in and ownership of the Trust and are expected to be traded under the ticker symbol “COIN.”

The Trust’s Sponsor is Digital Asset Services, LLC (formerly Math-Based Asset Services, LLC). The Sponsor is a Delaware limited liability company formed on May 9, 2013, and is wholly-owned by Winklevoss Capital Fund, LLC (“WCF”). Under the Delaware Limited Liability Company Act and the governing documents of the Sponsor, WCF, the sole member of the Sponsor, is not responsible for the debts, obligations and liabilities of the Sponsor solely by reason of being the sole member of the Sponsor. The Sponsor will be the exclusive licensee, within the field of use of operation of an exchange-traded product (“ETP”), of certain patent-pending intellectual property regarding the operation of the Trust. Winklevoss IP LLC (“WIP”), an affiliate of the Sponsor, is the owner of and is licensing to the Sponsor and its affiliates such intellectual property for use by the Trust and the Custodian and other service providers in the operation of the Trust.

The Sponsor arranged for the creation of the Trust and will arrange for the registration of the Shares for their public offering in the United States and their listing on Bats. The Sponsor has agreed to assume the following administrative and marketing expenses incurred by the Trust: (i) the Trustee’s monthly fee and expenses, including indemnification amounts, reimbursable under the Trust Agreement; (ii) the Administrator’s monthly fee and expenses reimbursable under the Administration Agreement; (iii) the Transfer Agent’s monthly fee and expenses under the Transfer Agency and Services Agreement; (iv) the Custodian’s monthly fee and expenses reimbursable under the Trust Custody Agreement; (v) Exchange listing fees; (vi) U.S. Securities and Exchange Commission (“SEC”) registration fees; (vii) printing and mailing costs; (viii) costs of maintaining the Trust’s website; (ix) audit fees; (x) marketing expenses; and (xi) up to $100,000 per annum in legal expenses. The Sponsor will also pay the costs of the Trust’s organization and the initial sale of the Shares, including the applicable SEC registration fees.

Delaware Trust Company, a Delaware trust company, acts as the trustee of the Trust for the purpose of creating a Delaware statutory trust in accordance with the DSTA. The Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the sole purpose of satisfying the requirement of Section 3807(a) of the DSTA that the Trust have at least one trustee with a principal place of business in the State of Delaware. The duties of the Trustee will be limited to (i) accepting legal process served on the Trust in the State of Delaware and (ii) the execution of any certificates required to be filed with the Delaware Secretary of State which the Delaware Trustee is required to execute under the DSTA. To the extent that, at law or in equity, the Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust or the Sponsor, such duties and liabilities will be replaced by the duties and liabilities of the Trustee expressly set forth in the Trust Agreement. The Trustee will have no obligation to supervise, nor will it be liable for, the acts or omissions of the Sponsor, Administrator, Transfer Agent, Custodian or any other person.

State Street Bank and Trust Company (“State Street”), the Administrator of the Trust, is generally responsible for the day-to-day administration of the Trust under the Administration Agreement and in accordance with the provisions of the Trust Agreement. This includes (i) maintaining the Trust’s books of account; (ii) calculating the Trust’s NAV in accordance with the procedures outlined in the Trust’s registration statement;

(iii) transmitting the NAV per Share to the Transfer Agent, the Sponsor, Bats, and other entities as directed by the Sponsor; and (iv) preparing financial information required for the Trust’s periodic reports and assisting with the audit of the Trust’s financial statements by the Trust’s independent audit firm.

State Street is also the Trust’s Transfer Agent and is authorized by the Sponsor under the Trust Agreement to serve as the transfer agent in accordance with the provisions of the Transfer Agency and Services Agreement. The Transfer Agent, among other things, provides transfer agent services with respect to the creation and redemption of Baskets by Authorized Participants.

The Trust’s Custodian is Gemini Trust Company, LLC, an affiliate of the Sponsor and a New York State-chartered limited liability trust company that operates under the direct supervision and regulatory authority of the New York State Department of Financial Services (“NYSDFS”). The Custodian is a fiduciary and must meet the capitalization, compliance, anti-money laundering, consumer protection and cyber security requirements as set forth by the NYSDFS. Although the Trust’s bitcoin is not stored in a physical sense, all transactions involving the Trust’s bitcoin are recorded on the Bitcoin Network’s Blockchain and associated with a public Bitcoin address. The Trust’s public Bitcoin addresses are established by the Custodian using its Cold Storage System, which holds the Trust’s bitcoin and permits the Trust to move its bitcoin. Access and control of those Bitcoin addresses, and the bitcoin associated with them, is restricted through the public-private key pair relating to each Bitcoin address. The Custodian is responsible for the safekeeping of the private keys used to access and transfer the Trust’s bitcoin. The Custodian also facilitates the transfer of bitcoin in accordance with the Administrator’s instructions pursuant to the terms of the Administration Agreement. Pursuant to the terms of the Trust Agreement and the Trust Custody Agreement, the Custodian will store all of the Trust’s bitcoin on a segregated basis in its unique Bitcoin addresses with balances that can be directly verified on the Blockchain. It will provide the Trust’s public Bitcoin addresses to the Administrator.

The Trust’s bitcoin is valued each Business Day using the Gemini Exchange Auction Price. At 4:00 pm. Eastern Time every day, the Gemini Exchange conducts a two-sided auction which is open to all exchange customers. Similar to the closing auction on Bats and other U.S. equities exchanges, the auction process incorporates both auction-only and continuous trading book orders to find a single price at which the most interest is eligible to trade (sometimes called “Walrasian equilibrium”). Because indicative auction pricing is published publicly throughout the ten (10) minutes prior to the auction, this mechanism allows participants to engage in thorough price discovery while concentrating liquidity and trading volume at a single moment each day.

The Gemini Exchange is owned and operated by the Custodian and is affiliated with the Sponsor. As a facility of a New York State-chartered limited liability trust company, Gemini Exchange operates under the direct supervision and regulatory authority of the NYSDFS. The Gemini Exchange does not receive any compensation from the Trust or the Sponsor for providing the Gemini Exchange Auction Price to the Administrator.

The general role, responsibilities and regulation of the Trustee, Sponsor, Administrator, Transfer Agent and Custodian are further described in “Sponsor,” “Trustee,” “Administrator,” “Transfer Agent” and “Custodian,” respectively. Detailed descriptions of certain specific rights and duties of the Trustee, Sponsor, Administrator, Transfer Agent and Custodian are set forth in “Description of the Trust Documents-Description of the Trust Agreement,” “Description of the Trust Documents-Description of the Administration Agreement,” “Description of the Trust Documents-Description of the Transfer Agency and Services Agreement,” and “Description of the Trust Documents-Description of the Trust Custody Agreement,” respectively. The Trust Agreement, Administration Agreement, Transfer Agency and Services Agreement and Trust Custody Agreement are collectively referred to herein as the “Trust Documents.”

Trust Overview

The investment objective of the Trust is for the Shares to track the price of bitcoin using the Gemini Exchange Auction Price on each Business Day. The Shares are designed for investors seeking a cost-effective and convenient means of gaining investment exposure to bitcoin similar to a direct investment in bitcoin.

The Bitcoin Network is a recent technological innovation, and the bitcoin that is created, transferred, used and stored by entities and individuals have certain features associated with several types of assets, most notably commodities and currencies. Apart from the U.S. Commodity Futures Trading Commission (“CFTC”), the Financial Crimes Enforcement Network of the U.S. Department of the Treasury (“FinCEN”) and the U.S. Internal Revenue Service (“IRS”), most major U.S. regulators such as the SEC have yet to make official pronouncements or adopt rules providing guidance with respect to the classification and treatment of bitcoin and other Digital Assets for purposes of commodities, tax and securities laws. Although the SEC has not opined on the legal characterization of bitcoin as a security, it has taken various actions against persons or entities misusing bitcoin in connection with fraudulent schemes (i.e., Ponzi scheme), inaccurate and inadequate publicly disseminated information, and the offering of unregistered securities.3 Commissioners of the CFTC initially expressed the belief that bitcoin meets the definition of a commodity and that the CFTC has regulatory authority over futures and other derivatives based on Digital Assets, subject to facts and circumstances. The Sponsor also espoused the view that, on balance, the important features of bitcoin and other Digital Assets are those that are characteristics of commodities and therefore has referred to and discussed these assets as such. Additional clarity was obtained on September 17, 2015, when, in the Coinflip case, the CFTC instituted and settled administrative proceedings that involved a bitcoin derivatives trading platform and its chief executive officer. The Coinflip order found that the respondents (i) conducted activity related to commodity options transactions without complying with the provisions of the Commodity Exchange Act of 1936, as amended (“CEA”) and CFTC regulations, and (ii) operated a facility for the trading of swaps without registering the facility as a swap execution facility (“SEF”) or designated contract market (“DCM”). The Coinflip order was significant as it is the first time the CFTC determined that bitcoin is properly defined as a commodity under the CEA. Based on this determination, the CFTC applied CEA provisions and CFTC regulations that apply to transactions in commodity options and swaps to the conduct of the bitcoin derivatives trading platform. Also of significance, is that the CFTC appears to have taken the position that bitcoin is not encompassed by the definition of currency under the CEA and CFTC regulations. In Coinflip, the CFTC defined bitcoin and other “virtual currencies” (also known as Digital Assets) as “a digital representation of value that functions as a medium of exchange, a unit of account, and/or a store of value, but does not have legal tender status in any jurisdiction. Bitcoin and other virtual currencies are distinct from ‘real’ currencies, which are the coin and paper money of the United States or another country that are designated as legal tender, circulate, and are customarily used and accepted as a medium of exchange in the country of issuance.”

[3]	See, e.g., SEC v. Homero Joshua Garza, GAW Miners, LLC and ZenMiner, LLC, Complaint and Demand for Jury Trial, Case 3:15-cv-01760 (D. Conn. Dec. 1, 2015) (The Commission brought charges in connection with a bitcoin-related Ponzi scheme); In re Erik T. Voorhees, Securities Act Release No. 9592 (June 3, 2014) (The Commission brought an administrative action in connection with the offering of unregistered securities of two bitcoin-related entities); In re BTC Trading, Corp. and Ethan Burnside, Securities Act Release No. 9685 (Dec. 8, 2014) (The Commission brought an administrative action in connection with the operation and offering of securities of two online exchanges, neither of which were registered with the Commission, that accepted payment in bitcoin and primarily listed virtual currency-related companies.); In re Sand Hill Exchange, et al., Securities Act Release No. 9809 (June 17, 2015) (The Commission took legal action against an online exchange that accepted payment in bitcoin in connection with disseminating fraudulent information, among other matters).

It is not known whether all U.S. or foreign regulators will share this view, adopt a single, different view or espouse a variety of differing views. To date, a U.S. magistrate judge in the U.S. District Court for the Eastern District of Texas4 and the German Ministry of Finance have ruled that bitcoin is a “form of money” and a “unit of account,” respectively; a Florida circuit court judge determined that bitcoin did not qualify as money or “tangible wealth”;5 and an opinion from the U.S. District Court for the Northern District of Illinois identified Bitcoin as a “unit of account.”6 Additionally, the IRS has classified bitcoin as property that is not currency for U.S. federal income tax purposes.7 The degree to which such interpretations will become the norm is unknown. The New York State Department of Taxation and Finance, citing the IRS classification, defined bitcoin and other Digital Assets as “intangible property,”8 and a number of other states have issued their own guidance regarding the tax treatment of bitcoin for state income or sales tax purposes.

In July 2014, the NYSDFS proposed the first U.S. regulatory framework for licensing participants in “virtual currency business activity.” The proposed regulations, known as the “BitLicense,” are intended to focus on consumer protection and, after the closure of an initial comment period that yielded 3,746 formal public comments and a reproposal, the NYSDFS issued its final “BitLicense” regulatory framework in June 2015. The “BitLicense” regulates the conduct of businesses that are involved in “virtual currencies” in New York or with New York customers and prohibits any person or entity involved in such activity to conduct activities without a license.

In March 2014, the NYSDFS issued a public order initiating a process for accepting charter applications for virtual currency exchanges under the existing New York banking law. In October 2015, the NYSDFS granted a charter under New York State banking law to Gemini Trust Company, LLC, the Trust’s Custodian. As a New York State-chartered limited liability trust company, the Custodian operates under the direct supervision and regulatory authority of the NYSDFS. The Custodian is a fiduciary and is required to meet the capitalization, compliance, anti-money laundering, consumer protection and cyber security requirements as set forth by the NYSDFS.

Bitcoin has been characterized as a virtual commodity, digital asset, digital currency and virtual currency by other international regulatory bodies. Since December 2013, regulators in jurisdictions including the United States, the United Kingdom and Switzerland have provided greater regulatory clarity, while Chinese, Russian, Icelandic and Vietnamese government officials have taken steps to limit the participation of their respective financial services sectors from directly interacting with the Bitcoin ecosystem, creating additional regulatory uncertainty in those countries.9 In May 2014, the Central Bank of Bolivia banned the use as currency of digital assets including bitcoin, while the government of Ecuador took steps to limit the use of bitcoin in advance of the

[4]	SEC v. Shavers, Memorandum Opinion Regarding the Court’s Subject Matter Jurisdiction, Case No. 4:13-CV-00416 (E.D. Texas, Aug. 6, 2013)
[5]	The State of Florida v. Espinoza, Order Granting Defendant’s Motion to Dismiss the Information, Case No. F14-2923 (Fla. 11th Cir. Ct. July 22, 2016) (quoting § 896.101(2)(e), Fla. Stat. (2016)).
[6]	Greene v. Mt. Gox Inc., et al., Memorandum Opinion and Order, Case No. 1:14-cv-01437 (N.D.IL Aug. 26, 2016).
[7]	Internal Revenue Service, IRS Virtual Currency Guidelines, Notice 2014-14 (Apr. 14, 2014).
[8]	New York State Department of Taxation and Finance, Tax Department Policy on Transactions Using Convertible Virtual Currency (Dec. 5, 2014).
[9]	See e.g., HM Revenue & Customs, Bitcoin and Other Cryptocurrencies, Revenue and Customs Brief 9-2014 (Mar. 3, 2014); Federal Council of Switzerland, Federal Council Report on Virtual Currencies in Response to the Schwaab (13.3687) and Weibel (13.4070) Postulates (June 25, 2014); Central Bank of Iceland, Significant Risk Attached to Use of Virtual Currency, Release No. 9/2014 (Mar. 19, 2014); State Bank of Vietnam, Press Release on Bitcoins and Other Virtual Currencies (Feb. 28, 2014).

issuance of a proposed state-backed Digital Asset.10 In April 2015, the Japanese Cabinet approved proposed legal changes that would reportedly treat bitcoin and other Digital Assets as included in the definition of currency. These regulations would, among other things, require market participants, including exchanges, to meet certain compliance requirements and be subject to oversight by the Financial Services Agency, a Japanese regulator. These changes were approved by the Japanese Diet in May 2016 and are expected to be effective beginning in 2017. In July 2016, the European Commission released a draft directive that proposed applying counter-terrorism and anti-money laundering regulations to virtual currencies, and, in September 2016, the European Banking authority advised the European Commission to institute new regulation specific to virtual currencies, with amendments to existing regulation as a stopgap measure.11 The regulatory uncertainty surrounding the treatment of Bitcoin creates risks for the Trust and its Shares. See “Risk Factors—Risk Factors Related to the Regulation of the Trust and the Shares.” Under applicable Bats rules, the Trust’s Shares are considered “Commodity-Based Trust Shares,” which means a security (i) that is issued by the Trust that holds a specified commodity (bitcoin) deposited with the Trust; (ii) that is issued by the Trust in a specified aggregate minimum number (Basket) in return for the delivery of a quantity of bitcoin (as described herein); and (iii) that, when aggregated in the same specified minimum number (Basket), may be redeemed at a holder’s request by the Trust which will distribute to the redeeming holder the quantity of bitcoin. Thus, for purposes of the Bats rule, bitcoin is a “commodity” as defined in the CEA.

The Sponsor believes the Trust to be the first ETP in the United States that seeks to track the price of a Digital Asset (a “Digital Asset ETP”). Some of the distinguishing features of the Trust and its Shares include (i) directly holding bitcoin using the Custodian’s state-of-the-art proprietary Cold Storage System; (ii) the Custodian’s New York State limited liability trust company charter; (iii) regular third-party inspection of the Custodian’s security and internal controls; (iv) the Custodian’s ability to demonstrate “proof of control” of the private keys associated with the Trust’s bitcoin; and (v) the experience of the Sponsor’s management team in the Bitcoin industry. See “Business of the Trust.”

Investing in the Shares does not insulate the investor from certain risks, including price volatility. See “Risk Factors.”

Emerging Growth Company Status

The Trust is an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”). For as long as the Trust is an emerging growth company, unlike other public companies, it will not be required to:

•

provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002;

•

comply with any new requirements adopted by the Public Company Accounting Oversight Board, or the PCAOB, requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer;

[10]	Central Bank of Bolivia, Resolution 044/2014 (June 5, 2014); National Assembly of Ecuador, Monetary and Financial Code (July 24, 2014).
[11]	European Commission, Proposal for Amending Directive 2015/849/EU on the Prevention of the Use of the Financial System for the Purposes of Money Laundering or Terrorist Financing and Amending Directive 2009/101/EC, Directive 2016/0208 (July 5, 2016); European Banking Authority, Opinion on the EU Commission’s Proposal to Bring Virtual Currencies into the Scope of Directive 2015/849/EU, EBA Opin. 2016-07 (Aug. 11, 2016).

•	comply with any new audit rules adopted by the PCAOB after April 5, 2012, unless the SEC determines otherwise;

•	provide certain disclosure regarding executive compensation required of larger public companies; or

•	obtain shareholder approval of any golden parachute payments not previously approved.

The Trust will cease to be an “emerging growth company” upon the earliest of (i) when it has $1.0 billion or more in annual revenues; (ii) when it is deemed to be a large accelerated filer under Rule 12b-2 promulgated pursuant to the Securities Exchange Act of 1934, as amended; (iii) when it issues more than $1.0 billion of non-convertible debt over a three-year period; or (iv) the last day of the fiscal year following the fifth anniversary of its initial public offering.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (“Securities Act”) for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies; however, the Trust is choosing to “opt out” of such extended transition period, and as a result, the Trust will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that the Trust’s decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

Principal Offices

The Trustee’s principal office is located at 2711 Centerville Road, Wilmington, DE 19808. The Sponsor’s address is 301 N. Market Street, Suite 1463, Wilmington, DE 19801, and its telephone number is +1 (646) 751-4444. The Administrator’s and the Transfer Agent’s principal office is located at One Lincoln Street, Boston, Massachusetts 02111. The Custodian’s address is 600 Third Avenue, 2nd Floor, New York, NY 10016.

THE OFFERING

Offering	The Shares represent units of fractional undivided beneficial interest in and ownership of the Trust.

Use of Proceeds	Proceeds received by the Trust from the issuance and sale of Baskets, including the initial [ ] Baskets (the “Seed Baskets”) issued to [INITIAL PURCHASER] in its capacity as the purchaser of the Seed Baskets (the “Initial Purchaser”) in connection with the formation of the Trust, will consist only of bitcoin. During the life of the Trust, such proceeds will only be (i) held by the Trust; (ii) distributed to Authorized Participants in connection with the redemption of Baskets; (iii) transferred to pay the Sponsor’s Fee; (iv) transferred and sold as needed to pay the Trust’s expenses not assumed by the Sponsor; or (v) sold in connection with the termination and liquidation of the Trust or as otherwise required by law or regulation.

Listing Exchange	Bats BZX Exchange, Inc. (“Bats”).

Exchange Symbol	COIN

CUSIP	97425P 107

Overview of the Bitcoin Industry and Market

Bitcoin is a Digital Asset that is issued by, and transmitted through, the decentralized, open source protocol of the peer-to-peer Bitcoin Network. The Bitcoin Network hosts the decentralized public transaction ledger, known as the Blockchain, on which all bitcoin is recorded. No single entity owns or operates the Bitcoin Network, the infrastructure of which is collectively maintained by a decentralized user base. Bitcoin can be used to pay for goods and services or can be converted to fiat currencies, such as the U.S. Dollar, at rates determined on bitcoin exchanges (each a “Bitcoin Exchange”) or in individual end-user-to-end-user transactions under a barter system.

Bitcoin is “stored” or reflected on the Blockchain, which is a digital record stored in a decentralized manner on the computers of each Bitcoin Network user. The Bitcoin Network software source code includes the protocols that govern the creation of bitcoin and the cryptographic system that secures and verifies Bitcoin transactions. The Blockchain is a canonical record of every bitcoin, every Bitcoin transaction (including the creation or “mining” of new bitcoin) and every Bitcoin address associated with a quantity of bitcoin. The Bitcoin Network and Bitcoin Network software programs can interpret the Blockchain to determine the exact bitcoin balance, if any, of any public Bitcoin address listed in the Blockchain as having taken part in a transaction on the Bitcoin Network. The Bitcoin Network utilizes the Blockchain to evidence the existence of bitcoin in any public Bitcoin address. A private key controls the transfer or “spending” of bitcoin from its associated public Bitcoin address. A digital wallet is a collection of private keys and their associated public Bitcoin addresses. The Blockchain is comprised of a digital record, downloaded and stored, in whole or in part, on all Bitcoin Network users’ software programs. The file includes all blocks that have been solved by miners and is updated to include new blocks as they are solved. As each newly solved block refers back to and “connects” with the immediately prior solved block, the addition of a new block adds to the Blockchain in a manner similar to a new link being added to a chain. Each new block records outstanding Bitcoin transactions, and outstanding transactions are settled and validated through such recording. The Blockchain represents a complete, transparent and unbroken history of all transactions of the Bitcoin Network. Each Bitcoin transaction is broadcast to the Bitcoin Network and recorded in the Blockchain.

Creation and Redemption of Shares	The Trust is expected to issue and redeem Shares from time to time only in one or more whole Baskets. The Trust will issue and redeem the Shares in Baskets only to certain Authorized Participants on an ongoing basis as described in the “Plan of Distribution” section below. On a creation, Baskets will be distributed to the creating Authorized Participant by the Trust in exchange for the delivery to the Trust of the appropriate number of bitcoin (i.e., bitcoin equal in value to the NAV multiplied by the number of Shares in the Basket). On a redemption, the Trust will distribute bitcoin equal in value to the NAV multiplied by the number of Shares in the Basket to the redeeming Authorized Participant in exchange for the delivery to the Trust of one or more Baskets. On each Business Day, the value of each Basket accepted by the Administrator in a creation or redemption transaction will be the same (i.e., each Basket will consist of 10,000 Shares and the value of the Basket will be equal to the value of 10,000 Shares at their net asset value per Share on that day). The Trust will not issue or redeem fractions of a Basket. Baskets may be created or redeemed only by Authorized Participants, who may be required to pay a transaction fee (“Transaction Fee”) to the Transfer Agent for each order to create or redeem Baskets. Authorized Participants may sell to other investors all or part of the Shares included in the Baskets they purchase from the Trust. The Initial Purchaser will not be subject to a Transaction Fee for the purchase of the Seed Baskets. The Trust will not issue fractional Baskets. See “Creation and Redemption of Shares” for more details.

NAV	The NAV is the asset value of the Trust less its liabilities (which include accrued but unpaid fees and expenses) divided by the number of outstanding Shares as of 4:00 p.m. Eastern Time each day Bats is open for regular trading (each a “Business Day”). The Administrator will calculate the NAV using the daily two-sided 4:00 p.m. Eastern Time auction price of the Gemini Exchange (the “Gemini Exchange Auction Price”), which is publicly available and will be provided to the Administrator by the Sponsor each Business Day. In the event that the Sponsor determines that the Gemini Exchange Auction Price is not an appropriate basis for evaluation of the Trust’s bitcoin on a given Business Day, the Sponsor will instruct the Administrator to use the 4:00 p.m. Eastern Time spot price on either the Gemini Exchange or the itBit bitcoin exchange (the “itBit Exchange”) as an alternative basis for calculating the Trust’s NAV on that Business Day. The itBit Exchange is operated by the itBit Trust Company, LLC, a New York State-chartered limited liability trust company that, like the Gemini Exchange, operates under the direct supervision and regulatory oversight of the NYSDFS. Any determination that the Gemini Exchange Auction Price is unavailable or otherwise not an appropriate basis for calculating the Trust’s NAV on a given Business Day would be based upon extraordinary criteria in which the operation of the Gemini Exchange is disrupted or otherwise experiencing material calculation or reporting irregularities. If the Sponsor determines in good faith that none of the Gemini Exchange Auction Price, the spot price on the Gemini Exchange, or the spot price on the itBit Exchange are reliable for calculating the Trust’s NAV on a particular Business Day, including but not limited to situations where it does not reflect material information or events occurring between the time of calculation of such prices and the time the Trust’s Shares are valued, bitcoin will be valued by the Sponsor using fair market value pricing as determined in good faith by the Sponsor and calculated by the Administrator. Determining the fair market value of bitcoin involves the consideration of a number of subjective factors and thus the prices for bitcoin may differ from the Gemini Exchange Auction Price or the spot price on the Gemini Exchange or itBit Exchange. The Sponsor may consider the market price for bitcoin on other Bitcoin Exchanges, or in other forums for which bitcoin prices are published publicly. The Sponsor shall not be liable to any person for the determination that the Gemini Exchange Auction Price or an alternative basis for a fair market value of bitcoin is not appropriate as a basis for calculation of the Trust’s NAV provided that such determination is made in good faith. The Sponsor will publish the Trust’s NAV on the Trust’s website as soon as practicable after its calculation by the Administrator. See “Valuation of Bitcoin and Definition of NAV.”

Trust Expenses

The Trust’s only ordinary recurring charge is expected to be the remuneration due to the Sponsor (“Sponsor’s Fee”). In exchange for the Sponsor’s Fee, the Sponsor has agreed to assume the ordinary administrative and marketing expenses that the Trust is expected to incur. The Sponsor will also pay the costs of the Trust’s organization and the initial sale of the Shares, including the applicable SEC registration fees, as well as certain other Trust expenses as detailed herein.

The Sponsor’s Fee is [    ] percent per annum of the daily net assets of the Trust and will accrue daily in bitcoin and will be payable “in kind” (in bitcoin) monthly in arrears. To pay the Sponsor’s Fee, as soon as practicable after the completion of any calendar month, the Administrator will calculate, using the Gemini Exchange Auction Price on such calculation day (which will be provided to it by the Sponsor), the number of bitcoin required to pay the outstanding Sponsor’s Fee and instruct the Custodian to transfer such bitcoin from the Trust Custody Account to an account maintained by the Custodian for the Sponsor (“Sponsor Custody Account”). The Sponsor, from time to time, may waive all or a portion of the Sponsor’s Fee at its discretion for stated periods of time. The Sponsor is under no obligation to continue a waiver after the end of such stated period, and, if such waiver is not continued, the Sponsor’s Fee will thereafter be paid in full.

The Sponsor is not required to assume extraordinary, nonrecurring expenses (except certain indemnifications amounts that may become owed to the Trustee under the Trust Agreement), therefore the Trust may incur certain extraordinary, nonrecurring expenses (e.g., expenses relating to litigation) that are not contractually assumed by the Sponsor.

In order to ensure the processing of transfers of bitcoin into and out of the Trust Custody Account, or among public Bitcoin addresses in the Trust Custody Account or the Trust Expense Account, the Trust may determine that the payment of a transaction fee to Bitcoin Network miners is prudent. See “Overview of the Bitcoin Industry and Market—Bitcoin Mining & Creation of New Bitcoin.” To the extent that such transaction fees payments are made, the Custodian shall pay for or reimburse the Trust for such transaction fees by the transfer of additional bitcoin in the amount of such fees during the creation and redemption process.

The number of bitcoin to be transferred and sold will vary from time to time depending on the level of the Trust’s expenses and the relevant Gemini Exchange Auction Price (for the payment of the Sponsor’s Fee) or the proceeds of the sales of bitcoin to pay other expenses (for the payment of

Trust expenses other than the Sponsor’s Fee, e.g., extraordinary expenses). See “Business of the Trust—Trust Expenses.” Each delivery, transfer or sale of bitcoin by the Trust to pay the Sponsor’s Fee or other expenses will be a taxable event for the owners of beneficial interests in the Shares (“Shareholders”). See “United States Federal Income Tax Consequences—Taxation of U.S. Shareholders.”

Termination Events	The Trust may be dissolved at the written direction of the Sponsor. The Sponsor may elect to terminate the Trust in certain circumstances, which include, without limitation:

•	the Trust is notified that the Shares are delisted from Bats and are not approved for listing on another national securities exchange within five (5) business days of their delisting;

•	Shareholders acting in respect of at least seventy-five (75) percent of the outstanding Shares notify the Sponsor that they elect to terminate the Trust;

•	sixty (60) days have elapsed since the Trustee notified the Sponsor of the Trustee’s election to resign and a successor trustee has not been appointed and accepted its appointment;

•

the SEC determines that the Trust is an investment company under the Investment Company Act of 1940, as amended (“Investment Company Act”), and the Sponsor determines that, because of such determination, termination of the Trust is advisable;

•	the CFTC determines that the Trust is a commodity pool under the CEA, and the Sponsor determines that, because of such determination, termination of the Trust is advisable;

•

the Trust is determined to be a “money service business” (“MSB”) under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act and is required to comply with certain FinCEN regulations thereunder or is determined to be a “money transmitter” (“MT”) (or equivalent designation) under the laws of any state in which the Trust operates and is required to seek licensing or otherwise comply with state licensing requirements, and the Trust receives notice from the Sponsor that, because of such determination, termination of the Trust is advisable;

•

the Trust fails to qualify for treatment, or ceases to be treated, as a grantor trust for U.S. federal income tax purposes, and the Sponsor determines that, because of such tax treatment or change in tax treatment, termination of the Trust is advisable;

•	a United States regulator requires the Trust to shut down or forces the Trust to liquidate its assets;

•

the aggregate market capitalization of the Trust, based on the closing price of the Shares, was less than $10 million (as adjusted for inflation by reference to the U.S. Consumer Price Index) at any time after the first anniversary of the Trust’s formation and the Sponsor determines, within six (6) months after the last trading date on which the aggregate market capitalization of the Trust was less than $10 million, to terminate the Trust;

•	sixty (60) days have elapsed since DTC ceases to act as depository with respect to the Shares and the Sponsor has not identified another depository that is willing to act in such capacity;

•

the Trustee elects to terminate the Trust after the Sponsor is conclusively deemed to have resigned effective immediately as a result of the Sponsor being adjudged bankrupt or insolvent, or a receiver of the Sponsor or of its property being appointed, or a trustee or liquidator or any public officer taking charge or control of the Sponsor or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; or

•

the Sponsor elects to terminate the Trust after the Trustee, Administrator or the Custodian (or any successor trustee, administrator or custodian) resigns or otherwise ceases to be the trustee, administrator or custodian of the Trust, as applicable, and no replacement trustee, administrator and/or custodian acceptable to the Sponsor is engaged.

Upon the termination of the Trust, the Sponsor will cause the Trust’s bitcoin to be sold and, after paying or making provision for the Trust’s remaining liabilities, distribute the cash proceeds to Shareholders upon the surrender of their Shares. See “Description of the Trust Agreement—Termination of the Trust.”

Authorized Participants	Baskets may be created or redeemed only by Authorized Participants. Each Authorized Participant must (i) be a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions; (ii) be a direct participant in DTC; and (iii) have entered into an agreement with the Sponsor, subject to acceptance by the Transfer Agent (an “Authorized Participant Agreement”). To facilitate creation and redemption transactions, Authorized Participants may, but are not required to, establish a bitcoin custody account with the Custodian. Authorized Participant Agreements provide the procedures for the creation and redemption of Baskets and for the delivery of bitcoin required for such creations or redemptions. A list of the current Authorized Participants can be obtained from the Administrator or the Sponsor. See “Creation and Redemption of Shares” for more details.

Clearance and Settlement	The Shares will be evidenced by one or more global certificates that the Transfer Agent will issue to DTC. The Shares will be available only in book-entry form. Shareholders may hold their Shares through DTC, if they are direct participants in DTC (“DTC Participants”), or indirectly through broker-dealers, banks or other entities that are DTC Participants.

Exchange Listing

The Trust’s Shares will be listed on Bats. Under applicable rules, the Trust’s Shares are considered “Commodity-Based Trust Shares,” which means a security (i) that is issued by the Trust that holds a specified commodity (bitcoin) deposited with the Trust; (ii) that is issued by the Trust in a specified aggregate minimum number (Basket) in return for the delivery of a quantity of bitcoin (as described herein); and (iii) that, when aggregated in the same specified minimum number (Basket), may be redeemed at an Authorized Participant’s request by the Trust which will distribute to the redeeming Authorized Participant the quantity of bitcoin.

Summary of Financial Condition

As of the close of business on [    ], 2016, the net asset value of the Trust, which represents the value of the bitcoin deposited into and held by the Trust in exchange for the Seed Baskets, less liabilities of the Trust (which include accrued but unpaid fees and expenses), was $[    ] and the NAV was $[    ]. See “Statement of Financial Condition” elsewhere in this prospectus.

RISK FACTORS

You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this prospectus, including the Trust’s financial statements and related notes.

Overview of the Bitcoin Industry and Market

Bitcoin is a type of Digital Asset that is issued by, and transmitted through, the decentralized, open source protocol of the peer-to-peer Bitcoin Network. The Bitcoin Network hosts the decentralized public transaction ledger, known as the Blockchain, on which all bitcoin is recorded. No single entity owns or operates the Bitcoin Network; the infrastructure is collectively maintained by a decentralized user base. Bitcoin can be used to pay for goods and services or can be converted to fiat currencies, such as the U.S. Dollar, at rates determined on Bitcoin Exchanges or in individual end-user-to-end-user transactions under a barter system. See “Uses of Bitcoin—Bitcoin Exchange Market,” below.

Bitcoin is “stored” or reflected on the Blockchain, which is a digital record stored in a decentralized manner on the computers of each Bitcoin Network user. The Bitcoin Network software source code includes the protocols that govern the creation of bitcoin and the cryptographic system that secures and verifies Bitcoin transactions. The Blockchain is a canonical record of every bitcoin, every Bitcoin transaction (including the creation or “mining” of new bitcoin) and every Bitcoin address associated with a quantity of bitcoin. The Bitcoin Network and Bitcoin Network software programs can interpret the Blockchain to determine the exact bitcoin balance, if any, of any public Bitcoin address listed in the Blockchain as having taken part in a transaction on the Bitcoin Network. The Bitcoin Network utilizes the Blockchain to evidence the existence of bitcoin in any public Bitcoin address. A Bitcoin private key controls the transfer or “spending” of bitcoin from its associated public Bitcoin address. A Bitcoin “wallet” is a collection of private keys and their associated public Bitcoin addresses.

The Blockchain is comprised of a digital record, downloaded and stored, in whole or in part, on all Bitcoin Network users’ software programs. The file includes all blocks that have been solved by miners and is updated to include new blocks as they are solved. See “Overview of the Bitcoin Industry and Market—Bitcoin Mining & Creation of New Bitcoin.” As each newly solved block refers back to and “connects” with the immediately prior solved block, the addition of a new block adds to the Blockchain in a manner similar to a new link being added to a chain. Each new block records outstanding Bitcoin transactions, and outstanding transactions are settled and validated through such recording. The Blockchain represents a complete, transparent and unbroken history of all transactions on the Bitcoin Network. Each Bitcoin transaction is broadcast to the Bitcoin Network and recorded in the Blockchain.

The Bitcoin Network is decentralized and does not rely on either governmental authorities or financial institutions to create, transmit or determine the value of bitcoin. Rather, bitcoin is created and allocated by the Bitcoin Network protocol through a “mining” process subject to a strict, well-known issuance schedule. The value of bitcoin is determined by the supply of and demand for bitcoin in the bitcoin exchange market (“Bitcoin Exchange Market”) (and in private end-user-to-end-user transactions), as well as the number of merchants that accept them. As Bitcoin transactions can be broadcast to the Bitcoin Network by any user’s Bitcoin Network software and bitcoin can be transferred without the involvement of intermediaries or third parties, there are currently little or no transaction costs in direct peer-to-peer transactions on the Bitcoin Network. Third-party service providers such as Bitcoin Exchanges and third-party Bitcoin payment processing services may charge fees for processing transactions and for converting, or facilitating the conversion of, bitcoin to or from fiat currency.

The Bitcoin Network was initially contemplated in a white paper that also described bitcoin and the operating software to govern the Bitcoin Network. The white paper was purportedly authored by Satoshi Nakamoto; however, no individual with that name has been reliably identified as Bitcoin’s creator, and the general consensus is that the name is a pseudonym for the actual inventor or inventors. The first bitcoin was created in 2009 after Nakamoto released the Bitcoin Network source code (the software and protocol that created and launched the Bitcoin Network). Since its introduction, the Bitcoin Network has been under active development by a group of contributors currently headed by Wladimir J. van der Laan, who was appointed project maintainer in April 2014 by Gavin Andresen (who was previously appointed maintainer by Satoshi Nakamoto in 2010). As an open source project, Bitcoin is not represented by an official organization or authority.

Because of the relative novelty of the Bitcoin ecosystem, including uncertainty about potential regulation of bitcoin, the Trust will be subject to a number of risk factors set forth below.

Risk Factors Related to the Bitcoin Network and Bitcoin

The loss or destruction of a private key required to transfer the Trust’s bitcoin may be irreversible. The Custodian’s loss of access to a private key associated with a public Bitcoin address that holds the Trust’s funds could adversely affect an investment in the Shares.

Bitcoin can only be transferred with the private key associated with the public Bitcoin address in which the bitcoin is held. The Trust safeguards and securely stores the private keys associated with the Trust’s public Bitcoin addresses by engaging the Custodian to use its Cold Storage System. To the extent a private key is lost, destroyed, exfiltrated or otherwise compromised and no backup of the private key is accessible, the Custodian will be unable to transfer the Trust’s bitcoin held in the public Bitcoin addresses associated with that private key. Consequently, such funds will effectively be lost, which could adversely affect an investment in the Shares.

The further development and acceptance of the Bitcoin Network and other Digital Asset systems, which represent a new and rapidly changing industry, are subject to a variety of factors that are difficult to evaluate. The slowing or stopping of the development or acceptance of the Bitcoin Network may adversely affect an investment in the Shares.

A Digital Asset such as bitcoin may be used, among other things, to buy and sell goods and services. The Bitcoin Network and other Digital Asset networks are a new and rapidly evolving industry of which the Bitcoin Network is a prominent, but not unique, part. The growth of the Digital Asset industry in general, and the Bitcoin Network in particular, is subject to a high degree of uncertainty. The factors affecting the further development of the Digital Asset industry, as well as the Bitcoin Network, include:

•	continued worldwide growth in the adoption and use of bitcoin and other Digital Assets;

•

government and quasi-government regulation of bitcoin and other Digital Assets and their use, or restrictions on or regulation of access to and operation of the Bitcoin Network or similar Digital Asset systems;

•	the maintenance and development of the open-source software protocol of the Bitcoin Network;

•	changes in consumer demographics and public tastes and preferences;

•	the availability and popularity of other forms or methods of buying and selling goods and services, including new means of using fiat currencies; and

•	general economic conditions and the regulatory environment relating to Digital Assets.

The Trust is not actively managed and will not have any strategy relating to the development of the Bitcoin Network. Furthermore, the Sponsor cannot be certain as to the impact of the listing of the Trust and the expansion of its bitcoin holdings on the Digital Asset industry and the Bitcoin Network. A decline in the popularity or acceptance of the Bitcoin Network may harm the price of the Shares. There is no assurance that the Bitcoin Network, or the service providers necessary to accommodate it, will continue in existence or grow. Furthermore, there is no assurance that the availability of and access to Digital Asset service providers will not be negatively affected by government regulation or supply and demand of bitcoin.

Currently, there is relatively limited use of bitcoin in the retail and commercial marketplace in comparison to relatively extensive use by speculators, thus contributing to price volatility that could adversely affect an investment in the Shares.

As relatively new products and technologies, bitcoin and the Bitcoin Network have only recently become selectively accepted as a means of payment for goods and services by many major retail and commercial outlets, and use of bitcoin by consumers to pay such retail and commercial outlets remains limited. Banks and other established financial institutions may refuse to process funds for Bitcoin transactions; process wire transfers to or from bitcoin exchanges, Bitcoin-related companies or service providers; or maintain accounts for persons or entities transacting in bitcoin. Conversely, a significant portion of bitcoin demand is generated by speculators and investors seeking to profit from the short- or long-term holding of bitcoin. Price volatility undermines bitcoin’s role as a medium of exchange as retailers are much less likely to accept it as a form of payment. Market capitalization for bitcoin as a medium of exchange and payment method may always be low. A lack of expansion by bitcoin into retail and commercial markets, or a contraction of such use, may result in increased volatility or a reduction in the Gemini Exchange Auction Price, either of which could adversely impact an investment in the Shares. The Sponsor believes that, like any commodity, bitcoin will fluctuate in value, but over time will gain a level of acceptance as a store of value, similar to certain precious metals.

Significant Bitcoin Network contributors could propose amendments to the Bitcoin Network’s protocols and software that, if accepted and authorized by the Bitcoin Network, could adversely affect an investment in the Shares.

A small group of individuals contribute to the Bitcoin Core project on Github. This group of contributors is currently headed by Wladimir J. van der Laan, the current lead maintainer. These individuals can propose refinements or improvements to the Bitcoin Network’s source code through one or more software upgrades that alter the protocols and software that govern the Bitcoin Network and the properties of bitcoin, including the irreversibility of transactions and limitations on the mining of new bitcoin. Proposals for upgrades and discussions relating thereto take place on online forums. For example, there is an ongoing debate regarding altering the Blockchain by increasing the size of blocks to accommodate a larger volume of transactions. Although some proponents support an increase, other market participants oppose an increase to the block size as it may deter miners from confirming transactions and concentrate power into a smaller group of miners. To the extent that a significant majority of the users and miners on the Bitcoin Network install such software upgrade(s), the Bitcoin Network would be subject to new protocols and software that may adversely affect an investment in the Shares. If less than a significant majority of the users and miners on the Bitcoin Network install such software upgrade(s), the Bitcoin Network could “fork.” See “Risk Factors—The acceptance of Bitcoin Network software patches or upgrades by a significant, but not overwhelming, percentage of the users and miners in the Bitcoin Network could result in a ‘fork’ in the Blockchain….” The Sponsor believes that there will be ongoing and continual revisions and improvements in the various aspects of the Bitcoin Network. The Sponsor will monitor developments in the Bitcoin Network and the potential impact of such developments on the Trust.

The open-source structure of the Bitcoin Network protocol means that the contributors to the protocol are generally not directly compensated for their contributions in maintaining and developing the protocol. A failure to properly monitor and upgrade the protocol could damage the Bitcoin Network and an investment in the Shares.

The Bitcoin Network operates based on an open-source protocol maintained by contributors, largely on the Bitcoin Core project on GitHub. As an open source project, Bitcoin is not represented by an official organization or authority. As the Bitcoin Network protocol is not sold and its use does not generate revenues for contributors, contributors are generally not compensated for maintaining and updating the Bitcoin Network protocol. Although the MIT Media Lab’s Digital Currency Initiative funds the current maintainer Wladimir J. van der Laan, among others, this type of financial incentive is not typical. The lack of guaranteed financial incentive for contributors to maintain or develop the Bitcoin Network and the lack of guaranteed resources to adequately address emerging issues with the Bitcoin Network may reduce incentives to address the issues adequately or in a timely manner. This may adversely affect an investment in the Shares.

If a malicious actor obtains control in excess of fifty (50) percent of the processing power (or aggregate hashrate) active on the Bitcoin Network, it is possible that such actor could manipulate the Blockchain in a manner that adversely affects an investment in the Shares or the ability of the Trust to operate.

If a malicious actor obtains a majority of the processing power (referred to herein as “aggregate hashrate”) dedicated to mining on the Bitcoin Network, it will be able to exert unilateral control over the addition of blocks to the Blockchain. As long as the malicious actor enjoys this majority it may be able to “double-spend” its own bitcoin (i.e., spend the same bitcoin in two or more conflicting transactions) as well as prevent the confirmation of other Bitcoin transactions. If such a scenario were to materialize, it could adversely affect an investment in the Shares or the ability of the Trust to operate.

In 2014, a specific mining pool approached and appeared to briefly exceed the threshold of fifty (50) percent of the aggregate hashrate on the Bitcoin Network. Reports about this incident indicate that such threshold was surpassed for only a short period, and there are no reports of any malicious activity by the mining pool. Furthermore, pool participants appear to have redirected their hashrate in the mining pool to other pools on a voluntary basis, which is customary when a mining pool exceeds forty (40) percent of the aggregate hashrate on the Bitcoin Network. Nevertheless, the approach to and possible crossing of the fifty (50) percent threshold indicate a greater risk that a single mining pool could exert authority over the validation of Bitcoin transactions. To the extent that the Bitcoin ecosystem, contributors and the administrators of mining pools, do not act to ensure greater decentralization of Bitcoin mining aggregate hashrate, the feasibility of a malicious actor obtaining in excess of fifty (50) percent of the aggregate hashrate on the Bitcoin Network (e.g., through control of a large mining pool or through hacking such a mining pool) will increase, which may adversely impact an investment in the Shares. Additionally, there are some academics and market participants who believe the applicable threshold required to exert authority over the Bitcoin Network could be less than fifty (50) percent, which would increase the chances of a malicious actor exerting authority over the Bitcoin Network.

If the award of bitcoin for solving blocks and transaction fees for recording transactions are not sufficiently high to incentivize miners, miners may cease expending hashrate to solve blocks and confirmations of transactions on the Blockchain could be slowed temporarily. A reduction in the hashrate expended by miners on the Bitcoin Network could increase the likelihood of a malicious actor obtaining control in excess of fifty (50) percent of the aggregate hashrate active on the Bitcoin Network or the Blockchain, potentially permitting such actor to manipulate the Blockchain in a manner that adversely affects an investment in the Shares or the ability of the Trust to operate.

As the award of new bitcoin for solving blocks declines, and if transaction fees are not sufficiently high, miners may not have an adequate incentive to continue mining and may cease their mining operations. The current fixed reward for solving a new block is twelve and a half (12.5) bitcoin per block; the reward decreased from twenty-five (25) bitcoin in July 2016. It is estimated that it will halve again in about four (4) years. This reduction may result in a reduction in the aggregate hashrate of the Bitcoin Network as the incentive for miners will decrease. Moreover, miners ceasing operations would reduce the aggregate hashrate on the Bitcoin Network, which would adversely affect the confirmation process for transactions (i.e., temporarily decreasing the speed at which blocks are added to the Blockchain until the next scheduled adjustment in difficulty for block solutions) and make the Bitcoin Network more vulnerable to a malicious actor obtaining control in excess of fifty (50) percent of the aggregate hashrate on the Bitcoin Network. Periodically, the Bitcoin Network has adjusted the difficulty for block solutions so that solution speeds remain in the vicinity of the expected ten (10) minute confirmation time targeted by the Bitcoin Network protocol. The Sponsor believes that from time to time there will be further considerations and adjustments to the Bitcoin Network regarding the difficulty for block solutions. More significant reductions in aggregate hashrate on the Bitcoin Network could result in material, though temporary, delays in block solution confirmation time. Any reduction in confidence in the confirmation process or aggregate hashrate of the Bitcoin Network may negatively impact the value of bitcoin, which will adversely impact an investment in the Shares.

As the number of bitcoin awarded for solving a block in the Blockchain decreases, the incentive for miners to continue to contribute hashrate to the Bitcoin Network will transition from a set reward to transaction fees. Either the requirement from miners of higher transaction fees in exchange for recording transactions in the Blockchain or a software upgrade that automatically charges fees for all transactions may decrease demand for bitcoin and prevent the expansion of the Bitcoin Network to retail merchants and commercial businesses, resulting in a reduction in the price of bitcoin that could adversely impact an investment in the Shares.

In order to incentivize miners to continue to contribute hashrate to the Bitcoin Network, the Bitcoin Network may either formally or informally transition from a set reward to transaction fees earned upon solving for a block. This transition could be accomplished by miners independently electing to record in the blocks they solve only those transactions that include payment of a transaction fee. If transaction fees paid for Bitcoin transactions become too high, the marketplace may be reluctant to accept bitcoin as a means of payment and existing users may be motivated to switch from bitcoin to another Digital Asset or back to fiat currency. Decreased use and demand for bitcoin may adversely affect their value and result in a reduction in the Gemini Exchange Auction Price and the price of the Shares.

To the extent that the profit margins of Bitcoin mining operations are low, operators of Bitcoin mining operations are more likely to immediately sell bitcoin earned by mining in the Bitcoin Exchange Market (defined below), resulting in a reduction in the price of bitcoin that could adversely impact an investment in the Shares.

Over the past two (2) years, Bitcoin Network mining operations have evolved from individual users mining with computer processors, graphics processing units and first-generation application-specific integrated circuit processors (“ASICs”). Currently, new hashrate brought onto the Bitcoin Network is predominantly added by incorporated and unincorporated “professionalized” mining operations. Professionalized mining operations may use proprietary hardware or sophisticated and customized ASICs. They require the investment of significant capital for the acquisition of this hardware, the leasing of operating space (often in data centers or warehousing facilities), incurring of electricity costs and the employment of technicians to operate the mining farms. As a result, professionalized mining operations are of a greater scale than prior Bitcoin Network miners and have more defined, regular expenses and liabilities. These regular expenses and liabilities require professionalized mining operations to more immediately sell bitcoin earned from mining operations on one of the various bitcoin exchanges (each a “Bitcoin Exchange” and collectively, the “Bitcoin Exchange Market”), whereas it is believed that individual miners in past years were more likely to hold newly mined bitcoin for more extended periods. The immediate selling of newly mined bitcoin greatly increases the supply of bitcoin on the Bitcoin Exchange Market, creating downward pressure on the price of bitcoin.

The extent to which the value of bitcoin mined by a professionalized mining operation exceeds the allocable capital and operating costs determines the profit margin of such operation. A professionalized mining operation may be more likely to sell a higher percentage of its newly mined bitcoin rapidly if it is operating at a low profit margin—and it may partially or completely cease operations if its profit margin is negative. In a low profit margin environment, a higher percentage could be sold into the Bitcoin Exchange Market more rapidly, thereby potentially reducing bitcoin prices. Lower bitcoin prices could result in further tightening of profit margins, particularly for professionalized mining operations with higher costs and more limited capital reserves, creating a network effect that may further reduce the price of bitcoin until mining operations with higher operating costs become unprofitable and remove mining power from the Bitcoin Network. The network effect of reduced profit margins resulting in greater sales of newly mined bitcoin could result in a reduction in the price of bitcoin that could adversely impact an investment in the Shares.

To the extent that any miners cease to record transactions in solved blocks, transactions that do not include the payment of a transaction fee will not be recorded on the Blockchain until a block is solved by a miner who does not require the payment of transaction fees. Any widespread delays in the recording of transactions could result in a loss of confidence in the Bitcoin Network, which could adversely impact an investment in the Shares.

To the extent that any miners cease to record transaction in solved blocks, such transactions will not be recorded on the Blockchain. Currently, there are no known incentives for miners to elect to exclude the recording of transactions in solved blocks; however, to the extent that any such incentives arise (e.g., a collective movement among miners or one or more mining pools forcing Bitcoin users to pay transaction fees as a substitute for or in addition to the award of new bitcoin upon the solving of a block), actions of miners solving a significant number of blocks could delay the recording and confirmation of transactions on the Blockchain. Any systemic delays in the recording and confirmation of transactions on the Blockchain could result in greater exposure to double-spending transactions and a loss of confidence in the Bitcoin Network, which could adversely impact an investment in the Shares.

The acceptance of Bitcoin Network software patches or upgrades by a significant, but not overwhelming, percentage of the users and miners in the Bitcoin Network could result in a “fork” in the Blockchain, resulting in the operation of two separate networks until such time as the forked Blockchains are merged. The temporary or permanent existence of forked Blockchains could adversely impact an investment in the Shares.

Bitcoin is an open source project and, although there is an influential group of contributors in the Bitcoin community, there is no official developer or group of developers that formally controls the Bitcoin Network. Any individual can download the Bitcoin Network software and make any desired modifications, which are proposed to users and miners on the Bitcoin Network through software downloads and upgrades, typically posted to the Bitcoin development forum on GitHub. A substantial majority of miners and Bitcoin users must consent to those software modifications by downloading the altered software or upgrade that implements the changes; otherwise, the changes do not become a part of the Bitcoin Network. Since the Bitcoin Network’s inception, changes to the Bitcoin Network have been accepted by the vast majority of users and miners, ensuring that the Bitcoin Network remains a coherent economic system; however, a developer or group of developers could potentially propose a modification to the Bitcoin Network that is not accepted by a vast majority of miners and users, but that is nonetheless accepted by a substantial population of participants in the Bitcoin Network. In such a case, and if the modification is material or not backwards compatible with the prior version of Bitcoin Network software, a fork in the Blockchain could develop and two separate Bitcoin Networks could result, one running the pre-modification software program and the other running the modified version (i.e., a second “Bitcoin” network). Such a fork in the Blockchain typically would be addressed by community-led efforts to merge the forked Blockchains, and several prior forks were resolved successfully. This kind of split in the Bitcoin Network could materially and adversely affect the Gemini Exchange Auction Price (and thus the value of the Shares) and, in the worst case scenario, harm the sustainability of the Bitcoin Network’s economy.

Intellectual property rights claims may adversely affect the operation of the Bitcoin Network.

Third parties may assert intellectual property claims relating to the holding and transfer of Digital Assets and their source code. Regardless of the merit of any intellectual property or other legal action, any threatened action that reduces confidence in the Bitcoin Network’s long-term viability or the ability of end-users to hold and transfer bitcoin may adversely affect an investment in the Shares. Additionally, a meritorious intellectual property claim could prevent the Trust and other end-users from accessing the Bitcoin Network or holding or transferring their bitcoin, which could force the termination of the Trust and the liquidation of the Trust’s bitcoin (if such liquidation of the Trust’s bitcoin is possible). As a result, an intellectual property claim against the Trust or other large Bitcoin Network participants could adversely affect an investment in the Shares.

Risk Factors Related to the Bitcoin Exchange Market

The value of the Shares relates directly to the value of the bitcoin held by the Trust and fluctuations in the price of bitcoin could adversely affect an investment in the Shares.

The Shares are designed to track as closely as possible the price of bitcoin, as measured at 4:00 p.m. Eastern Time using the Gemini Exchange Auction Price on each Business Day, less the Trust’s liabilities (which include accrued but unpaid fees and expenses). The value of the Shares is directly related to the value of bitcoin held by the Trust. The price of bitcoin has fluctuated widely over the past three (3) years. Several factors may affect the Gemini Exchange Auction Price, including, but not limited to:

•	Global bitcoin supply;

•

Global bitcoin demand, which is influenced by the growth of retail merchants’ and commercial businesses’ acceptance of bitcoin as payment for goods and services, the security of online Bitcoin Exchanges and public Bitcoin addresses that hold bitcoin, the perception that the use and holding of bitcoin is safe and secure, and the lack of regulatory restrictions on their use;

•	Investors’ expectations with respect to the rate of inflation;

•	Interest rates;

•	Currency exchange rates, including the rates at which bitcoin may be exchanged for fiat currencies;

•	Fiat currency withdrawal and deposit policies of the Gemini Exchange and liquidity on the Gemini Exchange;

•	Interruptions in service from or failures of the Gemini Exchange;

•	Investment and trading activities of large investors, including private and registered funds, that may directly or indirectly invest in bitcoin;

•	Monetary policies of governments, trade restrictions, currency devaluations and revaluations;

•	Regulatory measures, if any, that restrict the use of bitcoin as a form of payment or the purchase of bitcoin on the Bitcoin Market;

•	The maintenance and development of the open-source software protocol of the Bitcoin Network;

•	Global or regional political, economic or financial events and situations; and

•	Expectations among Bitcoin economy participants that the value of bitcoin will soon change.

In addition, investors should be aware that there is no assurance that bitcoin will maintain its long-term value in terms of purchasing power in the future or that the acceptance of bitcoin for payments by mainstream retail merchants and commercial businesses will continue to grow. In the event that the price of bitcoin declines, the Sponsor expects the value of an investment in the Shares to decline proportionately.

The Gemini Exchange Auction Price may be subject to momentum pricing, which may lead to greater volatility and adversely affect an investment in the Shares.

Momentum pricing typically is associated with growth stocks and other assets whose valuation, as determined by the investing public, accounts for anticipated future appreciation in value. The Sponsor believes that momentum pricing of bitcoin has resulted, and may continue to result, in speculation regarding future appreciation in the value of bitcoin, inflating the price of bitcoin and making it more volatile. As a result, bitcoin may be more likely to fluctuate in value due to changing investor confidence in future appreciation in the Gemini Exchange Auction Price, which could adversely affect an investment in the Shares. However, the Gemini Exchange specifically designed its daily two-sided auction process to maximize price discovery and reduce price volatility that could be the result of momentum pricing.

Pricing on the Gemini Exchange can be volatile and can adversely affect an investment in the Shares.

The Gemini Exchange has a limited history, having opened for trading on October 8, 2015. The calculation of the Gemini Exchange Auction Price as of 4:00 p.m. Eastern Time on each Business Day will be used for the calculation of the Trust’s NAV. See “Overview of the Bitcoin Industry and Market—Bitcoin Value.”

The price of bitcoin on public Bitcoin Exchanges has a limited, six-year history. During such history, bitcoin prices on the Bitcoin Exchange Market as a whole, and on Bitcoin Exchanges individually, have been volatile and subject to influence by many factors including the levels of liquidity on Bitcoin Exchanges. Even the largest Bitcoin Exchanges have been subject to operational interruption (e.g., the temporary shutdown of Mt. Gox due to distributed denial of service attacks (“DDoS”) attacks by hackers and/or malware, and its permanent closure in February 2014). In addition, in August 2016, a security breach at Bitfinex, a large, Hong Kong based Bitcoin Exchange, resulted in the loss of one hundred twenty thousand (120,000) bitcoin. Events such as these may limit the liquidity of bitcoin on the Bitcoin Exchange Market and result in volatile prices and a reduction in confidence in the Bitcoin Network and the Bitcoin Exchange Market.

The price of bitcoin on the Gemini Exchange may also be impacted by policies on or interruptions in the deposit or withdrawal of fiat currency that may be out of the control of the Gemini Exchange. Customers may buy or sell bitcoin for fiat currency or transfer bitcoin to other public Bitcoin addresses. Operational limits (including regulatory, exchange policy, technical limits or operational limits relating to another financial institution) on the size or settlement speed of fiat currency deposits by customers into the Gemini Exchange may reduce demand on the Gemini Exchange, resulting in a reduction in the bitcoin price on the Gemini Exchange. Operational limits (including regulatory, exchange policy, technical limits or operational limits relating to another financial institution) on the size or settlement speed of fiat currency withdrawals by customers into the Gemini Exchange may reduce supply on the Gemini Exchange, resulting in an increase in the bitcoin price on the Gemini Exchange. To the extent that fees for the transfer of bitcoin either directly or indirectly occur between Bitcoin Exchanges, the impact on bitcoin prices of operational limits on fiat currency deposits and withdrawals may be reduced by “exchange shopping” among Bitcoin Exchange customers. For example, a delay in U.S. Dollar withdrawals on one site may temporarily increase the price on such site by reducing supply (i.e., sellers transferring bitcoin to another exchange without operational limits in order to settle sales more rapidly), but the resulting increase in price will also reduce demand because bidders on bitcoin will follow increased supply on other Bitcoin Exchanges not experiencing operational limits. To the extent that customers are able or willing to utilize or arbitrage prices between more than one Bitcoin Exchange, exchange shopping may mitigate the short term impact on and volatility of bitcoin prices due to operational limits on the deposit or withdrawal of fiat currency into or out of larger Bitcoin Exchanges. The Gemini Exchange may also experience a disruption in the operation of any electronic communications, trading facilities, storage facilities, recording mechanisms or other components of or that are integral to an orderly market (i.e., system disruption) on the Gemini Exchange that could impact the bitcoin price on the Gemini Exchange.

The Trust may transact in bitcoin on a limited number of Bitcoin Exchanges (and potentially only a single Bitcoin Exchange) either because of actual or perceived counterparty or other risks related to a particular Bitcoin Exchange or because of the Sponsor’s relationship with the Gemini Exchange (which relationship creates an incentive for the Sponsor to conduct as many transactions as possible on the Gemini Exchange for reasons that may benefit the Sponsor and its respective affiliates, but not the Trust or Shareholders). Trading on a single Bitcoin Exchange may result in less favorable prices and decreased liquidity for the Trust and, therefore, could have an adverse effect on the Trust and Shareholders.

The Bitcoin Exchanges on which bitcoin trades are relatively new and, in most cases, largely unregulated and, therefore, may be more exposed to fraud and failure than established, regulated exchanges for other products. To the extent that the Bitcoin Exchanges representing a substantial portion of the volume in bitcoin trading are involved in fraud or experience security failures or other operational issues, such Bitcoin Exchanges’ failures may result in a reduction in the Gemini Exchange Auction Price and can adversely affect an investment in the Shares.

The Bitcoin Exchanges on which bitcoin trades are new and, in most cases, largely unregulated. Furthermore, many Bitcoin Exchanges (including several of the most prominent U.S. Dollar-denominated Bitcoin Exchanges) do not provide the public with significant information regarding their ownership structure, management teams, corporate practices or regulatory compliance. As a result, the marketplace may lose confidence in or may experience problems relating to Bitcoin Exchanges, including prominent exchanges handling a significant portion of the volume of bitcoin trading. Bitcoin Exchanges may impose daily, weekly, monthly or customer-specific transaction or distribution limits, or the Bitcoin Exchanges may suspend withdrawals entirely, rendering the exchange of virtual currency for fiat currency difficult or impossible. Bitcoin Exchanges generally operate outside of the United States. An investor may have difficulty in successfully pursuing claims in the courts of such countries or enforcing in the courts of such countries a judgment obtained in another country. In general, certain less developed countries lack fully developed legal systems and bodies of commercial law and practices normally found in countries with more developed market economies. The participation in Bitcoin Exchanges requires users to take on credit risk by transferring bitcoin from a personal account to a third party’s account.

The Gemini Exchange Auction Price is used to determine the NAV as measured at 4:00 p.m. Eastern Time on each Business Day. The Gemini Exchange, an affiliate of the Sponsor, is owned and operated by Gemini Trust Company, LLC, the Trust’s Custodian. The Custodian is a fiduciary and must meet the capitalization, compliance, anti-money laundering, consumer protection and cyber security requirements as set forth by the NYSDFS. As a facility of a New York State-chartered limited liability trust company, the Gemini Exchange operates under the direct supervision and regulatory authority of the NYSDFS.

Over the past four (4) years, a number of Bitcoin Exchanges have been closed due to fraud, failure or security breaches. In many of these instances, the customers of such Bitcoin Exchanges were not compensated or made whole for the partial or complete losses of their account balances in such Bitcoin Exchanges. While smaller Bitcoin Exchanges are less likely to have the infrastructure and capitalization that make larger Bitcoin Exchanges more stable, larger Bitcoin Exchanges are more likely to be appealing targets for hackers and “malware” (i.e., software used or programmed by attackers to disrupt computer operation, gather sensitive information or gain access to private computer systems). Further, the collapse of the largest Bitcoin Exchange in 2014 suggests that the failure of one component of the overall Bitcoin ecosystem can have consequences for both users of a Bitcoin Exchange and the Bitcoin industry as a whole.

A lack of stability in the Bitcoin Exchange Market and the closure or temporary shutdown of Bitcoin Exchanges due to fraud, business failure, hackers or malware, or government-mandated regulation may reduce confidence in the Bitcoin Network and result in greater volatility in the pricing on the Gemini Exchange. Furthermore, the closure or temporary shutdown of the Gemini Exchange may result in a loss of confidence in the Administrator’s ability to calculate the NAV on a Business Day. These potential consequences of a Bitcoin Exchange’s failure could adversely affect an investment in the Shares. However, the daily two-sided auction on the Gemini Exchange was specifically designed to maximize price discovery and liquidity, resulting in a more stable and resilient Gemini Exchange Auction Price that fairly reflects the value of the Trust’s bitcoin.

Since there is no limit on the number of bitcoin that the Trust may acquire (other than the overall limit on the number of bitcoin in existence established by the original bitcoin protocol), the Trust itself, as it grows, may have an impact on the supply and demand of bitcoin that ultimately may affect the price of the Shares in a manner unrelated to other factors affecting the global market for bitcoin.

The Trust Agreement places no limit on the number of bitcoin the Trust may hold. Moreover, the Trust may issue an unlimited number of Shares, subject to registration requirements, and therefore acquire an unlimited number of bitcoin. The global market for bitcoin is characterized by supply and demand constraints that generally are not present in the markets for commodities or other assets such as gold and silver. The Bitcoin Network’s mathematical protocols pursuant to which bitcoin is created or “mined” permit the creation of a limited, predetermined number of bitcoin not to exceed twenty-one (21) million. Furthermore, the rate of creation or issuance of bitcoin cannot be increased ahead of the protocol’s schedule. As of October 1, 2016, approximately fifteen million, nine hundred and seven thousand (15,907,000) bitcoin had been created.

If the number of bitcoin acquired by the Trust is large enough relative to global bitcoin supply and demand, further in-kind creations and redemptions of Shares could have an impact on the supply of and demand for bitcoin in a manner unrelated to other factors affecting the global market for bitcoin. Such an impact could affect the Gemini Exchange Auction Price, which would directly affect the price at which the Shares are traded or the price of future Baskets created or redeemed by the Trust.

As of [    ], 2016, the Trust held approximately [10,000] bitcoin that it acquired in the sale of the Seed Baskets on [    ], 2016, representing approximately 0.[06] percent of the [    ], 2016 world bitcoin supply. The Trust and the Sponsor cannot provide any assurance that increased bitcoin holdings by the Trust in the future will have no long-term impact on the Gemini Exchange Auction Price, thereby affecting Share trading prices.

The Shares may trade at a discount or premium in the trading price relative to the NAV as a result of non-concurrent trading hours between Bats and the Bitcoin Exchange Market.

The value of a Share may be influenced by non-concurrent trading hours between Bats and various Bitcoin Exchanges, including the Gemini Exchange. Additionally, Shares may be traded at other times and in other venues. While Bats is open for trading in the Shares for a limited period each day, the Bitcoin Exchange Market is a 24-hour marketplace; however, trading volume and liquidity on the Bitcoin Exchange Market is not consistent throughout the day and Bitcoin Exchanges, including the larger-volume markets, have been known to shut down temporarily or permanently due to security concerns, directed denial of service attacks and DDoS Attacks and other reasons. As a result, during periods when Bats is open but large Bitcoin Exchanges (or a substantial number of smaller Bitcoin Exchanges) are either lightly traded or are closed, trading spreads and the resulting premium or discount on the Shares may widen and, therefore, increase the difference between the price of the Shares and the NAV. Premiums or discounts may have an adverse effect on an investment in the Shares if a Shareholder sells or acquires its Shares during a period of discount or premium, respectively.

To the extent that bitcoin prices on the Bitcoin Exchange Market move negatively during hours when U.S. equity markets are closed, trading prices of the Shares may “gap” down at market open.

The value of a Share may be influenced by non-concurrent trading hours between U.S equity markets and various Bitcoin Exchanges, including the Gemini Exchange. While U.S. equity markets are open for trading in the Shares for a limited period each day, the Bitcoin Exchange Market is a 24-hour marketplace. During periods when U.S. equity markets are closed but Bitcoin Exchanges are open, significant changes in the price of bitcoin in the Bitcoin Exchange Market could result in a difference in performance between the price of bitcoin as measured by the Gemini Exchange Auction Price and the most recent Share price. To the extent that the price of bitcoin in the Bitcoin Exchange Market, and the value of bitcoin as measured by pricing on the Gemini Exchange, moves significantly in a negative direction after the close of U.S equity markets, the trading price of the Shares may “gap” down to the full extent of such negative price shift when U.S. equity markets reopen. To the extent that the price of bitcoin in the Bitcoin Exchange Market drops significantly during hours in which U.S. equity markets are closed, investors may not be able to sell their Shares until after the “gap” down has been fully realized, resulting in an inability to mitigate losses in a rapidly negative market.

A possible “short squeeze” due to a sudden increase in demand for the Shares that largely exceeds supply may lead to price volatility in the Shares.

Investors may purchase Shares to hedge existing bitcoin or other Digital Assets, commodity or currency exposure or to speculate on the price of bitcoin. Speculation on the price of bitcoin may involve long and short exposures. To the extent that aggregate short exposure exceeds the number of Shares available for purchase (for example, in the event that large redemption requests by Authorized Participants dramatically affect Share liquidity), investors with short exposure may have to pay a premium to repurchase Shares for delivery to Share lenders. Those repurchases may, in turn, dramatically increase the price of the Shares until additional Shares are created through the creation process. This is often referred to as a “short squeeze.” A short squeeze could lead to volatile price movements in the Shares that are not directly correlated to the price of bitcoin.

Purchasing activity in the Bitcoin Exchange Market associated with Basket creation or selling activity following Basket redemption may affect the Gemini Exchange Auction Price and Share trading prices. These price changes may adversely affect an investment in the Shares.

Purchasing activity associated with acquiring bitcoin required for delivery to the Trust in connection with the creation of Baskets may increase the market price of bitcoin on the Bitcoin Exchange Market, which will result in higher prices for the Shares. Increases in the market price of bitcoin may also occur as a result of the purchasing activity of other market participants. Other market participants may attempt to benefit from an increase in the market price of bitcoin that may result from increased purchasing activity of bitcoin connected with the issuance of Baskets. Consequently, the market price of bitcoin may decline immediately after Baskets are created. If pricing on the Gemini Exchange declines, the trading price of the Shares will generally also decline. However, the daily two-sided auction on the Gemini Exchange was designed to maximize price discovery and liquidity, helping to insulate the Gemini Exchange Auction Price from price swings and volatility.

Selling activity associated with sales of bitcoin distributed by the Trust in connection with the redemption of Baskets may decrease the market price of bitcoin on the Bitcoin Exchange Market, which will result in lower prices for the Shares. Decreases in the market price of bitcoin may also occur as a result of the selling activity of other market participants. If the Gemini Exchange Auction Price declines, the trading price of the Shares will generally also decline.

An investment in the Shares may be adversely affected by competition from other methods of investing in bitcoin or from other Digital Assets.

The Trust will compete with direct investments in bitcoin and other potential financial vehicles, possibly including securities backed by or linked to bitcoin and Digital Asset ETPs that are similar to the Trust or that focus on other Digital Assets. Market and financial conditions, and other conditions beyond the Sponsor’s control, may make it more attractive to invest in other financial vehicles, including vehicles that focus on other Digital Assets, or to invest in bitcoin directly, which could limit the market for the Shares and reduce the liquidity of the Shares.

The Gemini Exchange Auction Price may be affected by the sale of other Digital Asset ETPs or other financial instruments tracking the price of bitcoin.

To the extent Digital Asset ETPs other than the Trust or other financial instruments such as futures contracts track the price of bitcoin are formed or offered and represent a significant proportion of demand for bitcoin, large redemptions of the securities of these Digital Asset ETPs or other financial instruments, or private funds holding bitcoin, could negatively affect the Gemini Exchange Auction Price and the NAV.

Political or economic crises may motivate large-scale sales of bitcoin, which could result in a reduction in the Gemini Exchange Auction Price and adversely affect an investment in the Shares.

As an alternative to fiat currencies that are backed by central governments, Digital Assets such as bitcoin, which are relatively new, are subject to supply and demand forces based upon the desirability of an alternative, decentralized means of buying and selling goods and services, and it is unclear how such supply and demand will be impacted by geopolitical events. Nevertheless, political or economic crises may motivate large-scale acquisitions or sales of bitcoin either globally or locally. Large-scale sales of bitcoin would result in a reduction in the Gemini Exchange Auction Price and adversely affect an investment in the Shares.

Demand for bitcoin is driven, in part, by its status as the most prominent and secure Digital Asset. It is possible that a Digital Asset other than bitcoin could have features that make it more desirable to a material portion of the Digital Asset user and investor base, resulting in a reduction in demand for bitcoin, which could have a negative impact on the price of bitcoin and adversely affect an investment in the Shares.

The Bitcoin Network and bitcoin, as an asset, hold a “first-to-market” advantage over other Digital Assets. This first-to-market advantage is driven in large part by having the largest user and investor base and the largest number of miners and, consequently, the largest aggregate hashrate securing the Blockchain and verifying its transactions. See “Overview of the Bitcoin Industry and Market—Cryptographic Security Used in the Bitcoin Network.” Having a large mining network results in greater user confidence regarding the security and long-term stability of a Digital Asset’s network and its block chain; as a result, the advantage of more users and miners makes a Digital Asset more secure, which makes it more attractive to new users and miners, resulting in a network effect that strengthens the first-to-market advantage.

As of October 1, 2016, there were approximately six hundred and fifty (650) alternate Digital Assets (or altcoins) tracked by CoinMarketCap, having a total market capitalization (including the market capitalization of bitcoin) of approximately $12.2 billion, using market prices and total available supply of each Digital Asset. This included altcoins using a “proof of work” mining structure similar to Bitcoin, and those using a “proof of stake” transaction verification system that is different than Bitcoin’s mining system (e.g., Peercoin, Bitshares and NXT). As of October 1, 2016, bitcoin’s $9.8 billion market capitalization was nearly ten (10) times larger than the $1.0 billion market cap of Ether (the second largest proof of work Digital Asset).

Despite the marked first-mover advantage of the Bitcoin Network over other Digital Assets, it is possible that another Digital Asset could become materially popular due to either a perceived or exposed shortcoming of the Bitcoin Network protocol that is not immediately addressed by the Bitcoin contributor community or a perceived advantage of an altcoin that includes features not incorporated into Bitcoin. If a Digital Asset obtains significant market share (either in market capitalization, mining power or use as a payment technology), this could reduce Bitcoin’s market share and have a negative impact on the demand for, and price of, bitcoin and thereby adversely affect an investment in the Shares.

Risk Factors Related To The Trust And The Shares

As the Sponsor and its management have no history of operating an investment vehicle like the Trust, their experience may be inadequate or unsuitable to manage the Trust.

The Sponsor was formed to be the Sponsor of the Trust and has no history of past performance in managing investment vehicles like the Trust. The past performances of the Sponsor’s management in other positions, including their experiences in the Bitcoin and venture capital industries, are no indication of their ability to manage an investment vehicle such as the Trust. If the experience of the Sponsor and its management is inadequate or unsuitable to manage an investment vehicle such as the Trust, the operations of the Trust may be adversely affected.

The Trust invests solely in bitcoin.

Other than cash held to pay the Trust’s expenses or for similar purposes, the Trust will invest solely in bitcoin, which is a new and highly speculative asset. The bitcoin held by the Trust is commingled and investors have no specific rights to any specific bitcoin. In the event of the Trust’s insolvency, its assets may be inadequate to satisfy a claim by an investor. The Trust is not actively “managed” by traditional methods and it will not take any steps to minimize volatility or manage risk. No guarantee or representation is made that this investment program will be successful. Bitcoin is volatile and investment results may vary substantially over time. The Sponsor will not wind down the Trust based solely on a drop in the trading price of bitcoin, regardless of how significant. No assurance can be made that profits will be achieved or that substantial or complete losses will not be incurred.

The value of the Shares could decrease if unanticipated operational or trading problems arise.

The mechanisms and procedures governing the creation, redemption and offering of the Shares and storage of bitcoin has been developed specifically for this product. There may be unanticipated problems or issues with respect to the mechanics of the Trust’s operations and the trading of the Shares that could have an adverse effect on an investment in the Shares. In addition, although the Trust is not actively “managed” by traditional methods, to the extent that unanticipated operational or trading problems or issues arise, the Sponsor’s past experience and qualifications may not be suitable for solving these problems or issues.

The Shares may trade at a price which is at, above or below the NAV and any discount or premium in the trading price relative to the NAV may widen as a result of non-concurrent trading hours.

The Shares may trade at, above or below the NAV. The NAV will fluctuate with changes in the market value of the Trust’s assets. The trading price of the Shares will fluctuate in accordance with changes in the NAV as well as market supply and demand, which will be driven in large part by the price of bitcoin. The price difference may be due, in large part, to the fact that supply and demand forces at work in the secondary trading market for the Shares are closely related, but not identical, to the same forces influencing pricing on the Gemini Exchange. Consequently, an Authorized Participant may be able to create or redeem a Basket of Shares at a discount or a premium to the public trading price per Share.

Authorized Participants, or their clients or customers, may have an opportunity to realize a riskless profit if they can create a Basket at a discount to the public trading price of the Shares or can redeem a Basket at a premium over the public trading price of the Shares. The Sponsor expects that the exploitation of such arbitrage opportunities by Authorized Participants and their clients and customers will tend to cause the public trading price to track the NAV closely over time. Such arbitrage opportunities will not be available to Shareholders who are not Authorized Participants.

If Authorized Participants are able to purchase or sell large quantities of bitcoin in the open market at prices that are different than the Gemini Exchange Auction Price, the arbitrage mechanism intended to keep the price of the Shares closely linked to the Gemini Exchange Auction Price may not function properly and the Shares may trade at a discount or premium to the NAV.

The arbitrage mechanism on which the Trust relies to keep the price of the Shares closely linked to the Gemini Exchange Auction Price may not function properly if Authorized Participants are able to purchase or sell large quantities of bitcoin in the open market at prices that are materially higher or lower than the Gemini Exchange Auction Price. Although the Gemini Exchange Auction Price is designed to accurately capture the market price of bitcoin, Authorized Participants may purchase bitcoin for creation units or sell bitcoin from creation unit redemptions on public or private markets and not on the Gemini Exchange, and such transactions may take place at prices materially higher or lower than the Gemini Exchange Auction Price. Furthermore, while the Gemini Exchange provides data about the price of bitcoin at any given time, the prices on other Bitcoin Exchanges may not be equal to the value of a bitcoin as represented by the Gemini Exchange Auction Price. It is possible that the price of bitcoin on other Bitcoin Exchanges used by an Authorized Participant could be materially higher or lower than the Gemini Exchange Auction Price. Under either such circumstance, the arbitrage mechanism will function to link the price of the Shares to the prices at which Authorized Participants are able to purchase or sell large quantities of bitcoin. To the extent such prices differ materially from the Gemini Exchange Auction Price, the price of the Shares may no longer track, whether temporarily or over time, the Gemini Exchange Auction Price, which could adversely impact an investment in the Trust by reducing investors’ confidence in the Shares’ ability to track the market price of bitcoin and the Gemini Exchange Auction Price. However, the daily two-sided auction on the Gemini Exchange was specifically designed to maximize price discovery and liquidity, which should improve the effectiveness of the arbitrage mechanism for Authorized Participants. The price of bitcoin achieved by the Trust may be affected generally by a wide variety of complex and difficult to predict factors such as bitcoin supply and demand; rewards and transaction fees for the recording of transactions on the block chain; availability and access to virtual currency service providers (such as payment processors), exchanges, miners or other Bitcoin users and market participants; perceived or actual Bitcoin network or Bitcoin security vulnerability; inflation levels; fiscal policy; interest rates; and political, natural and economic events.

If the processes of creation and redemption of Baskets encounter any unanticipated difficulties, the opportunities for arbitrage transactions intended to keep the price of the Shares closely linked to the Gemini Exchange Auction Price may not exist and, as a result, the price of the Shares may fall.

If the processes of creation and redemption of the Baskets (which depend on timely transfers of bitcoin to and from the accounts maintained by the Custodian) encounter any unanticipated difficulties, including, but not limited to, the Trust’s inability in the future to obtain regulatory approvals for the offer and sale of additional Shares after the present offering is completed, potential market participants who would otherwise be willing to purchase or redeem Baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying bitcoin may not take the risk that, as a result of those difficulties, they may not be able to realize the profit they expect. If this is the case, the liquidity of the Shares may decline and the price of the Shares may fluctuate independently of the Gemini Exchange Auction Price and may fall.

The postponement, suspension or rejection of Creation Basket orders or Redemption Basket orders, as permitted in certain circumstances under the Transfer Agency and Services Agreement, may adversely affect an investment in the Shares.

The Administrator or Sponsor may postpone, suspend or reject Creation Basket orders or Redemption Basket orders, as applicable, for a variety of permitted reasons under certain circumstances. To the extent such orders are postponed, suspended or rejected, the arbitrage mechanism resulting from the process through which Authorized Participants create and redeem Shares directly with the Trust may fail to closely link the price of the Shares to the value of the underlying bitcoin, as measured using the Gemini Exchange Auction Price. If this is the case, the liquidity of the Shares may decline and the price of the Shares may fluctuate independently of the Gemini Exchange Auction Price and may fall.

The Trust could experience unforeseen difficulties in operating and maintaining key elements of its technical infrastructure.

The Custodian’s Cold Storage System has been designed specifically to provide security for the Trust’s assets, and may be expanded, updated and altered from time to time. Any effort to expand, update or alter the Cold Storage System is likely to be complex, and unanticipated delays in the completion of these projects may lead to project costs, operational inefficiencies or vulnerabilities to security breaches. In addition, there may be problems with the design or implementation of an expansion or upgrade thereto that are not evident during the testing phases of design and implementation, and that may only become apparent after the Trust has utilized the infrastructure. This could further expose the Trust to operational inefficiencies or vulnerabilities. Any issues relating to the performance of the Cold Storage System may have an adverse impact on an investment in the Shares.

The Trust’s internal systems rely on a Cold Storage System that is highly technical, and if such system contains undetected errors, the value of the Shares could be adversely affected.

The Trust’s internal systems rely on a Cold Storage System that is technical and complex. In addition, the Custodian’s storage and safekeeping responsibilities depend on administration by the Custodian and the ability of the Cold Storage System to store, accept and distribute data relating to bitcoin and the public Bitcoin addresses that the Trust transfers such bitcoin. The Cold Storage System may now or in the future contain undetected errors, software flaws (i.e., bugs) or vulnerabilities. Some errors in the Cold Storage System may only be discovered after a failure in the system’s safekeeping and storage of the Trust’s bitcoin, which could result in the theft, loss or damage of the Trust’s assets. Any such theft, loss or damage of the Trust’s bitcoin would have a negative impact on the value of the Shares for which the Trust may have no recourse or means of recovery. See “Custody of the Trust’s Bitcoin” below.

The Trust’s ability to adapt technology in response to changing security needs or trends poses a challenge to the safekeeping of the Trust’s bitcoin.

The history of the Bitcoin Exchange Market has shown that Bitcoin Exchanges and large holders of bitcoin must adapt to technological change in order to secure and safeguard client accounts. While the Sponsor believes the proprietary Cold Storage System has been reasonably designed to safeguard the Trust’s bitcoin from theft, loss, destruction or other issues relating to hackers and technological attack, such assessment is based upon known technology and threats. As technological change occurs, the security threats to the Trust’s bitcoin will likely adapt and previously unknown threats may emerge. Furthermore, the Sponsor believes that the Trust may become a more appealing target of security threats as the size of the Trust’s assets grows. To the extent that the Trust is unable to identify and mitigate or stop new security threats, the Trust’s bitcoin may be subject to theft, loss, destruction or other attack, which could have a negative impact on the performance of the Shares or result in loss of the Trust’s assets.

Security threats to the Cold Storage System could result in the halting of Trust operations, the suspension of redemptions, a loss of Trust assets, or damage to the reputation and brand of the Trust, each of which could result in a reduction in the price of the Shares.

Security breaches, “cyber attacks,” computer malware and computer hacking attacks have been a prevalent concern in the Bitcoin Exchange Market since the launch of the Bitcoin Network. Any cyber security breach caused by hacking, which involves efforts to gain unauthorized access to information or systems, or to cause intentional malfunctions or loss or corruption of data, software, hardware or other computer equipment, and the inadvertent transmission of computer viruses, could harm the Trust’s business operations or result in loss of the Trust’s assets. Any breach of the Trust’s or Custodian’s infrastructure could result in damage to the Trust’s reputation and reduce demand for the Shares, resulting in a reduction in the price of the Shares. Furthermore, the Sponsor believes that, as the Trust’s assets grow, it, along with the Custodian, may become a more appealing target for cyber security threats such as hackers and malware.

The Sponsor believes that the Custodian’s proprietary Cold Storage System utilizing proprietary hardware equipment and redundancy, segregation and offline data storage (i.e., air-gapped and not internet-connected) protocols is reasonably designed to safeguard the Trust’s bitcoin from theft, loss, destruction or other issues relating to hackers and technological attack. Nevertheless, the Cold Storage System is not impenetrable and may not be free from defect or immune to acts of God, and any loss due to a security breach, software defect or act of God generally will be borne by the Trust.

The Cold Storage System and operational infrastructure may be breached due to the actions of outside parties, error or insider malfeasance of an employee of the Sponsor or Custodian, or otherwise, and, as a result, an unauthorized party may obtain access to the Custodian’s Cold Storage System, private keys, data or bitcoin. Additionally, outside parties may attempt to fraudulently induce employees of the Custodian or the Sponsor to disclose sensitive information in order to gain access to the Trust’s infrastructure. The Sponsor, Custodian or any technological consultant engaged by them will periodically examine and propose modifications to the Cold Storage System, protocols and internal controls to address the use of new devices and technologies to safeguard the Trust’s systems and bitcoin. As the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently, or may be designed to remain dormant until a predetermined event and often are not recognized until launched against a target, the Sponsor may be unable to anticipate these techniques or implement adequate preventative measures. If an actual or perceived breach of the Cold Storage System occurs, the market perception of the effectiveness of the Cold Storage System could be harmed, which could result in a reduction in the price of the Shares.

In the event of a security breach of the Cold Storage System, the Trust may cease operations, suspend redemptions or suffer a reduction in assets, the occurrence of each of which could result in a reduction in the price of the Shares.

A loss of confidence in the Cold Storage System and the Trust’s security and technology policies, or a breach of the Cold Storage System, may adversely affect the Trust and the value of an investment in the Shares.

The Trust, Sponsor, Custodian and each of their agents will take measures to protect the Trust’s bitcoin from unauthorized access, damage or theft; however, it is possible that the Cold Storage System may not prevent the improper access to, or damage or theft of the Trust’s bitcoin. A security breach could harm the Trust’s reputation or result in the loss of some or all of the Trust’s bitcoin, which represent the Trust’s only asset. A resulting perception that the Cold Storage System does not adequately protect the Trust’s bitcoin could result in a loss of current or potential Shareholders, reducing demand for the Shares and causing the Shares to trade at a discount to the NAV.

Bitcoin transactions are irrevocable and stolen or incorrectly transferred bitcoin may be irretrievable. As a result, any incorrectly executed Bitcoin transactions could adversely affect an investment in the Shares.

Bitcoin transactions are not, from an administrative perspective, reversible without the consent and active participation of the recipient of the transaction or, in theory, control or consent of a majority of the aggregate hashrate on the Bitcoin Network. Once a transaction has been verified and recorded in a block that is added to the Blockchain, an incorrect transfer of bitcoin or a theft of bitcoin generally will not be reversible and the Trust may not be capable of seeking compensation for any such transfer or theft. Although the Trust’s transfers of bitcoin will regularly be made to or from the Authorized Participants, and to or from the Sponsor Custody Account and the Trust Expense Account (each of which are custodied and administered by the Custodian), it is possible that, through computer or human error, or through theft or criminal action, the Trust’s bitcoin could be transferred from the Trust Custody Account in incorrect quantities or to unauthorized third parties. To the extent that the Trust is unable to seek a corrective transaction with such third party or is incapable of identifying the third party which has received the Trust’s bitcoin through error or theft, the Trust will be unable to revert or otherwise recover incorrectly transferred Trust bitcoin. To the extent that the Trust is unable to seek redress for such error or theft, such loss could adversely affect an investment in the Shares.

The Trust’s bitcoin may be subject to loss, damage, theft or restriction on access.

There is a risk that part or all of the Trust’s bitcoin could be lost, stolen or destroyed, potentially by the loss or theft of the private keys held by the Custodian associated with the public Bitcoin addresses that hold the Trust’s bitcoin. The Sponsor believes that the Trust’s bitcoin held in the Trust Custody Account will be an appealing target to hackers or malware distributors seeking to destroy, damage or steal the Trust’s bitcoin or private keys. Although the Cold Storage System’s design includes various elements, such as redundancy, segregation and offline (i.e., “air-gapped”) storage, to minimize the risk of loss, damage and theft, neither the Custodian nor the Sponsor can guarantee that the Cold Storage System will prevent such loss, damage or theft, whether caused intentionally, accidentally or by act of God. Access to the Trust’s bitcoin could also be restricted by natural events (such as an earthquake or flood) or human actions (such as a terrorist attack). Any of these events may adversely affect the operations of the Trust and, consequently, an investment in the Shares.

Shareholders’ limited rights of legal recourse against the Trust, Trustee, Sponsor, Administrator, Transfer Agent and Custodian and the Trust’s lack of insurance protection expose the Trust and its Shareholders to the risk of loss of the Trust’s bitcoin for which no person is liable.

The Trust does not currently intend to insure its bitcoin. The Custodian does, however, maintain insurance in the form of a fidelity bond with regard to its custodial business on such terms and conditions as it considers appropriate in connection with its custodial obligations and will be responsible for all costs, fees and expenses arising from the insurance policy or policies. The Custodian’s statutorily required fidelity bond coverage includes, among other things, insurance against employee theft, computer fraud, and funds transfer fraud; this coverage is subject to certain terms, conditions, and exclusions. This fidelity bond has been in effect since October 1, 2015. The Trust will not be a beneficiary of any such insurance and does not have the ability to dictate the existence, nature or amount of coverage. Therefore, Shareholders cannot be assured that the Custodian will maintain adequate insurance or any insurance with respect to the bitcoin held by the Custodian on behalf of the Trust. Furthermore, Shareholders’ recourse against the Trust, Custodian and Sponsor under New York law governing their custody operations is limited. Similarly, Shareholders’ recourse against the Administrator and Transfer Agent for the services they provide to the Trust is limited. Consequently, a loss may be suffered with respect to the Trust’s bitcoin which is not covered by insurance and for which no person is contractually liable in damages.

Bitcoin held by the Trust are not subject to FDIC or SIPC protections.

The Trust is not a banking institution or otherwise a member of the Federal Deposit Insurance Corporation (“FDIC”) or Securities Investor Protection Corporation (“SIPC”) and, therefore, deposits held with or assets held by the Trust are not subject to the protections enjoyed by depositors with FDIC or SIPC member institutions. The undivided interests in the Trust’s bitcoin represented by the Shares in the Trust are not insured.

No Insurance.

The Trust does not currently intend to attempt to insure its bitcoin, but it may elect to do so upon the establishment of a viable insurance market for bitcoin. Because of a lack of available coverage and the prohibitive cost of coverage, it is not practicable for the Trust to obtain insurance of any type that would cover losses associated with bitcoin at this time. The Sponsor will endeavor to stay apprised of developments in the insurance market and will evaluate any such insurance plans which may insure the assets of the Trust with economically practicable terms and rates.

The Custodian’s limited liability under the Trust Custody Agreement may impair the ability of the Trust to recover losses relating to its bitcoin and any recovery may be limited, even in the event of fraud, to the market value of the bitcoin lost or damaged at the time the fraud is discovered.

The liability of the Custodian is limited under the Trust Custody Agreement, under which the Custodian is only liable for losses that are the direct result of its own fraud, gross negligence, willful misconduct or bad faith in the performance of its administrative custodial duties. Any such liability is further limited to the market value of the bitcoin lost or damaged at the time such fraud, gross negligence, bad faith or willful misconduct is discovered by the Sponsor on behalf of the Trust.

In addition, the Custodian will not be liable for any delay in performance or any non-performance of any of its custodial obligations under the Trust Agreement by reason of any cause beyond its reasonable control, including acts of God, war or terrorism. The Custodian will also not be liable for any system failure or third-party penetration of the Cold Storage System, unless such system failure or third-party penetration is the result of fraud, gross negligence, bad faith or willful misconduct on the part of the Custodian. As a result, the recourse of the Trust or any investor in the Trust, under New York law, is limited.

Risks relating to reliance on third party service providers.

Due to audit and operational needs, there will be individuals who have information regarding the Trust’s or the Custodian’s operations, financials, or security measures. Any of those individuals may purposely or inadvertently leak such information, which could adversely affect an investment in the Shares.

The Trust may not have adequate sources of recovery if its bitcoin is lost, stolen or destroyed.

If the Trust’s bitcoin is lost, stolen or destroyed under circumstances rendering a party liable to the Trust, the responsible party may not have the financial resources sufficient to satisfy the Trust’s claim. For example, as to a particular event of loss, the only source of recovery for the Trust might be limited to the Custodian or, to the extent identifiable, other responsible third parties (e.g., a thief or terrorist), any of which may not have the financial resources (including liability insurance coverage) to satisfy a valid claim of the Trust. Furthermore, to our knowledge, at this time, there is no U.S. or foreign governmental, regulatory, investigative, or prosecutorial authority or mechanism through which to bring an action or complaint regarding missing or stolen bitcoin. Consequently, the Trust may be unable to replace missing bitcoin or seek reimbursement for any erroneous transfer or theft of bitcoin. To the extent that the Trust is unable to seek redress for such action, error or theft, such loss could adversely affect an investment in the Shares.

The liquidity of the Shares may also be affected by the withdrawal from participation of one or more Authorized Participants.

In the event that one or more Authorized Participants having substantial interests in Shares or otherwise responsible for a significant portion of the Shares’ daily trading volume withdraw from participation, the liquidity of the Shares will likely decrease, which could adversely affect the market price of the Shares and adversely affect an investment in the Shares.

As a new fund, there is no guarantee that an active trading market for the Shares will develop. To the extent that no active trading market develops and the assets of the Trust do not reach a viable size, the liquidity of the Shares may be limited or the Trust may be terminated at the option of the Sponsor.

As a new fund, there can be no assurance that the Trust will grow to or maintain an economically viable size, in which case the Sponsor may elect to terminate the Trust, which could result in the liquidation of the Trust’s bitcoin at a time that is disadvantageous to an investor in the Shares. Additionally, there is no guarantee that an active trading market will be developed or maintained and that the Shares will be liquid. If an active trading market for the Shares does not exist or continue to exist, the market prices and liquidity of the Shares may be adversely affected. A reduction in the liquidity of the Shares could adversely affect an investment in the Shares.

Bats may halt trading in the Shares, which would adversely impact investors’ ability to sell the Shares.

To the extent that Bats halts trading in the Shares, whether on a temporary or permanent basis, investors may not be able to buy or sell the Shares, thus adversely affecting an investment in the Shares.

The Trust may be required to terminate and liquidate at a time that is disadvantageous to Shareholders.

If the Trust is required to terminate and liquidate, such termination and liquidation could occur at a time that is disadvantageous to Shareholders, such as when the Gemini Exchange Auction Price is lower than it was at the time when Shareholders purchased their Shares. In such a case, when the Trust’s bitcoin is sold as part of the Trust’s liquidation, the resulting proceeds distributed to Shareholders will be less than if the Gemini Exchange Auction Price were higher at the time of sale. See “Description of the Trust Agreement—Termination of the Trust” for more information about the termination of the Trust, including when the termination of the Trust may be triggered by events outside the direct control of the Sponsor, the Trustee or Shareholders.

Shareholders will not have the rights enjoyed by investors in certain other vehicles.

As interests in an investment trust, the Shares have none of the statutory rights normally associated with the ownership of shares of a corporation. In addition, the Shares have limited voting and distribution rights (for example, Shareholders do not have the right to elect directors and will not receive dividends). See “Description of the Shares” for a description of the limited rights of Shareholders.

The Trust Custody Account will be administered using computer hardware and software owned by the Custodian and used by Custodian on behalf of the Trust.

Under the terms provided in the Trust Agreement and Trust Custody Agreement, the Sponsor will appoint the Custodian to use for the Trust certain hardware and software comprising the Cold Storage System. Pursuant to the provisions of the Trust Custody Agreement, the Custodian will use the Cold Storage System to manage and store the Trust’s bitcoin. See “Custody of the Trust’s Bitcoin.”

The Custodian is responsible for taking such steps as it determines, in its sole judgment, to be required to maintain and upgrade the Cold Storage System to protect against failure, hacking, malware and general security threats. Neither the Sponsor nor the Custodian is liable to the Trust or to Shareholders for the failure or penetration of the Cold Storage System absent fraud, gross negligence, willful misconduct or bad faith on the part of such party. To the extent that the Cold Storage System fails or is penetrated, any loss of the Trust’s bitcoin or loss of confidence in the Trust’s ability to safeguard its bitcoin may adversely affect an investment in the Shares.

The Sponsor is solely responsible for selecting the method of determining the price of the Trust’s bitcoin, and any errors, discontinuance or changes in such valuation calculations by the Administrator may have an adverse effect on the value of the Shares.

The Administrator will calculate the NAV using the price of bitcoin as measured using the Gemini Exchange Auction Price on each Business Day, as provided to the Administrator by the Sponsor. To the extent that such price of bitcoin and the resulting NAV is incorrectly calculated, the Administrator will not be liable for any error and such misreporting of valuation data could adversely affect an investment in the Shares.

Extraordinary expenses resulting from unanticipated events may become payable by the Trust, adversely affecting an investment in the Shares.

In consideration for the Sponsor’s Fee, the Sponsor has contractually assumed certain operational and periodic expenses of the Trust. See “Business of the Trust—Trust Expenses.” Extraordinary expenses of the Trust (e.g., expenses relating to litigation) and any other expenses that are not assumed by the Sponsor under the terms of the Trust Agreement are borne by the Trust and paid through the sale of the Trust’s bitcoin. Any incurring of extraordinary expenses by the Trust could adversely affect an investment in the Shares.

The Trust’s transfer or sale of bitcoin to pay expenses or other operations of the Trust could result in Shareholders incurring tax liability without an associated distribution from the Trust.

Each delivery, transfer or sale of bitcoin by the Trust to pay the Sponsor’s Fee or other expenses will be a taxable event for Shareholders. This or other operations of the Trust could result in Shareholders incurring tax liability without an associated distribution from the Trust. Any tax liability could adversely impact an investment in the Shares and may cause Shareholders to be required to prepare and file additional tax documents. See “United States Federal Income Tax Consequences—Taxation of U.S. Shareholders.”

The sale of the Trust’s bitcoin to pay expenses not assumed by the Sponsor at a time of low bitcoin prices could adversely affect the value of the Shares.

The Administrator will instruct the Custodian to transfer bitcoin held by the Trust to the Trust Expense Account to pay Trust expenses not assumed by the Sponsor on an as-needed basis, irrespective of then-current bitcoin prices on the Bitcoin Exchange Market. The Trust is not actively managed and no attempt will be made to buy or sell bitcoin to protect against or to take advantage of fluctuations in the price of bitcoin. Consequently, the Trust’s bitcoin may be sold at a time when the prices of bitcoin on the Bitcoin Exchange Market are low, resulting in a negative impact on the value of the Shares.

The value of the Shares will be adversely affected if the Trust is required to indemnify the Sponsor, the Trustee, the Administrator, the Transfer Agent or the Custodian under the Trust Documents.

Under the Trust Documents, each of the Sponsor, the Trustee, the Administrator, the Transfer Agent and the Custodian has a right to be indemnified by the Trust for any liability or expense it incurs, subject to certain exceptions. Therefore, the Sponsor, Trustee, Administrator, Transfer Agent, or Custodian may require that the assets of the Trust be sold in order to cover losses or liability suffered by it. Any sale of that kind would reduce the net assets of the Trust and the NAV.

Intellectual property rights claims may adversely affect the Trust and an investment in the Shares.

The Sponsor is not aware of any intellectual property claims that may prevent the Trust from operating and holding bitcoin; however, third parties may assert intellectual property claims relating to the operation of the Trust and the mechanics instituted for the investment in, holding of and transfer of bitcoin. Regardless of the merit of an intellectual property or other legal action, any legal expenses to defend or payments to settle such claims would be extraordinary expenses and be borne by the Trust through the sale of the Trust’s bitcoin. Additionally, a meritorious intellectual property claim could prevent the Trust from operating and force the Sponsor to terminate the Trust and liquidate the Trust’s bitcoin. As a result, an intellectual property claim against the Trust could adversely affect an investment in the Shares.

Risk Factors Related to the Regulation of the Trust and the Shares

Shareholders will not have the protections associated with ownership of shares in an investment company registered under the Investment Company Act or the protections afforded by the CEA.

The Trust is not registered as an investment company under the Investment Company Act and the Sponsor believes that the Trust is not required to register under such act. Consequently, Shareholders will not have the regulatory protections provided to investors in investment companies.

The Trust will not hold or trade in commodity futures contracts regulated by the CEA, as administered by the CFTC. Furthermore, the Sponsor believes that the Trust is not a commodity pool for purposes of the CEA, and that neither the Sponsor nor the Trustee is subject to regulation by the CFTC as a commodity pool operator or a commodity trading advisor in connection with the operation of the Trust. Consequently, Shareholders will not have the regulatory protections provided to investors in CEA-regulated instruments or commodity pools.

Regulatory changes or actions may alter the nature of an investment in the Shares or restrict the use of bitcoin or the operation of the Bitcoin Network in a manner that adversely affects an investment in the Shares.

Until recently, little or no regulatory attention has been directed toward bitcoin and the Bitcoin Network by U.S. federal and state governments, foreign governments and self-regulatory agencies. As bitcoin have grown in popularity and in market size, the Federal Reserve Board, U.S. Congress and certain U.S. agencies (e.g., the CFTC, FinCEN and the Federal Bureau of Investigation) have begun to examine the operations of the Bitcoin Network, Bitcoin users and the Bitcoin Exchange Market.

Currently, the SEC has not formally asserted regulatory authority over bitcoin, the Bitcoin Network, or bitcoin trading and ownership. Although the SEC has not opined on the legal characterization of bitcoin as a security, it has taken various actions against persons or entities misusing bitcoin in connection with fraudulent schemes (i.e., Ponzi scheme), inaccurate and inadequate publicly disseminated information, and the offering of unregistered securities.12 As noted above, the CFTC in the Coinflip order found that the respondents

[12]	See supra note 3.

(i) conducted activity related to commodity options transactions without complying with the provisions of the CEA and CFTC regulations, and (ii) operated a facility for the trading of swaps without registering the facility as a SEF or DCM. The Coinflip order was significant as it is the first time the CFTC determined that bitcoin and other virtual currencies are properly defined as commodities under the CEA. Based on this determination, the CFTC applied CEA provisions and CFTC regulations that apply to transactions in commodity options and swaps to the conduct of the bitcoin derivatives trading platform. Also of significance, is that the CFTC appears to have taken the position that bitcoin is not encompassed by the definition of currency under the CEA and CFTC regulations. The CFTC defined bitcoin and other “virtual currencies” as “a digital representation of value that functions as a medium of exchange, a unit of account, and/or a store of value, but does not have legal tender status in any jurisdiction. Bitcoin and other virtual currencies are distinct from ‘real’ currencies, which are the coin and paper money of the United States or another country that are designated as legal tender, circulate, and are customarily used and accepted as a medium of exchange in the country of issuance.” To the extent that bitcoin itself is determined to be a security, commodity future or other regulated asset, or to the extent that a US or foreign government or quasi-governmental agency exerts regulatory authority over the Bitcoin Network or bitcoin trading and ownership, trading or ownership in bitcoin or the Shares may be adversely affected.

The CFTC affirmed its approach to the regulation of bitcoin and bitcoin-related enterprises on June 2, 2016, when the CFTC settled charges against Bitfinex, a Bitcoin Exchange based in Hong Kong. In its Order, the CFTC found that Bitfinex engaged in “illegal, off-exchange commodity transactions and failed to register as a futures commission merchant” when it facilitated borrowing transactions among its users to permit the trading of bitcoin on a “leveraged, margined or financed basis” without first registering with the CFTC.13

Local state regulators such as the NYSDFS have also initiated examinations of bitcoin, the Bitcoin Network and the regulation thereof. In July 2014, the NYSDFS proposed the first US regulatory framework for licensing participants in “virtual currency business activity.” The proposed regulations, known as the “BitLicense,” are intended to focus on consumer protection and, after the closure of an initial comment period that yielded 3,746 formal public comments and a reproposal, the NYSDFS issued its final “BitLicense” regulatory framework in June 2015. The “BitLicense” regulates the conduct of businesses that are involved in “virtual currencies” in New York or with New York customers and prohibits any person or entity involved in such activity to conduct activities without a license.

In March 2014, the NYSDFS issued a public order initiating a process for accepting charter applications for virtual currency exchanges under New York State banking law to Gemini Trust Company, LLC, the Trust’s Custodian. As a New York State-chartered limited liability trust company, the Custodian operates under the direct supervision and regulatory authority of the NYSDFS. The Custodian is a fiduciary and is required to meet the capitalization, compliance, anti-money laundering, consumer protection and cyber security requirements as set forth by the NYSDFS. Additionally, the Custodian is subject to ongoing supervision by the NYSDFS.

Additionally, a U.S. federal magistrate judge in the U.S. District Court for the Eastern District of Texas has ruled that “Bitcoin is a currency or form of money,” a Florida circuit court judge determined that bitcoin did not qualify as money or “tangible wealth,” and an opinion from the U.S. District Court for the Northern District of Illinois identified Bitcoin as “virtual currency.” Additionally, two CFTC commissioners publicly expressed a belief that derivatives based on bitcoin are subject to the same regulation as those based on commodities, and the IRS released guidance treating bitcoin as property that is not currency for U.S. federal income tax purposes. Taxing authorities of a number of U.S. states have also issued their own guidance regarding the tax treatment of bitcoin for state income or sales tax purposes. On June 28, 2014, the Governor of the State of California signed into law a bill that removed state-level prohibitions on the use of alternative forms of currency or value (including bitcoin). The bill indirectly authorizes bitcoin’s use as an alternative form of money in the state. In February 2015, a bill was introduced in the California State Assembly to establish a licensing regime for businesses engaging in “virtual currencies.” In September 2015, the bill was ordered to become an inactive file

[13]	See In re BFXNA Inc., Case No. 16-19 (CFTC June 2, 2016).

and as of the date of this registration statement there hasn’t been further consideration by the California State Assembly. As of August 2016, the bill was withdrawn from consideration for vote for the remainder of the year.14 There is a possibility of future regulatory change altering, perhaps to a material extent, the nature of an investment in the Shares or the ability of the Trust to continue to operate.

To the extent that future regulatory actions or policies limit the ability to exchange bitcoin or utilize them for payments, the demand for bitcoin will be reduced and Authorized Participants may not seek to redeem Baskets in exchange for redemption proceeds in bitcoin. Furthermore, regulatory actions may limit the ability of end-users to convert bitcoin into fiat currency (e.g., U.S. Dollars) or use bitcoin to pay for goods and services. Such regulatory actions or policies would result in a reduction of the Gemini Exchange Auction Price and the price of the Shares.

Bitcoin currently faces an uncertain regulatory landscape in not only the United States but also in many foreign jurisdictions such as the European Union, China and Russia. While certain governments such as Germany, where the Ministry of Finance has declared bitcoin to be “Rechnungseinheiten” (a form of private money that is recognized as a unit of account, but not recognized in the same manner as fiat currency), have issued guidance as to how to treat bitcoin, most regulatory bodies have not yet issued official statements regarding intention to regulate or determinations on regulation of bitcoin, the Bitcoin Network and Bitcoin users.

Among those for which preliminary guidance has been issued in some form, Canada and Taiwan have labeled bitcoin as a digital or virtual currency, distinct from fiat currency, while Sweden and Norway are among those to categorize bitcoin as a form of virtual asset or commodity. In Australia, a GST (similar to the European value added tax (“VAT”)) is currently applied to Bitcoin, forcing a ten (10) percent markup on top of market price, essentially preventing the operation of any Bitcoin exchange. This may be undergoing a change, however, since the Senate Economics References Committee and the Productivity Commission recommended that digital currency be treated as money for GST purposes to remove the double taxation. The United Kingdom determined that the VAT will not apply to Bitcoin sales. In China, a recent government notice classified bitcoin as legal and “virtual commodities;” however, the same notice restricted the banking and payment industries from using bitcoin, creating uncertainty and limiting the ability of Bitcoin Exchanges to operate in the then-second largest bitcoin market. In January 2016, the People’s Bank of China, China’s central bank, disclosed that it has been studying a state-backed electronic monetary system and potentially had plans for its own state-backed electronic money. Since December 2013, China, Iceland, Vietnam and Russia have taken a more restrictive stance toward bitcoin and, thereby, have reduced the rate of expansion of Bitcoin use in each country. In May 2014, the Central Bank of Bolivia banned the use of bitcoin as a means of payment. In the summer and fall of 2014, Ecuador announced plans for its own state-backed electronic money, while passing legislation that prohibits the use of decentralized Digital Assets such as bitcoin. In July 2016, economists at the Bank of England advocated that central banks issue their own digital currency, and the House of Lords and Bank of England started discussing the feasibility of creating a national virtual currency, the BritCoin. As of July 2016, Iceland was studying how to create a system in which all money is created by a central bank, and Canada was beginning to experiment with a digital version of its currency called CAD-COIN, intended to be used exclusively for interbank payments. In July 2016, the Russian Ministry of Finance indicated it supports a proposed law that bans bitcoin domestically but allows for its use as a foreign currency. Conversely, regulatory bodies in some countries such as India and Switzerland have declined to exercise regulatory authority when afforded the opportunity. In April 2015, the Japanese Cabinet approved proposed legal changes that would reportedly treat bitcoin and other Digital Assets as included in the definition of currency. These regulations would, among other things, require market participants, including exchanges, to meet certain compliance requirements and be subject to oversight by the Financial Services Agency, a Japanese regulator. In July 2016, the European Commission released a draft directive that proposed applying counter-terrorism and anti-money laundering regulations to virtual currencies, and, in September 2016, the European Banking authority advised the European Commission to institute new regulation

[14]	California Assemblymember Matt Dababneh, Statement on the Regulation of Virtual Currency (Aug. 15, 2016).

specific to virtual currencies, with amendments to existing regulation as a stopgap measure. These changes were approved by the Japanese Diet in May 2016 and are expected to be effective beginning in 2017. Various foreign jurisdictions may, in the near future, adopt laws, regulations or directives that affect the Bitcoin Network and its users, particularly Bitcoin Exchanges and service providers that fall within such jurisdictions’ regulatory scope. Such laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of bitcoin by users, merchants and service providers outside of the United States and may therefore impede the growth of the Bitcoin economy.

The effect of any future regulatory change on the Trust or bitcoin is impossible to predict, but such change could be substantial and adverse to the Trust or the value of the Shares.

It may be illegal now, or in the future, to acquire, own, hold, sell or use bitcoin in one or more countries, and ownership of, holding or trading in the Shares may also be considered illegal and subject to sanction.

Although currently bitcoin is not regulated or is lightly regulated in most countries, including the United States, one or more countries such as China, Icelandic, Vietnamese and Russia may take regulatory actions in the future that severely restricts the right to acquire, own, hold, sell or use bitcoin or to exchange bitcoin for fiat currency. Such an action may also result in the restriction of ownership, holding or trading in the Shares. Such a restriction could result in the termination and liquidation of the Trust at a time that is disadvantageous to Shareholders, or may adversely affect an investment in the Shares.

If regulatory changes or interpretations of the Trust’s activities require the registration of the Trust as a MSB under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act, the Trust may be required to register and comply with such regulations. If regulatory changes or interpretations of the Trust’s activities require the licensing or other registration of the Trust as a money transmitter (or equivalent designation) under state law in any state in which the Trust operates, the Trust may be required to seek licensure or otherwise register and comply with such state law. In the event of any such requirement, to the extent that Sponsor decides to continue the Trust, the required registrations, licensure and regulatory compliance steps may result in extraordinary, non-recurring expenses to the Trust. The Sponsor may also decide to terminate the Trust. Any termination of the Trust in response to the changed regulatory circumstances may be at a time that is disadvantageous to investors.

To the extent that the activities of the Trust cause it to be deemed a MSB under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act, the Trust may be required to comply with FinCEN regulations, including those that would mandate the Trust to implement anti-money laundering programs, make certain reports to FinCEN and maintain certain records.

To the extent that the activities of the Trust cause it to be deemed a “money transmitter” (or equivalent designation) under state law in any state in which the Trust operates, the Trust may be required to seek a license or otherwise register with a state regulator and comply with state regulations that may including the implementation of anti-money laundering programs, maintenance of certain records and other operational requirements. Currently, the NYSDFS has finalized its “BitLicense” framework for businesses that conduct “virtual currency business activity,” the Conference of State Bank Supervisors has proposed a model form of state level “virtual currency” regulation and additional state regulators including those from California, Idaho, Virginia, Kansas, Texas, South Dakota and Washington have made public statements indicating that virtual currency businesses may be required to seek licenses as money transmitters. In July 2016, North Carolina updated the law to define “virtual currency” and the activities that trigger licensure in a business friendly approach that encourages companies to use virtual currency and blockchain technology. Specifically, the North Carolina law does not require miners or software providers to obtain a license for multi-signature software, smart contract platforms, smart property, colored coins and non-hosted, non-custodial wallets. Starting January 1, 2016, New Hampshire requires anyone exchanges a digital currency for another currency must become a licensed and bonded money transmitter. In numerous other states, including Connecticut and New Jersey, legislation is being proposed or has been introduced regarding the treatment of bitcoin and other Digital Assets. The Sponsor will continue to monitor for developments in such legislation, guidance or regulations.

Such additional federal or state regulatory obligations may cause the Trust to incur extraordinary expenses, possibly affecting an investment in the Shares in a material and adverse manner. Furthermore, the Trust and its service providers may not be capable of complying with certain federal or state regulatory obligations applicable to MSBs and MTs. If the Sponsor is deemed to be subject to and determines not to comply with such additional regulatory and registration requirements, the Sponsor will act to dissolve and liquidate the Trust. Any such termination could result in the liquidation of the Trust’s bitcoin at a time that is disadvantageous to an investor in the Shares.

If regulatory changes or interpretations require the regulation of bitcoin under the CEA by the CFTC and/or under the Securities Act and Investment Company Act by the SEC, the Trust and the Sponsor may be required to register and comply with such regulations. To the extent that the Sponsor decides to continue the Trust, the required registrations and regulatory compliance steps may result in extraordinary, non-recurring expenses to the Trust. The Sponsor may also decide to terminate the Trust. Any termination of the Trust in response to the changed regulatory circumstances may be at a time that is disadvantageous to investors.

Current and future legislation, CFTC and SEC rulemaking and other regulatory developments, including interpretations released by a regulatory authority, may impact the manner in which bitcoin is treated for classification and clearing purposes. In particular, the bitcoin may not be excluded from the definition of “commodity future” or “security” by such future CFTC and SEC rulemaking or interpretation, respectively. As of the date of this prospectus, the Sponsor is not aware of any rules or interpretations that have been proposed to regulate bitcoin as commodity futures or securities. The Sponsor and the Trust cannot be certain as to how future regulatory developments will impact the treatment of bitcoin under the law.

To the extent that bitcoin is deemed to fall within the definition of a commodity future pursuant to subsequent rulemaking by the CFTC, the Trust and the Sponsor may be required to register and comply with additional regulation under the CEA, including additional periodic report and disclosure standards and requirements. Moreover, the Sponsor may be required to register as a commodity pool operator and to register the Trust as a commodity pool with the CFTC through the National Futures Association. Such additional registrations may result in extraordinary, nonrecurring expenses of the Trust, thereby materially and adversely impacting the Shares. If the Sponsor determines not to comply with such additional regulatory and registration requirements, the Sponsor will act to dissolve and liquidate the Trust. Any such termination could result in the liquidation of the Trust’s bitcoin at a time that is disadvantageous to an investor in the Shares.

To the extent that bitcoin is deemed to fall within the definition of a security pursuant to subsequent rulemaking by the SEC, the Trust and the Sponsor may be required to register and comply with additional regulation under the Investment Company Act, including additional periodic reporting and disclosure standards and requirements and the registration of the Trust as an investment company. Moreover, the Sponsor may be required to register as an investment adviser under the Investment Advisers Act of 1940. Such additional registrations may result in extraordinary, nonrecurring expenses of the Trust, thereby materially and adversely impacting the Shares. If the Sponsor determines not to comply with such additional regulatory and registration requirements, the Sponsor will act to dissolve and liquidate the Trust. Any such termination could result in the liquidation of the Trust’s bitcoin at a time that is disadvantageous to an investor in the Shares.

If federal or state legislatures or agencies initiate or release tax determinations that change the classification of bitcoin as property for tax purposes (in the context of when such bitcoin is held as an investment), such determination could have negative tax consequences for the Trust or its Shareholders.

Current IRS guidance indicates that Digital Assets such as bitcoin should be treated and taxed as property, and that transactions involving the payment of bitcoin for goods and services should be treated as barter transactions. While this treatment creates a potential tax reporting requirement in any circumstance where the ownership of a bitcoin passes from one person to another, usually by means of Bitcoin transactions (including off-Blockchain transactions, as defined in “Overview of the Bitcoin Industry and Market—Introduction to Bitcoin and the Bitcoin Network”), it allows for the possibility of capital gains treatment.

A number of states have issued their own guidance regarding the tax treatment of bitcoin for state income or sales tax purposes. The New York State Department of Taxation and Finance (“NYSDTF”), for example, has issued guidance regarding the application of state tax law to Digital Assets such as bitcoin. The agency determined that New York State would follow IRS guidance with respect to the treatment of Digital Assets such as bitcoin for state income tax purposes. Furthermore, the NYSDTF concluded that Digital Assets such as bitcoin are a form of “intangible property,” meaning that transactions using bitcoin to purchase goods or services may be subject to state sales tax under barter transaction treatment. If a state adopts a different treatment, such treatment may have negative consequences for investors in bitcoin, including the potential imposition of a greater tax burden on investors in bitcoin or the potential imposition of greater costs on the acquisition and disposition of bitcoin. In either case, such different tax treatment may potentially have a negative effect on prices in the Bitcoin Exchange Market and a negative impact on the value of the Shares.

Foreign jurisdictions may also elect to treat Digital Assets such as bitcoin differently for tax purposes than the IRS or the NYSDTF. To the extent a foreign jurisdiction with a significant share of the market of bitcoin users imposes onerous tax burdens on Bitcoin users, or imposes sales or value added tax on purchases and sales of bitcoin for fiat currency, such actions could result in decreased demand for bitcoin in such jurisdiction, which could impact the price of bitcoin and negatively impact an investment in the Shares. Accounting standards may also change, creating an obligation to accrue for a tax liability that was not previously required to be accrued for or in situations where it is not expected that will directly or indirectly be ultimately subject to such tax liability.

Risk Factors Related to Potential Conflicts of Interest

Potential conflicts of interest may arise among the Sponsor or its affiliates and the Trust. The Sponsor and its affiliates have no fiduciary duties to the Trust and its Shareholders, which may permit them to favor their own interests to the detriment of the Trust and its Shareholders.

The Sponsor will manage the business and affairs of the Trust. Conflicts of interest may arise among the Sponsor and its affiliates, including the Custodian and the Gemini Exchange, on the one hand, and the Trust and its Shareholders, on the other hand. As a result of these conflicts, the Sponsor may favor its own interests and the interests of its affiliates over the Trust and its Shareholders. These potential conflicts include, among others, the following:

•	The Sponsor has no fiduciary duties to, and is allowed to take into account the interests of parties other than, the Trust and its Shareholders in resolving conflicts of interest;

•

The Trust’s bitcoin is valued, and the Trust’s NAV is calculated, using the Gemini Exchange Auction Price, and the Gemini Exchange Auction Price, as provided by the Sponsor will be used by the Administrator to calculate the amount of the Sponsor’s Fee due to the Sponsor;

•

The Sponsor’s relationship with the Gemini Exchange creates an incentive for the Sponsor to sell the bitcoin it collects as its Sponsor’s Fee for U.S. dollars on the Gemini Exchange, which benefits the Sponsor’s affiliates through increased volume on the Gemini Exchange and which may negatively impact the value of the Trust’s remaining bitcoin;

•

The Sponsor, its affiliates and their officers and employees may own and trade bitcoin and are not prohibited from engaging in other businesses or activities, including those that might be in direct competition with the Trust; and

•	The Sponsor decides whether to retain separate counsel, accountants or others to perform services for the Trust.

Although the Trust has taken steps to mitigate these conflicts of interest, including having the Administrator calculate the Trust’s NAV and determine the amount of the Sponsor’s Fee (based on the publicly-available Gemini Exchange Auction Price, which will be provided to the Administrator by the Sponsor), it may not be possible to entirely eliminate these conflicts of interest. By investing in the Shares, investors agree and consent to the provisions set forth in the Trust Agreement. See “Description of the Trust Agreement.”

Affiliates of the Sponsor may invest in or trade bitcoin without regard to the interests of the Trust or its Shareholders.

Affiliates of the Sponsor have substantial direct investments in bitcoin. Such affiliates of the Sponsor are permitted to manage such investments taking into account their own interests, without regard to the interests of the Trust or its Shareholders. Affiliates of the Sponsor may, but are not required to, obtain investment exposure to bitcoin through investment in the Shares; however, no affiliate of the Sponsor will act as an Authorized Participant. It is expected that, if such investments are made, the size and nature of these investments will change over time without notice to Shareholders.

To the extent that any substantial investment in bitcoin is initiated, materially increased or materially reduced, such investment can have an impact on the Gemini Exchange Auction Price. The initiation of, or material increases in, a substantial investment in bitcoin may result in an increase in the Gemini Exchange Auction Price. A material reduction in a substantial investment in bitcoin may result in a decrease in the Gemini Exchange Auction Price, having a negative impact on the value of the Shares.

While no affiliate of the Sponsor is an Authorized Participant, it is possible that an affiliate of the Sponsor could enter into transactions to purchase from or sell or lend bitcoin to an Authorized Participant. Any such transactions would occur at the current market price of bitcoin in the Bitcoin Exchange Market and may result in realization of significant gains to the affiliate.

Shareholders cannot be assured of the Sponsor’s continued services, the discontinuance of which may be detrimental to the Trust.

Shareholders cannot be assured that the Sponsor will be willing or able to continue to serve as sponsor to the Trust for any length of time. If the Sponsor discontinues its activities on behalf of the Trust and a substitute sponsor has not been appointed, the Trustee will terminate the Trust and instruct the Custodian to liquidate the bitcoin held by the Trust.

Appointment of a substitute sponsor will not guarantee the Trust’s continued operation, successful or otherwise. Because a substitute sponsor may have no experience managing a Digital Asset ETP, a substitute sponsor may not have the experience, knowledge or expertise required to ensure that the Trust will operate successfully or to continue to operate at all. A substitute sponsor may not be capable of receiving an assignment of the lease and license of the Custodian’s Cold Storage System for reasons including its lack of expertise regarding the necessary maintenance or upgrading of such system. Therefore, the appointment of a substitute sponsor may not necessarily be beneficial to the Trust or an investment in the Shares and the Trustee may determine to terminate the Trust.

Shareholders may be adversely affected by the lack of independent advisers representing investors in the Trust.

The Sponsor has consulted with counsel, accountants and other advisers regarding the formation and operation of the Trust. No counsel has been appointed to represent an investor in connection with the offering of the Shares. Accordingly, investors should consult their own legal, tax and financial advisers regarding the desirability of an investment in the Shares. Lack of such consultation may lead to an undesirable investment decision with respect to investment in the Shares.

Shareholders may be adversely affected by lack of regular shareholder meetings and no voting rights.

Under the Trust Agreement, Shareholders have no voting rights except in limited circumstances and the Trust will not have regular Shareholder meetings. Accordingly, Shareholders do not have the right to authorize actions, appoint service providers or take other actions as may be taken by shareholders of other trusts or companies where shares carry such rights. Shareholders’ lack of voting rights gives all control under the Trust Agreement to the Sponsor and the Trustee. The Sponsor may take actions in the operation of the Trust that may be adverse to the interests of Shareholders. The Sponsor’s operation of the Trust could adversely affect an investment in the Shares.

USE OF PROCEEDS

Deposits delivered to the Trust in connection with the creation of Baskets, including the Seed Baskets, will consist only of bitcoin. During the life of the Trust such delivery of bitcoin will only be (i) held by the Trust; (ii) distributed to Authorized Participants in connection with the redemption of Baskets; or (iii) disbursed to pay the Sponsor’s Fee or sold as needed to pay the Trust’s expenses not assumed by the Sponsor.

OVERVIEW OF THE BITCOIN INDUSTRY AND MARKET

Introduction to Bitcoin and the Bitcoin Network

A bitcoin is a Digital Asset that is issued by, and transmitted through, the decentralized, open source protocol of the peer-to-peer Bitcoin Network. The Bitcoin Network hosts the decentralized public transaction ledger, known as the Blockchain, on which all bitcoin is recorded. No single entity owns or operates the Bitcoin Network, the infrastructure of which is collectively maintained by a decentralized user base. Bitcoin can be used to pay for goods and services or can be converted to fiat currencies, such as the U.S. Dollar, at rates determined on Bitcoin Exchanges or in individual end-user-to-end-user transactions under a barter system. See “Uses of Bitcoin–Bitcoin Exchange Market,” below.

Bitcoin is “stored” or reflected on the digital transaction ledger known as the “Blockchain,” which is a digital record stored in a decentralized manner on the computers of each Bitcoin Network user. The Bitcoin Network software source code includes the protocols that govern the creation of bitcoin and the cryptographic system that secures and verifies Bitcoin transactions. The Blockchain is a canonical record of every bitcoin, every Bitcoin transaction (including the creation or “mining” of new bitcoin) and every Bitcoin address associated with a quantity of bitcoin. The Bitcoin Network and Bitcoin Network software programs can interpret the Blockchain to determine the exact bitcoin balance, if any, of any public Bitcoin address listed in the Blockchain as having taken part in a transaction on the Bitcoin Network. The Bitcoin Network utilizes the Blockchain to evidence the existence of bitcoin in any public Bitcoin address. A Bitcoin private key controls the transfer or “spending” of bitcoin from its associated public Bitcoin address. A Bitcoin wallet is a collection of private keys and their associated public Bitcoin addresses.

The Blockchain is comprised of a digital record, downloaded and stored, in whole or in part, on all Bitcoin Network users’ software programs. The file includes all blocks that have been solved by miners and is updated to include new blocks as they are solved. See “Overview of the Bitcoin Industry and Market—Bitcoin Mining & Creation of New Bitcoin.” As each newly solved block refers back to and “connects” with the immediately prior solved block, the addition of a new block adds to the Blockchain in a manner similar to a new link being added to a chain. Each new block records outstanding Bitcoin transactions, and outstanding transactions are settled and validated through such recording, the Blockchain represents a complete, transparent and unbroken history of all transactions of the Bitcoin Network. Each Bitcoin transaction is broadcast to the Bitcoin Network and recorded in the Blockchain.

Each Bitcoin transaction is broadcast to the Bitcoin Network and recorded in the Blockchain. “Off-Blockchain transactions” involve the transfer of control over or ownership of bitcoin or of the reallocation of ownership of certain bitcoin in a pooled-ownership Bitcoin address, such as a bitcoin controlled by a Bitcoin Exchange. Information and data regarding Off-Blockchain transactions is generally not publicly available in contrast to true Bitcoin transactions, which are publicly recorded on the Blockchain. Off-Blockchain transactions are not truly Bitcoin transactions in that they do not involve the transfer of transaction data on the Bitcoin Network and do not reflect a movement of bitcoin between addresses recorded in the Blockchain. Off-Blockchain transactions are subject to risks as any such transfer of bitcoin ownership is not protected by the protocol behind the Bitcoin Network or recorded in and validated through the Blockchain mechanism.

The Bitcoin Network is decentralized and does not rely on either governmental authorities or financial institutions to create, transmit or determine the value of bitcoin. Rather, bitcoin is created and allocated by the Bitcoin Network protocol through a “mining” process subject to a strict, well-known issuance schedule. The value of bitcoin is determined by the supply of and demand for bitcoin in the Bitcoin Exchange Market (and in private end-user-to-end-user transactions), as well as the number of merchants that accept them. As Bitcoin transactions can be broadcast to the Bitcoin Network by any user’s Bitcoin Network software and bitcoin can be transferred without the involvement of intermediaries or third parties, there are currently little or no transaction fees in direct peer-to-peer transactions on the Bitcoin Network. Third party service providers such as Bitcoin Exchanges and third party Bitcoin payment processing services may charge fees for processing transactions and for converting, or facilitating the conversion of, bitcoin to or from fiat currency.

The Bitcoin Network was initially contemplated in a white paper that also described bitcoin and the operating software to govern the Bitcoin Network. The white paper was purportedly authored by Satoshi Nakamoto; however, no individual with that name has been reliably identified as Bitcoin’s creator, and the general consensus is that the name is a pseudonym for the actual inventor or inventors. The first bitcoin was created in 2009 after Nakamoto released the Bitcoin Network source code (the software and protocol that created and launched the Bitcoin Network). Since its introduction, the Bitcoin Network has been under active development by a group of contributors currently headed by Wladimir J. van der Laan who was appointed project maintainer in April 2014 by Gavin Andresen (who was previously appointed maintainer by Satoshi Nakamoto in 2010). As an open source project, Bitcoin is not represented by an official organization or authority.

Overview of the Bitcoin Network’s Operations

In order to own, transfer or use bitcoin, a person generally must have internet access to connect to the Bitcoin Network. Bitcoin transactions may be made directly between end-users without the need for a third-party intermediary, although there are entities that provide third-party intermediary services. To prevent the possibility of double-spending bitcoin, a user must notify the Bitcoin Network of the transaction by broadcasting the transaction data to its network peers. The Bitcoin Network provides confirmation against double-spending by memorializing every transaction in the Blockchain, which is publicly accessible and transparent. This memorialization and verification against double-spending is accomplished through the Bitcoin Network mining process, which adds “blocks” of data, including recent transaction information, to the Blockchain. See “Cryptographic Security Used in the Bitcoin Network—Double-Spending and the Bitcoin Network Confirmation System,” below.

Brief Description of Bitcoin Transfers

Prior to engaging in Bitcoin transactions, a user generally must first install on its computer or mobile device a Bitcoin Network software program that will allow the user to generate a private and public key pair associated with a Bitcoin address (analogous to a Bitcoin account). The Bitcoin Network software program and the Bitcoin address also enable the user to connect to the Bitcoin Network and engage in the transfer of bitcoin with other users. The computer of a user that downloads a version of the Bitcoin Network software program will become a “node” on the Bitcoin Network that assists in validating and relaying transactions from other users. See “Cryptographic Security Used in the Bitcoin Network—Double-Spending and the Bitcoin Network Confirmation System,” below. Alternatively, a user may retain a third party to create a Bitcoin address, or collection of Bitcoin addresses known as a digital wallet to be used for the same purpose. There is no limit on the number of Bitcoin addresses a user can have, and each such Bitcoin address consists of a “public key” and a “private key,” which are mathematically related. See “Cryptographic Security Used in the Bitcoin Network—Public and Private Keys,” below.

In a Bitcoin transaction, the bitcoin recipient must provide its public Bitcoin address, which serves as a routing number for the recipient on the Blockchain, to the party initiating the transfer. This activity is analogous to a recipient providing a routing address in wire instructions to the payor so that cash may be wired to the recipient’s account. The recipient, however, does not make public or provide to the sender its related private key. The payor, or “spending” party, does reveal its public key in signing and verifying its spending transaction to the Blockchain.

Neither the recipient nor the sender reveal their public Bitcoin addresses’ private key in a transaction, because the private key authorizes access to, and transfer of, the funds in that Bitcoin address to other users. Therefore, if a user loses his private key, the user permanently loses access to the bitcoin contained in the associated Bitcoin address. Likewise, bitcoin is irretrievably lost if the private key associated with them is deleted and no backup has been made. When sending bitcoin, a user’s Bitcoin Network software program must “sign” the transaction with the associated private key. The resulting digitally signed transaction is sent by the user’s Bitcoin Network software program to the Bitcoin Network to allow transaction confirmation. The digital signature serves as validation that the transaction has been authorized by the holder of the Bitcoin addresses’ private key. This signature process is typically automated by software that has access to the public and private keys.

Summary of a Bitcoin Transaction

In a Bitcoin transaction between two parties, the following circumstances must be in place: (i) the party seeking to send bitcoin must have a public Bitcoin address, and the Bitcoin Network must recognize that public Bitcoin address as having sufficient bitcoin for the spending transaction; (ii) the receiving party must have a public Bitcoin address; and (iii) the spending party must have internet access with which to send its spending transaction.

Next, the receiving party must provide the spending party with its public Bitcoin address, an identifying series of twenty-seven (27) to thirty-four (34) alphanumeric characters that represents the routing number on the Bitcoin Network and allow the Blockchain to record the sending of bitcoin to that public Bitcoin address. The receiving party can provide this address to the spending party in alphanumeric format or an encoded format such as a Quick Response Code (commonly known as a QR Code), which may be scanned by a smartphone or other device to quickly transmit the information.

After the provision of a recipient’s public Bitcoin address, the spending party must enter the address into its Bitcoin Network software program along with the number of bitcoin to be sent. The number of bitcoin to be sent will typically be agreed upon between the two parties based on a set number of bitcoin or an agreed upon conversion of the value of fiat currency to bitcoin. Most Bitcoin Network software programs also allow, and often suggest, the payment of a transaction fee (also known as a miner’s fee). Transaction fees are not required to be included by many Bitcoin Network software programs, but, when they are included, they are paid by the spending party on top of the specified quantity of bitcoin being sent in the transaction. Transaction fees, if any, are typically a fractional number of bitcoin (e.g., 0.005 or 0.0005 bitcoin) and are automatically transferred by the Bitcoin Network to the Bitcoin Network miner that solves and adds the block recording the spending transaction on the Blockchain.

After the entry of the Bitcoin address, the number of bitcoin to be sent and the transaction fees, if any, to be paid, the spending party will transmit the spending transaction. The transmission of the spending transaction results in the creation of a data packet by the spending party’s Bitcoin Network software program, which data packet includes data showing (i) the destination public Bitcoin address; (ii) the number of bitcoin being sent; (iii) the transaction fees, if any; and (iv) the spending party’s digital signature, verifying the authenticity of the transaction. The data packet also includes references called “inputs” and “outputs,” which are used by the Blockchain to identify the source of the bitcoin being spent and record the flow of bitcoin from one transaction to the next transaction in which the bitcoin is spent. The digital signature exposes the spending party’s public Bitcoin address and public key to the Bitcoin Network, though, for the receiving party, only its public Bitcoin address is revealed. The spending party’s Bitcoin Network software will transmit the data packet onto the decentralized Bitcoin Network, resulting in the propagation of the information among the software programs of Bitcoin users across the Bitcoin Network for eventual inclusion in the Blockchain. Typically, the data will spread to a vast majority of Bitcoin Network miners within the course of less than a minute.

As discussed in greater detail below in “Overview of the Bitcoin Industry and Market—Bitcoin Mining & Creation of New Bitcoin,” Bitcoin Network miners record transactions when they solve for and add blocks of information to the Blockchain. When a miner solves for a block, it creates that block, which includes data relating to (i) the solution to the block; (ii) a reference to the prior block in the Blockchain to which the new block is being added; and (iii) transactions that have occurred but have not yet been added to the Blockchain. The miner becomes aware of outstanding, unrecorded transactions through the data packet transmission and propagation discussed above. Typically, Bitcoin transactions will be recorded in the next chronological block if the spending party has an internet connection and at least one (1) minute has passed between the transaction’s data packet transmission and the solution of the next block. If a transaction is not recorded in the next chronological block, it is usually recorded in the next block thereafter.

Bitcoin transactions that are micropayments (typically, less than 0.01 BTC) and that do not include transaction fees to miners are currently deprioritized for recording, meaning that, depending on Bitcoin Network miner policies, these transactions may take longer to record than typical transactions if the transactions do not include a transaction fee that meets an applicable threshold under a Bitcoin Network miner’s policies. Additionally, transactions initiated by a spending public Bitcoin addresses with poor connections to the Bitcoin Network (i.e., few or poor quality connections to nodes or “supernodes” that relay transaction data) may be delayed in the propagation of their transaction data and, therefore, transaction recording on the Blockchain. Finally, to the extent that a miner chooses to limit the transactions it includes in a solved block (whether by the payment of transaction fees or otherwise), a transaction not meeting that miner’s criteria will not be included.

To the extent that a transaction has not yet been included in a block, there is a greater chance that the spending public Bitcoin address can double-spend the bitcoin sent in the original transaction. If the next block solved is by an honest miner not involved in the attempt to double-spend bitcoin and if the transaction data for both the original and double-spend transactions have been propagated onto the Bitcoin Network, the transaction that is received with the earlier time stamp will be recorded by the solving miner, regardless of whether the double-spending transaction includes a larger transaction fee. Because the Bitcoin Network software is always evolving, a future release may possibly contain a feature which may inadvertently reduce the hurdles to double-spend transactions. Additionally, if the double-spend transaction propagates to the solving miner and the original transaction has not, then the double-spending has a greater chance of success. As a result of the high difficulty in successfully initiating a double-spend without the assistance of a coordinated attack, the current probability of success for a double-spend transaction attempt is limited. See “—Double-Spending and the Bitcoin Network Confirmation System” and “—Forms of Attack Against the Bitcoin Network.”

Upon the addition of a block included in the Blockchain, the Bitcoin Network software program of both the spending party and the receiving party will show confirmation of the transaction on the Blockchain and reflect an adjustment to the bitcoin balance in each party’s public Bitcoin address, completing the bitcoin transaction. Typically, Bitcoin Network software programs will automatically check for and display additional confirmations of six or more blocks in the Blockchain. See “Overview of the Bitcoin Industry and Market—Double-Spending and the Bitcoin Network Confirmation System.”

Cryptographic Security Used in the Bitcoin Network

Public and Private Keys

The Bitcoin Network uses sophisticated cryptography to maintain the integrity of the Blockchain ledger. Transactions are digitally signed by their senders. Before adding a transaction to a block, miners will verify both that the sender has not already spent the bitcoin being sent and that the digital signature information in the transaction is valid. Besides the requirement of containing only valid transactions (as described in the preceding sentence), blocks are validated by means of properties of their cryptographic hashes. By extension, blocks in the Blockchain can be validated by verifying that each block contains the cryptographic hash of the prior block.

The cryptographic algorithms and cryptographic parameters, including key sizes, used by the Bitcoin Network provide adequate security for the foreseeable future. Specifically, Bitcoin’s choice of various cryptographic primitives is intended to maintain a 128-bit level of security across the board for all relevant operations and transaction. This security level equates to the National Institute for Standards and Technology (“NIST”) recommendation for “Secret.”

The Bitcoin Network uses the Elliptic Curve Digital Signature Algorithm (“ECDSA”) to authorize the transfer of funds from one bitcoin address to another. ECDSA is part of the Digital Signature Standard published by the NIST as a Federal Information Processing Standards Publication (“FIPS”), number 186.15 The ECDSA domain parameters used by Bitcoin have the codename “SECP256k1,” which is published in the SEC 2 version 2.0 standard by the Standards for Efficient Cryptography Group (SECG), an industry consortium that develops commercial standards for efficient cryptography.16

The Bitcoin Network also uses two cryptographic hash functions: SHA-256 and RIPEMD-160. The SHA-256 function is part of the Secure Hash Standard published by NIST as FIPS 180.17 The RIPEMD-160 function was developed in the framework of the European Union Project RIPE;18 while it is not part of a NIST recommendation, it has withstood twenty (20) years of attacks, and it is also a widely-used in the PGP encryption scheme. Hash functions, as a cryptographic primitive, provide a “one-way function,” and are used for assuring the integrity of transmitted data. Bitcoin also uses SHA-256 in its proof-of-work system, which ensures that validating transactions on the Blockchain is computationally expensive but checking that validity is computationally trivial.

Double-Spending and the Bitcoin Network Confirmation System

To ensure the integrity of Bitcoin transactions from the recipient’s side (i.e., to prevent double-spending by a spending party), every Bitcoin transaction is broadcast to the Bitcoin Network and recorded in the Blockchain through the “mining” process, which timestamps the transaction and memorializes the change in the ownership of bitcoin transferred. See “Overview of the Bitcoin Industry and Market—Bitcoin Mining & Creation of New Bitcoin,” below. Adding a block to the Blockchain requires Bitcoin Network miners to exert significant computational effort. Requiring this “proof of work” prevents a malicious actor from either adding fraudulent blocks to generate bitcoin (i.e., counterfeit bitcoin) or overwriting existing valid blocks to reverse prior transactions.

A Bitcoin transaction between two parties is recorded in the Blockchain in a block only if that block is accepted as valid by a majority of the nodes on the Bitcoin Network. Validation of a block is achieved by confirming the cryptographic hash value included in the block’s solution and by the block’s addition to the longest confirmed Blockchain on the Bitcoin Network. For a transaction, inclusion in a block on the Blockchain constitutes a “confirmation” of a Bitcoin transaction. As each block contains a reference to the immediately preceding block, additional blocks appended to and incorporated into the Blockchain constitute additional

[15]	National Institute for Standards and Technology, Digital Signature Standard (DSS), Federal Information Processing Standards Publication 186-4 (July 2013).
[16]	Certicom Research, SEC 2: Recommended Elliptic Curve Domain Parameters, STANDARDS FOR EFFICIENT CRYPTOGRAPHY, Version 2.0 (Jan. 27, 2010).
[17]	National Institute for Standards and Technology, Secure Hash Standard (SHS), Federal Information Processing Standards Publication 180-4 (Aug. 2015).
[18]	H. Dobbertin, A. Bosselaers, B. Preneel, RIPEMD-160, A Strengthened Version of RIPEMD, FAST SOFTWARE ENCRYPTION, Lecture Notes in Computer Science, Vol. 1039 at 71-82 (1996).

confirmations of the transactions in such prior blocks, and a transaction included in a block for the first time is confirmed once against double-spending. The layered confirmation process makes changing historical blocks (and reversing transactions) exponentially more difficult the further back one goes in the Blockchain. Bitcoin Exchanges and users can set their own threshold as to how many confirmations they require until funds from the transferor are considered valid.

To undo past transactions in a block recorded on the Blockchain, a malicious actor would have to exert tremendous hashrate in resolving each block in the Blockchain starting with and after the target block and broadcasting all such blocks to the Bitcoin Network. The Bitcoin Network is generally programmed to consider the longest Blockchain containing solved blocks to be the most accurate Blockchain. In order to undo multiple layers of confirmation and alter the Blockchain, a malicious actor must resolve all of the old blocks sought to be regenerated and be able to continuously add new blocks to the Blockchain at a speed that would have to outpace that of all of the other miners on the Bitcoin Network, who would be continuously solving for and adding new blocks to the Blockchain. Given the size and speed of the Bitcoin Network, it is generally agreed that the cost of amassing such computational power exceeds the profit to be obtained by double-spending or attempting to fabricate prior blocks. As of October 1, 2016, the Bitcoin Network’s estimated aggregate hashrate exceeded 2,000,000,000 gigahashes per second, according to publicly-available information from Blockchain Luxembourg A.A. BitcoinCharts has estimated the computational speed of the combined mining power of the network at approximately 21,247,000 petaflops (petaflops are a standard measure of computer performance); to provide context, the world’s fastest supercomputer reaches a maximum of 93 petaflops (or about one millionth of the Bitcoin Network’s aggregate hashrate). Additionally, it can be estimated that the scale of total computing resources devoted to mining on the Bitcoin Network is commensurate with the total rewards, which was approximately $1.2 million U.S. dollars per day as of October 1, 2016.

If a malicious actor is able to amass ten (10) percent of the Bitcoin Network’s aggregate hashrate, there is estimated to be a 0.1 percent chance that it would be able to overcome six (6) confirmations. Therefore, given the difficulty in amassing such hashrate, six (6) confirmations is an often-cited standard for the validity of transactions. The Trust has adopted a policy whereby a transaction will be deemed confirmed upon this industry standard of six (6) confirmations (the “Confirmation Protocol”). As one (1) block is added to the Blockchain approximately every six (6) to twelve (12) minutes, a Bitcoin transaction will be, on average, confirmed using the Confirmation Protocol beyond a reasonable doubt in approximately one (1) hour. Merchants selling high-value goods and services, as well as Bitcoin Exchanges and many experienced users, are believed to generally use the six (6) confirmations standard. This confirmation system, however, does not mean that merchants must always wait for multiple confirmations for transactions involving low-value goods and services. As discussed below, the value of a successful double-spending attack involving a low-value transaction may, and perhaps likely will, be significantly less than the cost involved in arranging and executing such double-spending attacks. Furthermore, merchants engaging in low-value transactions may then view the reward of quicker transaction settlements with limited or no Blockchain confirmation as greater than the related risk of not waiting for six (6) confirmations with respect to low-value transactions at points of sale. Conversely, for high-value transactions that are not time sensitive, additional settlement security can be provided by waiting for more than six (6) confirmations.

Bitcoin Mining & Creation of New Bitcoin

Mining Process

The process by which bitcoin is “mined” results in new blocks being added to the Blockchain and new bitcoin being issued to the miners. Bitcoin Network miners engage in a set of prescribed complex mathematical calculations in order to add a block to the Blockchain and thereby confirm Bitcoin transactions included in that block’s data. Miners that are successful in adding a block to the Blockchain are automatically awarded a fixed number of bitcoin for their effort. This reward system is the method by which new bitcoin enter into circulation to the public and is accomplished in the added block through the notation of the new bitcoin creation and their allocation to the successful miner’s public Bitcoin address. To begin mining, a user can download and run

Bitcoin Network mining software, which, like regular Bitcoin Network software programs, turns the user’s computer into a “node” on the Bitcoin Network that validates blocks. See “Introduction to Bitcoin and the Bitcoin Network—Overview of the Bitcoin Network’s Operations,” above.

All Bitcoin transactions are recorded in blocks added to the Blockchain. Each block contains (i) the details of some or all of the most recent transactions that are not memorialized in prior blocks; (ii) a reference to the most recent prior block; and (iii) a record of the award of bitcoin to the miner who added the new block. In order to add blocks to the Blockchain, a miner must map an input data set (i.e., a reference to the immediately preceding block in the Blockchain, plus a block of the most recent Bitcoin Network transactions and an arbitrary number called a “nonce”) to a desired output data set of predetermined length (“hash value”) using the SHA-256 cryptographic hash algorithm. To “solve” or “calculate” a block, a miner must repeat this computation with a different nonce until the miner generates a SHA-256 hash of a block’s header that has a value less than or equal to the current target set by the Bitcoin Network. Each unique block can only be solved and added to the Blockchain by one (1) miner; therefore, all individual miners and mining pools on the Bitcoin Network are engaged in a competitive process and are incentivized to increase their computing power to improve their likelihood of solving for new blocks.

The cryptographic hash function that a miner uses is one-way only and is, in effect, irreversible: hash values are easy to generate from input data (i.e., valid recent network transactions, Blockchain and nonce), but neither a miner nor participant is able to determine the original input data solely from the hash value. As a result, generating a new valid block with a header value less than or equal to the target prescribed by the Bitcoin Network is initially difficult for a miner, yet other nodes can easily confirm a proposed block by running the hash function just once with the proposed nonce and other input data. A miner’s proposed block is added to the Blockchain once a majority of the nodes on the Bitcoin Network confirms the miner’s work, and the miner that solved such block receives the reward of a fixed number of bitcoin (plus any transaction fees paid by spenders of transactions that are recorded in the block). Therefore, “hashing” is akin to a mathematical lottery, and miners that have devices with greater processing power (i.e., the ability to make more hash calculations per second) are more likely to be successful miners because they can generate more hashes or “entries” into that lottery.

As more miners join the Bitcoin Network and its aggregate hashrate increases, the Bitcoin Network automatically adjusts the complexity of the block-solving equation in an effort to set distribution such that newly-created blocks will be added to the Blockchain, on average, approximately every ten (10) minutes. Hashrate is added to the Bitcoin Network at irregular rates that have grown with increasing speed since early 2013, though the rate of additional mining power slowed steadily through 2014, until the computational speed of the network temporarily and marginally declined during December 2014.

The rapid growth of the computational power of the Bitcoin Network means that blocks are typically solved faster than the Bitcoin protocol’s target of, on average, approximately every ten (10) minutes. Although the difficulty of the mining process is adjusted on a periodic basis after 2,016 blocks have been added to the Blockchain since the last adjustment, the average solution time for a block has been approximately 8 minutes for the one hundred and eighty (180) days prior to and including October 1, 2016.

Incentives for Mining

Miners dedicate substantial resources to mining. Given the increasing difficulty of the target established by the Bitcoin Network, current miners must invest in expensive mining devices with adequate processing power to hash at a competitive rate. The first mining devices were standard home computers; however, mining computers are currently designed solely for mining purposes. Such devices include ASICs built by specialized companies such as BitFury. Miners also incur substantial electricity costs in order to continuously power and cool their devices while solving for a new block. Although variables such as the rate and cost of electricity are estimated, as of September 1, 2013, Blockchain Luxembourg S.A. estimated that the average 24-hour electricity cost of all mining on the Bitcoin Network to be more than $1.5 million. In late 2013,

Blockchain Luxembourg S.A. ceased publishing estimated electric consumption of the Bitcoin Network, in part due to uncertainty in estimating electrical usage as newer, more energy efficient mining hardware became prevalent. As of October 2016, over the past year, two (2) years, and three (3) years, the aggregate hashrate of the Bitcoin Network has increased approximately 4-fold, 8-fold and 1,500-fold, respectively, due in part to the development of more energy efficient ASIC mining chips and, during the second half of 2013, the substantial increase in the price of bitcoin. Additionally, it can be estimated that the scale of total computing resources devoted to mining on the Bitcoin Network is commensurate with the total rewards, which was approximately $1.2 million U.S. dollars per day as of October 1, 2016.

The Bitcoin Network is designed in such a way that the reward for adding new blocks to the Blockchain decreases over time and the production (and reward) of bitcoin will eventually cease. Once such reward ceases, it is expected that miners will demand compensation in the form of transaction fees to ensure that there is adequate incentive for them to continue mining. The amount of transaction fees will be based upon the need to provide sufficient revenue to incentivize miners, counterbalanced by the need to retain sufficient Bitcoin Network users (and transactions) to make mining profitable.

Though not free from doubt, Bitcoin industry participants have expressed a belief that transaction fees would be enforced through (i) mining operators collectively refusing to record transactions that do not include a payment of a transaction fee or (ii) the updating of Bitcoin Network software to require a minimum transaction fee payment. Indeed, most miners already have a policy regarding transactions fees, albeit the minimum fees are currently low under such policies. Under a regime whereby large miners require fees to record transactions, a transaction where the spending party did not include a payment of transaction fees would not be recorded on the Blockchain until a miner who does not require transaction fees solves for a new block (thereby recording all outstanding transaction records for which it has received data). If popular Bitcoin Network software were to require a minimum transaction fee, users of such programs would be required to include such fees; however, because of the open-source nature of the Bitcoin Network, there may be no way to require that all software instances include minimum transaction fees for spending transactions. Alternatively, a future Bitcoin Network software update could simply build a small transaction fee payment into all spending transactions (e.g., by deducting a fractional number of bitcoin from all transactions on the Bitcoin Network as transaction fees).

The Bitcoin Network protocol already includes transaction fee rules and the mechanics for awarding transaction fees to the miners that solve for blocks in which the fees are recorded; however, users currently may opt not to pay transaction fees (depending on the Bitcoin Network software they use) and miners may choose not to enforce the transaction fee rules since, at present, the bitcoin rewards are far more substantial than transaction fees. As of October 2016, transaction fees accounted for an average of 3.55 percent of miners’ total revenue based upon information available from Blockchain Luxembourg S.A., though the percentage of revenue represented by transaction fees is not static and fluctuates based on the number of transactions for which sending users include transaction fees, the levels of those transaction fees and the number of transactions a miner includes in its solved blocks. Typically, transactions do not have difficulty being recorded if transaction fees are not included.

Mining Pools

A miner’s daily expected reward is proportional to their contribution to the Bitcoin Network’s aggregate hashrate. Given the limited number of blocks produced per day and the statistically uncertain nature of finding blocks, a small miner acting alone would experience very high variance in block rewards. Because of this fact, most miners join mining pools wherein multiple miners act cohesively and share any rewards.

According to Blockchain Luxembourg S.A., as of October 1, 2016, the largest three (3) known mining pools were AntPool, F2Pool and BTCC Pool, which, when aggregated, represented approximately forty-five (45) percent of the aggregate hashrate of the Bitcoin Network (as calculated by determining the percentage of blocks mined by each such pool over the prior four (4) days). Also, according to information made available by

Blockchain Luxembourg S.A., on such date, the nine (9) largest pools (AntPool, F2Pool, BTCC Pool, ViaBTC, BW.COM, SlushPool, BitFury, BTC.com, HaoBTC) accounted for approximately eighty-eight (88) percent of the aggregate hashrate of the Bitcoin Network. In late May and early June 2014, reports indicated that a single mining pool approached and, during a twenty four (24)- to forty-eight (48)-hour period in early June, may have exceeded one-half of the aggregate hashrate of the Bitcoin Network, as measured by the self-reported hashrate of the pool and by measuring the percentage of blocks mined by the pool. As of October 1, 2016, that single mining pool has ceased to exist. As of October 1, 2016, Antpool was determined to be the largest mining pool, having solved for sixteen (16) percent of the block discovered during the prior four (4) days.

Mathematically Controlled Supply

The method for creating new bitcoin is mathematically controlled in a manner so that the supply of bitcoin grows at a limited rate pursuant to a pre-set schedule. The number of bitcoin awarded for solving a new block is automatically halved every two-hundred and ten thousand (210,000) blocks. Thus, the current fixed reward for solving a new block is twelve and a half (12.5) bitcoin per block; the reward decreased from twenty-five (25) bitcoin in July 2016. It is estimated to halve again in about four years. This deliberately controlled rate of bitcoin creation means that the number of bitcoin in existence will never exceed twenty-one (21) million and that bitcoin cannot be devalued through excessive production unless the Bitcoin Network’s source code (and the underlying protocol for bitcoin issuance) is altered. See “Modifications to the Bitcoin Protocol,” below. As of October 1, 2016, approximately fifteen million, nine hundred and seven thousand (15,907,000) bitcoin have been mined. It is estimated that more than ninety (90) percent of the twenty-one (21) million bitcoin will have been produced by 2022.

The following chart from Blockchain Luxembourg S.A. indicates the number of bitcoin that have been mined since the Bitcoin Network began operation in January 2009 through October 2016.

Modifications to the Bitcoin Protocol

Bitcoin is an open source project (i.e., a product whose source code is freely available to the public and that utilizes crowdsourcing to identify possible issues, problems and defects) and there is no official developer or group of developers that controls the Bitcoin Network. The Bitcoin Network’s development is furthered by a collection of active contributors who can access and propose alterations to the Bitcoin Network source code hosted on GitHub, an online service and forum used to share and develop open source code. Other programmers have access to and can propose changes to the Bitcoin Network source code on GitHub, but some contributors have an elevated level of influence over the process. As a result, these contributors are responsible for quasi-official releases of updates and other changes to the Bitcoin Network’s source code. Users and miners can accept any changes made to the Bitcoin Network (including those proposed by contributors) by downloading the proposed modification of the source code.

A modification of the source code is only effective with respect to the Bitcoin users and miners that download it. Consequently, as a practical matter, a modification to the source code (e.g., a proposal to increase the twenty-one (21) million total limit on bitcoin or to reduce the average confirmation time target from ten (10) minutes per block) only becomes part of the Bitcoin Network if accepted by participants collectively having an effective majority of the aggregate hashrate of the Bitcoin Network. Additionally, an issue may arise in which a modification is overwhelmingly supported by users but miners do not support it, or vice versa. If a modification is accepted only by a percentage of users and miners, a division in the Bitcoin Network will occur such that one (1) network will run the pre-modification source code and the other network will run the modified source code; such a division is known as a “fork” in the Bitcoin Network. It should be noted that, although their power to amend the source code is effectively subject to the approval of users and miners, some contributors have substantial influence over the development of the Bitcoin Network and the direction of the Bitcoin community.

Development of the Bitcoin Network source code has increasingly focused on modifications of the Bitcoin protocol to allow non-financial and next generation uses (sometimes referred to as “Bitcoin 2.0” projects). These uses include smart contracts and distributed registers built into, built atop or pegged alongside the Blockchain. For example, the white paper for a new program called Blockstream calls for the use of “pegged sidechains” to develop programming environments that are built within block chain ledgers that can interact with and rely on the security of the Bitcoin Network and Blockchain, while remaining independent thereof. At this time, Bitcoin 2.0 projects remain in early stages and have not been materially integrated into the Blockchain or the Bitcoin Network.

Bitcoin Value

Bitcoin Exchange Valuation

The value of bitcoin is determined by the value that various market participants place on bitcoin through their transactions. The most common means of determining the value of a bitcoin is by surveying one or more Bitcoin Exchanges where bitcoin is traded publicly and transparently (i.e., the Bitcoin Exchange Market) or an index tracking prices on the Bitcoin Exchange Market (e.g., the CoinDesk Bitcoin Price Index).

Bitcoin Exchange Public Market Data

On each online Bitcoin Exchange, bitcoin is traded with publicly disclosed valuations for each executed trade, measured by one or more fiat currencies such as the U.S. Dollar, the Euro or the Chinese Yuan. Bitcoin Exchanges typically publish trade data including last price, bid and ask information, and trade volume, among other data. Although each Bitcoin Exchange has its own market price, it is expected that most Bitcoin Exchanges’ market prices should be relatively consistent with the Bitcoin Exchange Market average since market participants can choose the Bitcoin Exchange on which to buy or sell bitcoin (i.e., exchange shopping). Arbitrage between the prices on various Bitcoin Exchanges is possible, but varying fees and fiat currency deposit/

withdrawal policies and other concerns appear to have, at times, prevented an active arbitrage mechanism among users on some Bitcoin Exchanges. For example, delayed fiat currency withdrawals imposed by Bitcoin Exchanges and the perceived risks associated with such delayed withdrawals have, at times, resulted in trading on such Bitcoin Exchange to be at a premium for certain periods.

Bitcoin Exchange Price Convergence

Price differentials across Bitcoin Exchanges remain; however, such differentials have been decreasing. For example, the daily opening price data for the one hundred and eighty (180) days prior to October 1, 2016 shows that the top three U.S.-based Bitcoin Exchanges (viz. GDAX, Gemini, and itBit) had an absolute price difference less than 1% percent according to publicly available data. Since 2015, prices on U.S. Dollar-denominated Bitcoin Exchanges have generally been converging. In January of 2015, the average range in prices across all Bitcoin Exchanges was approximately 3.80%; as of October 2016, that figure has dropped to less than 1.0%. This convergence serves to illustrate the fungibility of bitcoin across Bitcoin Exchanges and the ease with which market participants transfer their assets amongst them.

Bitcoin Exchange Market Manipulation

As the Bitcoin Exchange Market has evolved and matured, licensed entrants have emerged, including two (2) New York limited purpose trust companies, markedly changing the once concentrated and non-regulated landscape of the Bitcoin Exchange Market. For example, in the first half of 2013, Mt. Gox accounted for nearly three-quarters of all Bitcoin Exchange Market trading.19 Any disruption to Mt. Gox trading, such as a DDoS Attack, had a dramatic impact on the bitcoin price and subsequently the Bitcoin Exchange Market as a whole. Since then, the number of constituents in the Bitcoin Exchange Market has considerably increased and no single Bitcoin Exchange represents a systemically critical part or single point of failure of the Bitcoin ecosystem, though breaches of larger Bitcoin Exchanges, such as the August 2016 hack of the Bitfinex security system, may still disrupt the Bitcoin ecosystem and have a significant short-term impact on bitcoin prices. In addition, the advent of market participants who are chiefly arbitrageurs results in Bitcoin Exchange prices generally converging after dislodgement. Arbitrageurs must have funds distributed across multiple Bitcoin Exchanges in order to take advantage of temporary price dislocations, thereby discouraging the strong concentration of funds on any particular Bitcoin Exchange. As a result, the potential for manipulation on a particular Bitcoin Exchange would require overcoming the liquidity supply of such arbitrageurs who are actively eliminating any cross-market pricing differences.

The Gemini Exchange

The Gemini Exchange, an affiliate of the Sponsor, is a Digital Asset exchange that has a U.S. dollar-denominated bitcoin order book. As a facility of a New York State-chartered limited liability trust company, the Gemini Exchange is one of only two (2) Bitcoin Exchanges in the world that have such a high level of regulatory oversight. The Bitcoin Exchange Market has experienced several significant incidents at unregulated Bitcoin

[19]	For most of 2013, Mt. Gox (a Japanese exchange operated by Tibanne Co. Ltd.) was the largest online Bitcoin Exchange in the world. Supporting trading of bitcoin using sixteen (16) different fiat currencies, Mt. Gox accounted for nearly three-quarters of all Bitcoin Exchange Market trading during the first half of 2013. On February 25, 2014, Mt. Gox suspended trading on its platform and, three (3) days later, filed for bankruptcy protection in Japanese courts, stating that it had lost approximately 850,000 bitcoin, including approximately 750,000 bitcoin belonging to its customers. Mt. Gox subsequently recovered access to approximately 200,000 of the lost bitcoin. As no full, reliable accounting has been publicly provided, it is difficult to assess whether Mt. Gox’s collapse was due to cyber-attacks (including denial of service and hacking incidents reported in 2011 and 2013), mismanagement or fraud, although many market participants believe Mt. Gox’s collapse was due to the latter. Following the cessation of trading activity on its platform, Mt. Gox has been in bankruptcy proceedings in Japan and the United States and is in the process of liquidation.

Exchanges and it is widely-believed that much of the self-reported trade volume numbers of unregulated Bitcoin Exchanges are inaccurate (either intentionally or unintentionally). The Gemini Exchange was established in an effort to improve the Bitcoin ecosystem by having a regulated entity where participants could engage in trading bitcoin.

In establishing the Gemini Exchange, Gemini Trust Company, LLC worked closely with the NYSDFS to obtain a limited purpose trust company license. The term “limited purpose trust company” refers to entities that are chartered under the bank and trust company provisions of the New York Banking Law. Under New York Banking Law, a “trust company” has general powers available to banks and trust companies, as well as powers generally associated with trustees and other fiduciaries.

Apart from general fiduciary powers, the following activities are among those specifically identified in the statute as activities that New York Trust Companies may conduct with respect to their fiduciary accounts, including (i) the power to accept deposits exclusively in a fiduciary capacity, to receive and disburse money, to transfer, register and countersign evidences of indebtedness or other securities, and to act as attorney in fact or agent20 and (ii) the power to accept appointment as receiver, trustee, or committee of the property of an estate of any person in insolvency or bankruptcy proceedings.

A “limited purpose” trust company must conduct its business and operations subject to the limitations or restrictions as the NYSDFS may prescribe in its sole discretion. In practice, most limited purpose trust companies typically engage in activities such as employee benefit trust, personal trust, corporate trust, transfer agency, securities clearance, investment management, and custodial services. A trust company, including a limited purpose trust company like Gemini Trust Company, LLC, can serve as the custodian of customer funds itself.

Under New York Banking Law, the same general procedures, requirements and criteria for the formation of a full-service bank apply also to the formation of a limited purpose trust company with two (2) exceptions: (i) no requirement to carry FDIC insurance and (ii) a level of capitalization deemed satisfactory to the Superintendent of Financial Services. Once submitted in acceptable form, a limited purpose trust company application receives the same level of scrutiny as other bank and trust company proposals and ultimately requires the approval of the Superintendent of Financial Services. In addition, trust companies are subject to many of the same requirements that apply to a bank operating under a New York State banking charter, including: (i) capital requirements; (ii) implementation of an anti-money laundering program;21 (iii) implementation of a cyber security program; and (iv) consumer protection disclosures.22 Furthermore, as a limited purpose trust company with fiduciary powers under the Banking Law, all activities of a trust company, including all exchange functions, are subject to examination and supervision by the NYSDFS. Gemini Trust Company, LLC complies with the capital requirements under New York State banking law, has implemented the required anti-money laundering program and cybersecurity program and makes the required consumer protection disclosures. As a facility of a regulated entity, the Gemini Exchange is obliged to put the interests of its customers before its own, to provide accurate public market data and pricing information and to monitor for and prevent market manipulation.

[20]	N.Y. Banking Law § 100 (McKinney).
[21]	In particular, a prospective trust company must establish policies and procedures designed to ensure and monitor compliance with the Bank Secrecy Act (“BSA”) as amended by the USA PATRIOT Act and the anti-money laundering programs of Part 115 of the General Regulations of the Banking Board. A compliance program must include, at a minimum, a system of internal controls to assure ongoing compliance, independent testing for compliance to be conducted by bank personnel or by an outside party, the designation of an individual or individuals responsible for coordinating and monitoring day-to-day compliance, and training for appropriate personnel.
[22]	Limited purpose trust companies operating virtual currency exchanges are required to provide disclosures to current and prospective customers (in a form approved by NYSDFS) regarding the risks of its services and products and are also required to disclose to current and prospective customers the terms and conditions for using the trust company’s products and services prior to any customer using the product or service.

As part of its supervision under the NYSDFS and New York Banking Law, Gemini Trust Company, LLC must (i) undergo semiannual bank exams; (ii) submit quarterly financial updates to NYSDFS; (iii) submit independent third-party year-end audited financial statements to NYSDFS;23 (iv) submit semiannual Federal Financial Institutions Examination Council (“FFIEC”) Call Reports24 to the NYSDFS; and (v) undergo an annual third-party review of its overall security program as implemented by its Chief Security Officer (“CSO”) that may take the form of a Service Organization Controls (“SOC”) Level 2 audit.

Gemini Exchange Auction Price

The Trust values its bitcoin using the Gemini Exchange Auction Price on each Business Day. The Gemini Exchange Auction Price is the clearing price of the daily two-sided auction which occurs at 4:00 p.m. Eastern Time on the Gemini Exchange. The Gemini Exchange has been conducting these auctions since September 21, 2016.

The Sponsor believes that the Gemini Exchange Auction Price is representative of the accurate price of bitcoin because of the positive price discovery attributes of the Gemini Exchange marketplace, and because the two-sided auction process was specifically designed to maximize price discovery and liquidity. According to publicly available market data for U.S.-based Bitcoin Exchanges as of October 1, 2016 for the prior six months:

•	The Gemini Exchange was the third biggest by volume.

•	The Gemini Exchange had the second tightest bid/ask spread as a percentage of price.

•	The tightest spread was ten (10) bitcoin deep and the second tightest spread one hundred (100) bitcoin deep.

•	The Gemini Exchange had the lowest volatility (i.e., smallest standard deviation of daily prices).

In addition, since opening in October 2015 and as of October 1, 2016, pricing on the Gemini Exchange differed from the median price of all U.S.-based Bitcoin Exchanges on Business Days by 0.23% on average and 0.48% at most; that difference dropped to 0.15% on average in the third quarter of 2016.

Since launching on September 21, 2016 and through October 14, 2016, on Business Days, the Gemini Exchange Auction Price has deviated from the Gemini Exchange midpoint price (the midrange of the highest bid and lowest offer prices) by 0.17% on average and 0.71% at most, and it has deviated from the median price of all U.S.-based Bitcoin Exchanges by 0.12% on average and 0.52% at most. On business days between September 21 and October 14, 2016, the volume has averaged more than 1,900 bitcoin (worth $1.2 million notional), representing more than 16% of all U.S.-based daily Bitcoin Exchange volume during that period. Additionally, the Gemini Exchange’s auction bolstered its share of the U.S.-based Bitcoin Exchange market to almost $1.7 million of notional daily volume for the six-month period ending October 1, 2016, representing almost 32% of such market, since it was first instituted on September 21, 2016. These facts, taken together, suggest that the Gemini Exchange Auction Price is representative and indicative of the larger Bitcoin marketplace, and that it can support the liquidity and volume necessary to maintain an efficient arbitrage mechanism.

As discussed above, the Gemini Exchange is uniquely positioned because of its regulatory status and licensing as a venue on which traditional financial institutions may be comfortable transacting in bitcoin. These institutions provide a vital bridge to the equities markets and other capital markets, serving to enrich price discovery, liquidity, and transparency. The Trust has entered into preliminary conversations with a number of potential Authorized Participants as well as market makers, each of which is an experienced participant in the ETP marketplace and is actively engaged in trading ETPs. A number of these potential Authorized Participants, currently trade bitcoin and are already registered participants that trade on the Gemini Exchange. Authorized Participants will not be required to use the Gemini Exchange to trade their bitcoin, and the Gemini Exchange is not the only venue on which Authorized Participants can purchase bitcoin for delivery to the Trust. However, the

[23]	Gemini Trust Company, LLC, successfully completed an independent third-party opening day Balance Sheet audit for October 2, 2015 as well as an independent third-party year-end Financial Statements audit for December 31, 2015. No material issues, weaknesses or concerns were raised.
[24]	Gemini Trust Company, LLC, successfully completed and filed its first FFIEC Call Report with the NYSDFS on February 1, 2016.

Gemini Exchange may provide a convenient and stable venue in which to purchase bitcoin, as well as an efficient way to trade bitcoin, given its regulatory oversight and superior liquidity characteristics. See “Bitcoin Value—The Gemini Exchange” above.

Forms of Attack Against the Bitcoin Network

Exploitation of Flaws in the Bitcoin Network’s Source Code

As with any other computer code, the Bitcoin Network source code may contain certain flaws. Several errors and defects have been found and corrected, including those that disabled some functionality for users, exposed users’ information, or allowed users to create multiple views of the Bitcoin Network. Currently, such flaws have been discovered and quickly corrected by the Bitcoin community, thus demonstrating one of the advantages of open source codes that are available to the public: open source codes rely on transparency to promote community-sourced identification and solution of problems within the code.

As of the date of this prospectus, discovery of flaws in or exploitations of the source code that allow malicious actors to take or create money in contravention of known Bitcoin Network rules have been exceedingly rare. For example, in 2010, a hacker or group of hackers exploited a flaw in the Bitcoin Network source code that allowed them to generate one hundred and eighty four (184) billion bitcoin in a transaction and send them to two (2) public Bitcoin addresses. However, the Bitcoin community and developers identified and reversed the manipulated transactions within approximately five (5) hours, and the flaw was corrected with an updated version of the Bitcoin protocol. Another addressed issue with the Bitcoin Network source code, “transaction malleability” (discussed further below under “—Uses of Bitcoin—Bitcoin Exchange Market”) was mitigated by Bitcoin Network contributors in a March 2014 software update. Developers, contributors, and miners work continuously to ensure that flaws are quickly fixed or removed.

Greater than Fifty Percent of Network Computational Power

Malicious actors can structure an attack whereby such actor gains control of more than half of the Bitcoin Network’s processing power or “aggregate hashrate.” Computer scientists and cryptographers believe that the aggregate hashrate of the Bitcoin Network makes it impracticable or not economical for an actor to gain control of computers representing a majority of the aggregate hashrate of the Bitcoin Network. See “Cryptographic Security Used in the Bitcoin Network—Double-Spending and the Bitcoin Network Confirmation System,” above. In 2014, a specific mining pool’s hashing power approached and appeared to briefly exceed fifty (50) percent of the aggregate hashrate of the Bitcoin Network. During this brief period in 2014, the mining pool may have controlled in excess of one-half of the Bitcoin Network’s aggregate hashrate. Although no malicious activity or abnormal transaction recording was observed, the incident establishes that it is possible that a substantial mining pool may accumulate close to or more than a majority of the aggregate hashrate of the Bitcoin Network. As of October 1, 2016, no single pool controlled more than a sixth of the aggregate hashrate of the Bitcoin Network.

If a malicious actor acquired a hashrate exceeding the rest of the Bitcoin Network, it would be able to engage in double-spending, or prevent some or all transactions from being confirmed, and prevent some or all other miners from mining any valid new blocks. The malicious actor or group of actors, however, would not be able to change the fixed number of bitcoin generated per new block, or transfer previously existing bitcoin that belong to other users. Additionally, there are some academic and market participants that believe the applicable threshold required to exert authority over the Bitcoin Network could be less than the 50 percent threshold, which would increase the chances of a malicious actor exerting authority over the Bitcoin Network.

Manipulating Blockchain Formation

A malicious actor may attempt to double-spend bitcoin by manipulating the formation of the Blockchain rather than through control of the Bitcoin Network. In this type of attack, a miner creates a valid new block containing a double-spend transaction and schedules the release of such attack block so that it is added to the Blockchain before a target user’s legitimate transaction can be included in a block. Variations of this form of attack include the “Finney attack,” “race attack,” and “vector76 attack.” All double-spend attacks require that the miner sequence and execute the steps of its attack with sufficient speed and accuracy. Users and merchants can dramatically reduce the risk of a double-spend attack by waiting for multiple confirmations from the Bitcoin Network before settling a transaction. The Bitcoin Network still may be used to execute instantaneous, low-value transactions without confirmation to the extent the recipient of bitcoin determines that a malicious miner would be unwilling to carry out a double-spend attack for low-value transactions because the reward from mining would be higher than the small profit gained from double-spending. Users and merchants can take additional precautions by adjusting their Bitcoin Network software programs to connect only to other well-connected nodes and to disable incoming connections. These precautions reduce the risk of double-spend attacks involving manipulation of a target’s connectivity to the Bitcoin Network (as is the case with vector76 and race attacks).

Market Participants

Miners

Miners range from Bitcoin enthusiasts to professional mining operations that design and build dedicated machines and data centers, but the vast majority of mining is now undertaken by participants in mining pools. See “—Bitcoin Mining & Creation of New Bitcoin” above.

Investment and Speculative Sector

This sector includes the investment and trading activities of both private and professional investors and speculators. These participants range from exchange-traded products, such as ARK Web x.0 ETF, or hedge funds such as the Pantera Bitcoin Fund Ltd. to day-traders who invest in bitcoin by trading on Bitcoin Exchanges. See “Uses of Bitcoin—Bitcoin Exchange Market” below.

Historically, larger financial services institutions are publicly reported to have limited involvement in investment and trading in bitcoin. In December 2013, Wedbush Securities and Bank of America Merrill Lynch released preliminary research reports on Bitcoin as both a payment tool and investment vehicle. Additionally in December, the Federal Reserve Bank of Chicago released a primer on Bitcoin prepared by a senior economist. In early 2014, Fitch Ratings, Goldman Sachs, JPMorgan Chase, PricewaterhouseCoopers, UBS Securities and Wedbush Securities, among others, released additional research reports analyzing the Bitcoin Network on the basis of bitcoin value, technological innovation or payment system mechanics. In December 2014, the Federal Reserve Board’s Divisions of Research & Statistics and Monetary Affairs released an analysis of the Bitcoin Network’s transaction system and the Bitcoin Exchange Market’s economics. In addition, in October 2015, the Congressional Research Service, at the request of one (1) or more Members, released a report detailing the background and regulatory landscape of Bitcoin.

Retail Sector

The retail sector includes users transacting in direct peer-to-peer Bitcoin transactions through the direct sending of bitcoin over the Bitcoin Network. The retail sector also includes transactions between consumers paying for goods or services from commercial or service businesses through direct transactions or third-party service providers such as BitPay, Coinbase and GoCoin. BitPay, Coinbase and GoCoin each provide a merchant platform for instantaneous transactions whereby the consumer sends bitcoin to BitPay, Coinbase, or GoCoin, which then provides either the bitcoin or the cash value thereof to the commercial or service business utilizing the platform. PayPal, Square and Shopify are examples of traditional merchant payment processors or merchant platforms that have also added Bitcoin payment options for their merchant customers. Payment processing through the Bitcoin Network typically reduces the transaction cost for merchants, relative to the costs paid for credit card transaction processing. Consumers can now purchase goods or services through retail companies such as Overstock, DISH, Dell, Expedia, Microsoft, and Time, Inc.

Service Sector

This sector includes companies that provide a variety of services including the buying, selling, payment processing and storing of bitcoin. Coinbase and Circle are each multi-service financial institutions that provide digital wallets that store bitcoin for users and also serve as a retail gateway whereby users can purchase bitcoin for fiat currency. Coinbase, BitPay, BitPagos and GoCoin are examples of Bitcoin payment processors that allow merchants to accept bitcoin as payment. As the Bitcoin Network continues to grow in acceptance, it is anticipated that service providers will expand the currently available range of services and that additional parties will enter the service sector for the Bitcoin Network.

Historical Chart of the Price of Bitcoin, 2012-2016

The price of bitcoin is volatile and fluctuations are expected to have a direct impact on the value of the Shares. Movements in the price of bitcoin in the past are not a reliable indicator of future movements. Movements may be influenced by various factors, including, but not limited to, government regulation, security breaches experienced by service providers, as well as political and economic uncertainties around the world. The Sponsor believes that, like any commodity, bitcoin will fluctuate in value, but over time will gain a level of acceptance as a store of value, similar to certain precious metals.

The following chart illustrates the movements in the price of one (1) bitcoin in US Dollars as quoted from the Winklevoss Index (“WinkDex”), a bitcoin price index that is a volume-weighted exponential moving average of bitcoin prices across certain U.S. Dollar-denominated exchanges that meet specified criteria. The chart below reflects the price of bitcoin from January 1, 2012 to October 1, 2016.

The WinkDex represents a blended average price of bitcoin trading across a number of bitcoin exchanges, and is an indicator of the price of bitcoin over a historical period. It is calculated by blending the trading prices in U.S. dollars for the top three (by volume) qualified Bitcoin Exchanges during the previous two-hour period using a volume-weighted exponential moving average. This proprietary formula weights transactions proportionally by volume as well as exponentially by time to give greater weight both to higher volume transactions and more recent transactions. WinkDex tracks each actual trade of bitcoins for U.S. dollars on five qualified Bitcoin Exchanges. WinkDex’s proprietary index dynamically determines the top three by volume of these exchanges during the prior 24-hour period. It should not be confused with pricing on the Gemini Exchange, which has existed only since October 2015, nor the Gemini Exchange Auction Price.

Uses of Bitcoin

Global Bitcoin Market

Global trade in bitcoin consists of individual end-user-to-end-user transactions, together with facilitated exchange-based bitcoin trading on “lit” markets as well as “dark pools”. A limited market currently exists for bitcoin-based derivatives. The Trust represents the first Digital Asset ETP. Securitized instruments have been created for other marketplaces, but have encountered limited success due to their lack of transparency and thorough regulatory oversight. Three notable examples are the Grayscale Investment Trust, which trades under the ticker GBTC on OTC Markets (formerly the “Pink Sheets”) and does not qualify as an exchange-listed product, Bitcoin Tracker One, which trades under the ticker COINXBT on the Stockholm Stock Exchange, and the euro-denominated BitcoinETI Exchange Traded Instrument, which has been approved for admission to the Gibraltar Stock Exchange and will be co-listed on Deutsche Boerse. None of these instruments are held to the same regulatory scrutiny and oversight as a security listed under the Securities Act. Because of the high standards pursued in the creation and listing of the Trust, it will finally provide investors with a reliable and transparent vehicle for access to bitcoin as an asset class.

End-User-to-End-User

The Bitcoin end-user-to-end-user ecosystem operates on a continuous, 24-hour per day basis. This is accomplished through decentralized peer-to-peer transactions between parties on a principal-to-principal basis. All risks and issues of credit are between the parties directly involved in the transaction. Liquidity can change from time to time during the course of a 24-hour trading day. The Bitcoin Network rules that require transaction fees are generally not enforced; therefore transaction costs, if any, are negotiable between the parties and may vary widely, although, where transaction fees are included, they are paid by the spending party in a Bitcoin transaction. These transactions occur remotely through the Internet or in-person through forums such as Satoshi Square (an open-air bitcoin trading market held in New York City) and bulletin boards such as Localbitcoins. Marketplaces like LocalBitcoins and ICBIT are intended to bring together counterparties trading in bitcoin but do not provide any clearing or intermediary function and may or may not report transaction data such as price and volume.

Bitcoin Exchange “Lit” Market

U.S.-based Bitcoin Exchanges traded approximately $20 million of notional value daily throughout the six months ending October 1, 2016. On business days between September 21 and October 14, 2016, the volume has averaged more than 1,900 bitcoin (worth $1.2 million notional), representing more than 16% of all U.S.-based daily Bitcoin Exchange volume during that period. Additionally, the Gemini Exchange’s auction bolstered its share of the U.S.-based Bitcoin Exchange market to almost $1.7 million of notional daily volume for the six-month period ending October 1, 2016, representing almost 32% of such market, since it was first instituted on September 21, 2016. These marketplaces provide significant data with respect to prevailing valuations of bitcoin. Most Bitcoin Exchanges operate through pooled account systems, whereby the users of the Bitcoin Exchange send bitcoin and/or fiat currency to an account of the Bitcoin Exchange, which records user sub-account balances in a ledger entry system. Trades on pooled account exchanges are typically conducted “off-Blockchain,” meaning that they are settled by reallocating bitcoin and money to and from users on the balanced ledger of the Bitcoin Exchange. Therefore, a trade on a pooled account exchange will not result in a Bitcoin transaction being transmitted and subsequently recorded on the Blockchain, or of a money transfer going from one bank account to another. For a pooled-account Bitcoin Exchange, Bitcoin transactions and money transfers typically only occur during the withdrawal or deposit of bitcoin or fiat currency by an exchange customer, or if the Bitcoin Exchange needs to shift bitcoin or fiat currency between its pooled accounts for internal purposes. Nevertheless, Bitcoin Exchanges typically publish trade data including last price, bid and ask information, and trade volume, among other data, on their respective websites and through application programming interfaces (“APIs”).

Bitcoin Exchanges Have a History of Security Breaches

For most of 2013, Mt. Gox (a Japanese Bitcoin Exchange operated by Tibanne Co. Ltd.) was the largest online Bitcoin Exchange in the world. Supporting trading of bitcoin using sixteen (16) different fiat currencies, Mt. Gox accounted for nearly three-quarters of all Bitcoin Exchange Market trading during the first half of 2013. By August 2013, although Mt. Gox’s market share dropped to just over fifty (50) percent according to Bitcoinity, the four (4) largest Bitcoin Exchanges accounted for more than ninety (90) percent of the Bitcoin Exchange Market volume.

From September through the beginning of December of 2013, BTC China surpassed U.S. Dollar-denominated Bitcoin Exchanges. This was bolstered by large speculative demand in China which led to the emergence of several large Bitcoin Exchanges and volume on BTC China that was bolstered by a commission-free trading program. Following a December regulatory notice from the People’s Bank of China and five government ministries that limited the ability of Chinese regulated financial and payment institutions to do business with Bitcoin Exchanges, volume on BTC China and similar exchanges such as Huobi and OKCoin dropped significantly. By the end of 2014, volume on the major Bitcoin Exchanges that do not charge trading commission fees again outpaced the volume on the major U.S. Dollar-denominated exchanges such as BTC-e, Bitfinex and BitStamp.

On February 7, 2014, Mt. Gox suspended the withdrawal of bitcoin, though trading activity continued. Mt. Gox attributed the suspension to problems accounting for “transaction malleability,” which refers to the ability of Bitcoin nodes to adjust the “transaction ID” of a Bitcoin transaction prior to its inclusion in the Blockchain. A user of a Bitcoin Exchange that tracked payments through transaction IDs could then attempt to fool the exchange into believing it had failed to send a withdrawal and sending a second withdrawal in the same quantity. Mt. Gox also continued to delay U.S. Dollar withdrawals for a matter of weeks or months from the withdrawal request date. As a result, the price of bitcoin on Mt. Gox fell by more than sixty (60) percent from February 7 to February 18, 2014. BitStamp and BTC-e also temporarily suspended bitcoin withdrawals to review whether their bitcoin withdrawal system was exploitable through transaction malleability, but resumed withdrawals by February 15th. The March 2014 release of Bitcoin Core version 0.9.0 included software fixes that limited the ability to adjust the transaction ID of a Bitcoin transaction.

On February 25, 2014, Mt. Gox suspended trading on its platform and, three (3) days later, filed for bankruptcy protection in Japanese courts, stating that it had lost approximately eight hundred and fifty thousand (850,000) bitcoin, including approximately seven hundred and fifty thousand (750,000) bitcoin belonging to its customers. Mt. Gox subsequently recovered access to approximately two hundred thousand (200,000) of the lost bitcoin. As no fully reliable accounting has been publicly provided, it is difficult to assess whether Mt. Gox’s collapse was due to cyber-attacks (including denial of service and hacking incidents reported in 2011 and 2013), mismanagement or fraud, although many market participants believe Mt. Gox’s collapse was due to the latter. Following the cessation of trading activity on its platform, Mt. Gox has been in bankruptcy proceedings in Japan and the United States and is in the process of liquidation.

Bitcoin Exchanges may be susceptible to denial of service (“DoS”) attacks. In a DoS attack, an attacker bombards a Bitcoin Exchange with a large quantity of external requests, thus precluding the targeted Bitcoin Exchange from processing requests from genuine users, effectively or literally knocking the Bitcoin Exchange offline. In a DDoS Attack, the attacker gains control of and uses another party’s computer to launch the external requests. Mt. Gox was the victim of three (3) DDoS Attacks in April 2013 alone. Other large Bitcoin Exchanges also have suffered DDoS Attacks. DoS and DDoS Attacks can cause the price of bitcoin to fall substantially. Users, miners and service providers are similarly susceptible to such attacks. The Bitcoin Network protocol and software programs have internal mechanisms that mitigate but do not eliminate the likelihood and effects of DoS attacks and DDoS Attacks.

Bitcoin Exchanges also may be the victims of breaches in information security. In June 2011, a malicious actor hacked the Mt. Gox database and stole thousands of usernames, passwords and email addresses. In September 2012, Bitfloor was forced to go offline as a result of an attack through which a hacker gained access to private keys and twenty four thousand (24,000) bitcoin. Additionally, in August 2016, Bitfinex, a Hong Kong-based Bitcoin Exchange experienced a security breach resulting in the loss of approximately one hundred twenty thousand (120,000) bitcoin worth $65 million at the time.25

[25]	Such attacks have caused multiple Bitcoin Exchanges to close for brief periods. Hackers also can target users, miners and service providers. These attacks reflect negatively on the effectiveness of security measures undertaken by some participants in the Bitcoin economy and do not reflect the inherent cryptographic security of the Bitcoin Network.

Bitcoin Exchanges Operate Globally and Under Various Regulatory Regimes

As the Bitcoin Exchange Market has evolved, additional entrants have emerged and there are numerous Bitcoin Exchanges. Despite the regulatory uncertainty that has, at times, temporarily limited the ability of Chinese Bitcoin Exchanges such as BTCChina, Huobi and OKCoin to receive deposits of fiat currency, the policy of low or zero commission trading on such China-based Bitcoin Exchanges has resulted in reported volumes that exceed those of Bitcoin Exchanges primarily trading the BTC-USD trading pair. However, the self-reported volumes are often considered suspect by knowledgeable market participants. According to Bitcoinity’s tally of self-reported volumes, in the six-month period ending October 1, 2016, the trading pair of the Chinese Yuan and bitcoin represents approximately 97 percent of the bitcoin trading market (relative to other currency trading pairs), and has not accounted for less than half of such market on any day during that period. However, many Bitcoin Exchange participants are skeptical about the accuracy of these self-reported volumes on the China-based Bitcoin Exchanges. During the same six-month period, the BTC-USD trading pair has accounted for approximately 2 percent of the total self-reported bitcoin trading market. Self-reported bitcoin trades denominated in Euros and British Pounds accounted for 0.4 and 0.2 percent of the market, respectively.

Similarly, pricing on overseas Bitcoin Exchanges can make it difficult to accurately ascertain the equivalent pricing denominated in U.S. Dollars. Various publicly available data published by Blockchain Data LTD and others track foreign (fiat) currency arbitrage opportunities across global jurisdictions and currencies. For the six-month period ending October 1, 2016, daily bitcoin prices across U.S. Dollars, euros, Chinese RMB, British Pounds, and Canadian Dollars deviated by less than 1.9 percent on average and 3.1 at most, using standard spot foreign exchange rates.

Among the major pooled-account Bitcoin Exchanges, domicile, regulation and legal compliance varies. For example, the three (3) leading BTC-USD Bitcoin Exchanges available from Bitcoinity for the six-month period ending October 1, 2016 are located in Hong Kong, the U.S., and China. The level of protections and security varies on Bitcoin Exchanges and most Bitcoin Exchanges are relatively new and, in most cases, largely unregulated. Many Bitcoin Exchanges do not provide the public with significant information regarding their ownership structure, management teams, corporate practices or regulatory compliance. As government-mandated regulations increase, some Bitcoin Exchanges are beginning to register and fall under the supervision of government entities. For example, the Gemini Exchange is a facility of a New York State-chartered limited liability trust company and operates under the direct supervision and regulatory authority of the NYSDFS. Many Bitcoin Exchanges provide multiple services to customers including bitcoin exchanges, custody and wallet services.

Gemini Exchange is an affiliate of the Sponsor and the source of the Gemini Exchange Auction Price used by the Trust to calculate its NAV. Gemini Exchange is owned and operated by Gemini Trust Company, LLC, the Trust’s Custodian. As a facility of a New York State-chartered limited liability trust company, Gemini Exchange operates under the direct supervision and regulatory authority of the NYSDFS. The Gemini Trust Company is a fiduciary and must meet the capitalization, compliance, anti-money laundering, consumer protection and cyber security requirements as set forth by the NYSDFS. Gemini Exchange’s principal business is to provide an electronic trading platform and associated online presence to allow customers to exchange fiat currency (e.g., U.S. Dollars) for Digital Assets (e.g., bitcoin or ether) and vice versa.

Bitcoin Exchanges may also be susceptible to temporary or permanent shutdowns due to the imposition or violation of government regulations. For example, Bitcoin Exchanges may halt operations to register with a regulatory authority (e.g., registration with FinCEN as a money transmitter) on a voluntary basis or due to a regulator’s cease and desist order. Alternatively, Bitcoin Exchanges may determine that it is not commercially feasible to comply with registration requirements or regulatory limitations and may, therefore, cease operations voluntarily or due to a regulator’s cease and desist order or government seizure. A Bitcoin Exchange may also elect to not serve customers in a particular jurisdiction where regulatory uncertainty or hostility threatens the Bitcoin Exchange’s ability to operate. The likelihood or form that temporary or permanent shutdowns may occur will depend on the jurisdictions in which a Bitcoin Exchange is subject to regulation and the ongoing development of Bitcoin regulations in such jurisdiction.

Bitcoin Exchange Market “Dark Pools” and OTC Trading

In addition to transparent or “lit” online Bitcoin Exchanges with a traditional central limit order book structure, some trading in bitcoin takes place on an on-demand or over-the-counter (“OTC”) basis. Similar to mature securities, there are also private request for quote (RFQ) venues and “dark pools,” which are bitcoin trading platforms that do not publicly report limit order book data. Market participants have the ability to execute large block trades in a dark pool without revealing those trades and the related price data to the public Bitcoin Exchange Market; however, any withdrawal from or deposit to a dark pool platform must ultimately be recorded on the Blockchain, as must OTC transactions. Genesis Trading also operates a form of dark pool through a trading desk that buys and sells blocks of bitcoin without publicly reporting trade data. In June 2015, Kraken, a Bitcoin Exchange, launched a dark pool for bitcoin trades separate from its public central limit order book. Informal dark pools are currently believed to exist, particularly among wholesale buyers of bitcoin and Bitcoin Network mining groups that obtain bitcoin through mining. Such informal dark pools function as a result of the peer-to-peer nature of the Bitcoin Network, which allows direct transactions between any seller and buyer. As the Bitcoin Exchange Market and bitcoin dark pools have a limited history and no publicly available limit order book data, it is difficult to estimate the impact of dark pools on the Bitcoin Exchange Market.

Global Bitcoin Derivatives Markets

Nascent derivatives markets for bitcoin now exist. For example, certain types of options, futures contracts for differences and other derivative instruments are available in certain jurisdictions; however, many of these are not available in the United States and generally are not regulated to the degree that U.S. investors expect derivative instruments to be regulated. The CFTC has approved TeraExchange, LLC as a SEF, on which bitcoin swap contracts may be entered into. On October 9, 2014, TeraExchange announced that it had hosted the first executed bitcoin swap traded on a CFTC-regulated platform. Additionally in September 2015, the CFTC issued an order temporarily registering LedgerX LLC as a SEF. LedgerX also previously applied for registration as a derivatives clearing organization (“DCO”) although its application is still in the process of CFTC approval. Other parties have acknowledged submitting applications for registration to the CFTC, though no other bitcoin-focused derivatives platform has been approved for registration by the CFTC. Various platforms and Bitcoin Exchanges also offer trading on margin. Currently, the open interest in these bitcoin derivative instruments is quite limited in comparison to the volume of actual bitcoin trades. As previously noted, in the September 2015 Coinflip case, the CFTC instituted and settled administrative proceedings that involved a bitcoin derivatives trading platform and its chief executive officer. In Coinflip, the CFTC determined that bitcoin and other “virtual currencies” (also known as Digital Assets) are properly defined as commodities under the CEA and CFTC regulations, and applied CEA provisions and CFTC regulations that apply to transactions in commodity options and swaps to the conduct of the bitcoin derivatives trading platform, including anti-manipulation provisions. While the SEC has not opined on the legal characterization of bitcoin as a security, it has taken various actions against persons or entities misusing bitcoin in connection with fraudulent schemes (i.e., Ponzi schemes), inaccurate and inadequate publicly disseminated information, the offering of unregistered securities, and an unauthorized share redemption program.26

Goods and Services

Bitcoin can also be used to purchase goods and services, either online or at physical locations, although reliable data is not readily available about the retail and commercial market penetration of the Bitcoin Network. In January 2014, U.S. national online retailers Overstock and TigerDirect began accepting Bitcoin payments. Over the course of 2014, computer hardware and software company Microsoft began accepting bitcoin as online payment for certain digital content, online retailer NewEgg began accepting bitcoin, and computer hardware

[26]	See supra note 3.

company Dell began accepting bitcoin. Additionally, Apple, Inc. approved the inclusion of certain approved bitcoin wallet applications on the Apple App Store. There are thousands of additional online merchants that accept bitcoin, and the variety of goods and services for which bitcoin can be exchanged is increasing. Currently, local, regional and national businesses, including Time Inc., Wikimedia, WordPress, Expedia and Foodler, accept bitcoin. Bitcoin service providers such as BitPay, and Coinbase provide means to spend bitcoin for goods and services at additional retailers. There are also many real-world locations that accept bitcoin throughout the world.

As of October 2016, it was estimated that as many as one hundred thousand (100,000) merchants or businesses accept, or have the technological infrastructure to choose to accept (e.g., Shopify merchants), bitcoin as payment. In September 2014, payments giant PayPal announced a partnership with merchant processors including BitPay and Coinbase to expand their Bitcoin-related services to PayPal’s merchant customers, thereby significantly expanding the reach of bitcoin-accepting merchants. To date, the rate of consumer adoption and use of bitcoin in paying merchants has trailed the broad expansion of retail and commercial acceptance of bitcoin. Nevertheless, there will likely be a strong correlation between continued expansion of the Bitcoin Network and its retail and commercial market penetration.

Anonymity and Illicit Use

The Bitcoin Network was not designed to ensure the anonymity of users, despite a common misperception to the contrary. All Bitcoin transactions are recorded on the Blockchain and any individual or government can trace the flow of bitcoin from one address to another. Off-Blockchain transactions occurring off the Bitcoin Network are not recorded and do not represent actual Bitcoin transactions or the transfer of bitcoin from one public Bitcoin address to another, though information regarding participants in an Off-Blockchain transaction may be recorded by the parties facilitating such Off-Blockchain transactions. Public Bitcoin addresses are randomized sequences of twenty-seven (27) to thirty-four (34) alphanumeric characters that, standing alone, do not provide sufficient information to identify users; however, various methods may be used to connect an address to a particular user’s identity, including, among other things, simple Internet searching, electronic surveillance and statistical network analysis, using forensic Blockchain analysis tools and data mining. Anonymity is also reduced to the extent that certain Bitcoin Exchanges, including the Gemini Exchange, and other service providers collect customers’ personally identifiable information (“PII”) in order to comply with legal and regulatory requirements. In many cases, a user’s own activity on the Bitcoin Network or on Internet forums may reveal information about the user’s identity.

Users may take certain precautions to enhance the likelihood that they and their transactions will remain anonymous. For instance, a user may send its bitcoin to different Bitcoin addresses multiple times to make tracking the bitcoin through the Blockchain more difficult or, more simply, engage a so-called “mixing” or “tumbling” service to switch its bitcoin with those of other users. However, these precautions do not guarantee anonymity and are illegal to the extent that they constitute money laundering or otherwise violate the law.

As with any other asset or medium of exchange, bitcoin can be used to purchase illegal goods or fund illicit activities. For example, Silk Road, an anonymous online marketplace that sold illegal substances prior to its seizure and the arrest of its founder and operator in October 2013, accepted only bitcoin. Although the SEC has not opined on the legal characterization of bitcoin as a security, it has taken various actions against persons or entities misusing bitcoin in connection with fraudulent schemes (i.e., Ponzi schemes), inaccurate and inadequate publicly disseminated information, the offering of unregistered securities, and an unauthorized share redemption program.27 The use of bitcoin for illicit purposes, however, is not promoted by the Bitcoin Network or the user community as a whole.

[27]	See supra note 3.

Competition

Bitcoin is not the only Digital Asset founded on math-based algorithms and cryptographic security, although it is considered the most prominent. Approximately seven hundred (700) other Digital Assets or “altcoins” have been developed since the Bitcoin Network’s inception, including Litecoin, Ether and Ripple. The Bitcoin Network, however, possesses the “first-to-market” advantage and thus far has the largest market capitalization and is secured by a mining network with significantly more aggregate hashrate than the networks of any other Digital Assets.

Government Oversight

The Bitcoin Network is a recent technological innovation and the regulatory schemes to which bitcoin and the Bitcoin Network may be subject have not been fully explored or developed. For example, the SEC has yet to issue an official statement describing how it will treat bitcoin for a variety of regulatory purposes, and the CFTC, despite issuing a settlement order determining that bitcoin is a commodity (as detailed above), has not adopted a policy statement or rule delineating its treatment of bitcoin.

Until February 2014, the only U.S. federal regulator to release official guidance on bitcoin and the Bitcoin Network was FinCEN, a bureau of the U.S. Department of the Treasury responsible for the federal regulation of currency market participants. On March 18th, 2013, FinCEN issued interpretive guidance relating to the application of the Bank Secrecy Act to distributing, exchanging and transmitting “virtual currencies.” More specifically, it determined that a Bitcoin user will not be considered a MSB or be required to register, report and perform recordkeeping; however, an administrator or exchanger of bitcoin must be a registered money services business under FinCEN’s money transmitter regulations. As a result, Bitcoin Exchanges that deal with U.S. residents or otherwise fall under U.S. jurisdiction are required to obtain licenses and comply with FinCEN regulations. FinCEN released additional guidance on January 30, 2014, April 29, 2014, October 27, 2014 and August 14, 2015, clarifying that most miners, software developers, hardware manufacturers, escrow service providers and investors in bitcoin would not be required to register with FinCEN on the basis of such activity alone, but that Bitcoin Exchanges, payment processors and convertible Digital Asset administrators would likely be required to register with FinCEN on the basis of the activities described in the October 2014 and August 2015 letters.

Although the SEC has not opined on the legal characterization of bitcoin as a security, it has taken various actions against persons or entities misusing bitcoin in connection with fraudulent schemes (i.e., Ponzi schemes), inaccurate and inadequate publicly disseminated information, and the offering of unregistered securities.28 Clarity regarding the treatment of bitcoin was obtained on September 17, 2015, when the CFTC instituted and settled the Coinflip case. The Coinflip order found that the respondents (i) conducted activity related to commodity options transactions without complying with the provisions of the CEA and CFTC regulations, and (ii) operated a facility for the trading of swaps without registering the facility as a SEF or DCM. The Coinflip order was significant as it is the first time the CFTC determined that bitcoin and other virtual currencies are properly defined as commodities under the CEA. Based on this determination, the CFTC applied CEA provisions and CFTC regulations that apply to transactions in commodity options and swaps to the conduct of the bitcoin derivatives trading platform. Also of significance, is that the CFTC appears to have taken the position that bitcoin is not encompassed by the definition of currency under the CEA and CFTC regulations. The CFTC defined bitcoin and other “virtual currencies” as “a digital representation of value that functions as a medium of exchange, a unit of account, and/or a store of value, but does not have legal tender status in any jurisdiction. Bitcoin and other virtual currencies are distinct from ‘real’ currencies, which are the coin and paper money of the United States or another country that are designated as legal tender, circulate, and are customarily used and accepted as a medium of exchange in the country of issuance.”

[28]	See supra note 3.

The CFTC affirmed its approach to the regulation of bitcoin and bitcoin-related enterprises on June 2, 2016, when the CFTC settled charges against Bitfinex, a Bitcoin Exchange based in Hong Kong. In its Order, the CFTC found that Bitfinex engaged in “illegal, off-exchange commodity transactions and failed to register as a futures commission merchant” when it facilitated borrowing transactions among its users to permit the trading of bitcoin on a “leveraged, margined or financed basis” without first registering with the CFTC.29

On March 25, 2014, the IRS released guidance on the treatment of virtual convertible currencies, such as bitcoin, for U.S. federal income tax purposes. The guidance, the first issued by a U.S. government agency regarding the asset classification of bitcoin, classified bitcoin as “property” that it is not currency for U.S. federal income tax purposes. The guidance clarified that bitcoin could be held as capital assets and that holders of bitcoin were required to track gains and losses relating to their cost basis at acquisition and their amount realized upon sale or other disposition of the bitcoin. The IRS also clarified that bitcoin received as payment (e.g., as wages or, in the case of a miner, as a reward for solving a block) would be taxable as ordinary income using the fair market value of bitcoin when received. The asset classification of bitcoin by the IRS is not controlling on other government agencies for purposes other than those relating to U.S. federal income tax.

On June 26, 2014, the U.S. Government Accountability Office publicly released a Report to the Committee on Homeland Security and Government Affairs that summarized regulatory, law enforcement and consumer protection assessments regarding the Bitcoin economy and Bitcoin in general. The report recommended that the U.S. Consumer Financial Protection Bureau participate in inter-agency working groups on Bitcoin to assess how the agency might address Bitcoin-related consumer protection issues. The report echoed, in part, a May 7, 2014 investor alert published by the SEC that highlighted fraud and other concerns relating to certain investment opportunities denominated in bitcoin and fraudulent and unregistered investment schemes targeted at participants in online Bitcoin forums. In the fall of 2014, the SEC is reported to have initiated an inquiry into the sale of unregistered securities denominated in bitcoin or altcoins, and into the sale of “crypto-equity” (i.e., tokens for use on altcoin programming platforms), although the Sponsor has not verified the scope or veracity of such reports due to the confidentiality of such inquiries.

As of April 2016, the U.S. Congress, U.S. Senate Committee on Homeland Security and Government Affairs, U.S. Senate Committee on Banking, Housing and Urban Affairs, the CFTC, the NYSDFS, and the Conference of State Bank Supervisors had initiated formal inquiries into or held hearings on Digital Assets, including bitcoin, and possible regulation thereof. Members of the private sector and representatives of the Department of Justice, Secret Service and FinCEN (among other government agencies) had participated in such inquiries and hearings.

U.S. state regulators, including the California Department of Financial Institutions, NYSDFS, Virginia Corporation Commission, Idaho Department of Financial Services and Washington State Department of Financial Institutions, have similarly released interpretations or mandates that Bitcoin Exchanges and similar Bitcoin service providers register on a state-level as MTs or MSB. In June 2014, the State of California adopted legislation that would formally repeal laws that could be interpreted as making illegal the use of bitcoin or other Digital Assets as a means of payment. In February 2015, a bill was introduced in the California State Assembly to establish a licensing regime for businesses engaging in virtual currencies. In September 2015, the bill was ordered to become an inactive file and as of the date of this registration statement there hasn’t been further consideration by the California State Assembly. As of August 2016, the bill was withdrawn from consideration for vote for the remainder of the year.

In July 2014, the NYSDFS proposed the first US regulatory framework for licensing participants in “virtual currency business activity.” The proposed regulations, known as the “BitLicense,” are intended to focus on consumer protection and, after the closure of an initial comment period that yielded 3,746 formal public comments and a reproposal, the NYSDFS issued its final “BitLicense” regulatory framework in June 2015. The

[29]	See supra note 5.

“BitLicense” regulates the conduct of businesses that are involved in “virtual currencies” in New York or with New York customers and prohibits any person or entity involved in such activity to conduct activities without a license. The “BitLicense” requires, among other things, that licensees are adequately capitalized, maintain detailed books and records, adopt anti-money laundering policies, ensure they have robust cyber security policies and incorporate a variety of other compliance policies. As of June 2016, the NYSDFS has granted a “BitLicense” to two (2) market participants.

Additionally, the NYSDFS issued a public order in March 2014 initiating a process for accepting charter applications for virtual currency exchanges under existing New York banking law. In October 2015, the NYSDFS granted a charter under New York State banking law to Gemini Trust Company, LLC, the Trust’s Custodian. As a New York State-chartered limited liability trust company, the Custodian operates under the direct supervision and regulatory authority of the NYSDFS. The Custodian is a fiduciary and is required to meet the capitalization, compliance, anti-money laundering, consumer protection and cyber security requirements as set forth by the NYSDFS.

On December 16, 2014, the Conference of State Bank Supervisors released for public comment a proposed model regulatory framework for state regulation of participants in “virtual currency activities.” Although similar in some regards, the proposed model framework does not track completely the BitLicense regulations in New York. The Conference of State Bank Supervisors proposed framework is a non-binding model and would have to be independently adopted, in sum or in part, by state legislatures or regulators on a case-by-case basis. In numerous other states, including Connecticut, North Carolina, New Hampshire and New Jersey, legislation is being proposed or has been introduced regarding the treatment of bitcoin and other Digital Assets. The Sponsor will continue to monitor for developments in such legislation, guidance or regulations.

In addition, various foreign jurisdictions may adopt laws, regulations or directives that affect Bitcoin. In October 2012, the European Central Bank issued a report on “virtual currency” schemes indicating that Bitcoin may become the subject of regulatory interest in the European Union. In August 2013, the German Ministry of Finance released an interpretation that labeled bitcoin to be a form of private money or a unit of account that is not recognized as a full currency, but is subject to German tax laws. A recent ruling by the Court of Justice of the European Union on October 22, 2015 found that a bitcoin exchange’s trading of bitcoin for conventional currency (such as Euros or Swedish Krona) and vice versa was subject to value added tax (“VAT”) rules because it constituted the supply of services for consideration. However, the court also found that bitcoin could qualify for an exception reserved for transactions related to currency, bank notes, and other legal tender, and thus the bitcoin trading could be exempted from VAT. The ruling shows that bitcoin tax treatment in the European Union has moved more closely in-line with that of conventional currency. Foreign government bodies have also initiated public inquiries similar to those taken by US government bodies, including public hearings on Digital Assets, including bitcoin, held by both the French and Canadian Senates. In October 2015, the European Court of Justice determined that exchanging transactions in Digital Assets are exempt from value-added taxes in the same manner as traditional currencies. In July 2016, the European Commission released a draft directive that proposed applying counter-terrorism and anti-money laundering regulations to virtual currencies, and in September 2016, the European Banking authority advised the European Commission to institute new regulation specific to virtual currencies, with amendments to existing regulation as a stopgap measure.

On December 5, 2013, the People’s Bank of China and five Chinese ministries released a notice that restricted Bitcoin activity among its financial and payment institutions while classifying bitcoin as a “virtual commodity” that was legal to own and speculate in. Over the subsequent six (6) months, news reports from China indicated that many banking institutions and third-party payment processors in China had received private guidance leading them to close Bitcoin Exchange bank accounts that held Chinese Yuan on behalf of exchange customers. As a result, though the Chinese government has not banned the use of bitcoin or the holding of bitcoin, the effective result of the public and private notices has been to severely restrict the operation of Chinese Bitcoin Exchanges through the limitation of customers’ ability to deposit or withdraw Chinese Yuan with or from the exchanges. During the second half of 2014, Chinese Bitcoin Exchanges again began to accept deposits of

Chinese Yuan through the use of third-party payment providers, and trading activity returned to higher levels. In January 2016, the People’s Bank of China, China’s central bank, disclosed that it has been studying a state-backed electronic monetary system and potentially had plans for its own state-backed electronic money.

In Russia, state agencies and prosecutors have released guidance or statements that have hampered the growth of Bitcoin. In January 2014, anonymous electronic transfers were restricted to de minimis sums; although Bitcoin transactions are not truly anonymous, this measure has been taken to apply to the Bitcoin Network. Additionally, a central bank statement warned of the association of Bitcoin and money laundering and terrorist activity. In early February, a prosecutor implied that the use of Bitcoin and bitcoin themselves were not legal tender and were illegal, although whether this amounted to a ban on Bitcoin has been questioned. In April 2016, it was reported that the Russian Finance Ministry was considering proposing regulations that would prohibit the issuance of all Digital Assets or their use in exchange for goods or services in Russia. However, in July 2016, in a significant change in tone, the Russian Ministry of Finance indicated it supports a proposed law that bans bitcoin domestically but allows for its use as a foreign currency.

After the United States, China and Russia were among the next tier of large Bitcoin-using jurisdictions as of late 2013. The impact of the restrictions has been seen in a decline of Chinese investment activity in bitcoin and a reduction in the number of Bitcoin nodes operating in Russia had continued into late 2014, despite a pickup in trading volume on Chinese Bitcoin Exchanges. Less active Bitcoin jurisdictions in Iceland (conversion between bitcoin and krona prohibited), Vietnam (financial services firms prohibited from interacting with Bitcoin) and Bolivia (use of bitcoin prohibited by the Central Bank of Bolivia) have more severely restricted the use of bitcoin with little impact on the global growth of Bitcoin. Similarly, the reported ban on decentralized Digital Assets in Ecuador (made in advance of plans to introduce a government backed electronic cash system) have had no visible impact on the Bitcoin Network due to limited use of bitcoin in Ecuador.

While jurisdictions such as Germany and China have taken a preliminary regulatory stance on Bitcoin, countries such as India have declined to apply regulation to Bitcoin when afforded the opportunity. In June 2014, the Swiss government elected not to regulate Bitcoin use and issued guidance on the further development and future application of laws to Bitcoin-related activity in Switzerland. Among others, Australia, Finland and the Netherlands have joined Canada and Germany among the foreign countries releasing formal or informal tax guidance regarding Bitcoin income or operations.

Due in part to its international nature and the nascent stage of regulation, along with the limited experience with Bitcoin of, and language barriers between, international journalists, information regarding the regulation of Bitcoin in various jurisdictions may be incomplete, inaccurate or unreliable. For example, news of the People’s Bank of China notice release on December 5, 2013 was followed by days of confusion relating to difficulty in interpreting and analyzing the content of the release. In another instance, on July 29, 2013, a Bitcoin service business in Thailand announced that, in a meeting with the Bank of Thailand, regulators from the Foreign Exchange Administration and Policy Department had functionally banned Bitcoin activity in the country, leading to widespread reporting of a blanket ban. Later reporting, however, questioned whether the Bank of Thailand regulators had the authority, or ever expressed the intention, to ban all Bitcoin use in Thailand. Additionally in the first quarter of 2014, the Bank of Thailand issued a warning to its citizens regarding the risks of Bitcoin and stated that it is not a currency. Despite these announcements, bitcoin exchanges continue to operate in Thailand converting bitcoin to and from Thai baht.

In April 2015, the Japanese Cabinet approved proposed legal changes that would reportedly treat Bitcoin and other Digital Assets as included in the definition of currency. These regulations would, among other things, require market participants, including exchanges, to meet certain compliance requirements and be subject to oversight by the Financial Services Agency, a Japanese regulator. These changes were approved by the Japanese Diet in May 2016 and are expected to be effective beginning in 2017.

As both the regulatory landscape develops and journalistic familiarity with Bitcoin increases, mainstream media’s understanding of Bitcoin and the regulation thereof may improve.

Not A Regulated Commodity Pool

The Trust will not trade, buy, sell or hold bitcoin derivatives, including bitcoin futures contracts, on any futures exchange. The Trust is authorized solely to take immediate delivery of actual bitcoin. The Sponsor does not believe the Trust’s activities are required to be regulated by the CFTC under the CEA as a “commodity pool” under current law, regulation and interpretation. The Trust will not be operated by a CFTC-regulated commodity pool operator because it will not trade, buy, sell or hold bitcoin derivatives, including bitcoin futures contracts, on any futures exchange. Investors in the Trust will not receive the regulatory protections afforded to investors in regulated commodity pools, nor may the COMEX division of the New York Mercantile Exchange or any futures exchange enforce its rules with respect to the Trust’s activities. In addition, investors in the Trust will not benefit from the protections afforded to investors in bitcoin futures contracts on regulated futures exchanges.

BUSINESS OF THE TRUST

The activities of the Trust will be limited to (i) issuing Baskets in exchange for the actual bitcoin deposited by the Authorized Participants with the Custodian as consideration; (ii) transferring actual bitcoin as necessary to cover the Sponsor’s Fee and as necessary to pay Trust expenses not assumed by the Sponsor and other liabilities; (ii) transferring actual bitcoin in exchange for Baskets surrendered for redemption by the Authorized Participants; (iv) causing the Trustee to sell bitcoin on the termination of the Trust; and (v) engaging in all administrative and custodial procedures necessary to accomplish such activities in accordance with the provisions of the Trust Agreement, the Administration Agreement, the Transfer Agency and Services Agreement, the Trust Custody Agreement, the License Agreement (as defined below under “The Sponsor—Intellectual Property License Agreement”) and Authorized Participant Agreements. The Trust will not be actively managed. It will not engage in any activities designed to obtain a profit from, or to ameliorate losses caused by, changes in the market prices of bitcoin.

Trust Objective

The investment objective of the Trust is for the Shares to track the price of bitcoin using the Gemini Exchange Auction Price on each Business Day, less the Trust’s liabilities (which include accrued but unpaid fees and expenses). The Shares are designed for investors seeking a cost-effective and convenient means of gaining investment exposure to bitcoin similar to a direct investment in bitcoin. A substantial direct investment in bitcoin may require expensive and sometimes complicated arrangements in connection with the acquisition, security and safekeeping of the bitcoin and may involve the payment of substantial fees to acquire such bitcoin from third-party facilitators through cash payments of U.S. Dollars. Although the Shares will not be the exact equivalent of a direct investment in bitcoin, they provide investors with an alternative that allows them to gain investment exposure to bitcoin.

Strategy Behind the Shares

The Shares are intended to offer investors an opportunity to participate in bitcoin markets through an investment in securities. On the first day of trading, each Share in the Seed Baskets of equivalent value to [0.10] bitcoin. The logistics of accepting, transferring and safekeeping of actual bitcoin are dealt with by the Custodian using the Cold Storage System, and the related expenses are built into the price of the Shares. Therefore, the investor does not have any additional tasks or costs over and above those associated with dealing in any other publicly traded security.

The Shares are intended to provide investors with a cost-efficient and convenient means of gaining investment exposure to bitcoin similar to a direct investment in bitcoin. The Shares offer an investment that is:

•

Easily Accessible and Relatively Cost Efficient. Investors in the Shares can also directly access bitcoin through the Bitcoin Exchange Market. The Sponsor believes that investors will be able to more effectively implement strategic and tactical asset allocation strategies that use bitcoin by using the Shares instead of directly purchasing and holding bitcoin, and for many investors, transaction costs related to the Shares will be lower than those associated with the direct purchase, storage and safekeeping of bitcoin.

•

Exchange-Traded and Transparent. The Shares will be listed on Bats, providing investors with an efficient means to implement various investment strategies. Upon effectiveness of the registration statement of which this prospectus is a part, the Shares will be eligible for margin accounts and will be backed by the assets of the Trust. The Trust will not hold or employ any derivative securities. The value of the Trust’s holdings will be reported each day on www.coin-etf.com, the Trust’s website, and in quarterly financial statements. Furthermore, the fact that the Trust will be regulated by the Exchange and by the Commission under the Act provides a level of oversight not provided by any other current Bitcoin Exchanges or service providers. The Sponsor represents that the Trust will enter into an information sharing agreement with the Gemini Exchange enabling it to obtain and publish the Gemini Exchange Auction Price on the Trust’s website. In addition, the Sponsor will arrange for the Gemini Exchange to share data regarding the Gemini Exchange Auction Price and other trading data with the Exchange. See “Bitcoin Value—Gemini Exchange Auction Price” above. Lastly, the Exchange has the ability to halt trading and delist the Shares of the Trust under certain circumstances and, more generally, retains broad discretionary authority over the continued listing of securities on the Exchange, as further described below.

•

Proprietary Cold Storage System. The Custodian has been appointed to store and safekeep the Trust’s bitcoin using a state-of-the-art, proprietary Cold Storage System. Similar hardware, software, administration and continued technological development may not be available or cost-efficient for many investors. WIP is the owner of certain intellectual property and it has licensed such intellectual property to the Sponsor for use by the Custodian and its service providers in the safekeeping of the Trust’s bitcoin.

The Trust differentiates itself from competing Digital Asset ETPs, to the extent that such Digital Asset ETPs may develop, in the following ways:

•

Proprietary Cold Storage of Private Keys. The Trust utilizes the Custodian’s state-of-the-art, proprietary Cold Storage System and related protocols and internal controls for storing and safekeeping the Trust’s bitcoin. Other Digital Asset ETPs may or may not utilize proprietary cold storage systems that create similar redundancies and safeguards to protect against theft or loss.

•

Private Key Management. The Custodian generates, stores and manages the private keys that control the Trust’s bitcoin completely offline (i.e., air-gapped) onboard hardware security modules (“HSMs”) for the lifetime of each private key. The Cold Storage System only uses HSMs that have achieved a rating of FIPS PUB 140-2 Level 3 (or higher).[30] HSMs (each, a “Signer”) are tamper-resistant computers used by the Custodian to digitally sign (i.e., authenticate) any transfer of the Trust’s bitcoin. The Custodian’s Cold Storage System utilizes multiple-signature (“Multisig”) technology with a “2-of-3” signing design that requires a signature from at least two (2) of three (3) potential Signers in order to move the Trust’s bitcoin. This provides both security against attacks and tolerance to losing access to a minority of facilities or private keys, thereby eliminating single points of failure. In addition, the operation of a Signer requires the coordinated actions of multiple employees (each a “Signatory”) to protect against insider malfeasance. All Signatories have undergone background checks by a third-party vendor and are subject to, with or without the Signatory’s knowledge, ongoing background checks at the discretion of the Custodian. All Signatories have been fingerprinted, and all fingerprint cards and accompanying information are retained by the Custodian for the duration of the Signatory’s tenure and for a minimum of three (3) years thereafter. Lastly, the Cold Storage System is comprised of hardware that is sourced from multiple, diverse manufacturers to guard against supply-chain risks. Other Digital Asset ETPs may not utilize proprietary cold storage or may utilize different cold storage-related hardware and security protocols to store private keys that do not create similar redundancies and safeguards to surrounding private keys to protect against theft or loss.

•

Storage of Signers. The Custodian stores the Signers, as well as back ups, that hold the private keys that control the Trust’s bitcoin in various geographically distributed, access-controlled facilities throughout the United States. The Custodian is not prohibited from using access-controlled facilities outside the United States. Other Digital Asset ETPs may store private keys in

[30]	NIST issued FIPS PUB 140-2 to coordinate the requirements and standards for the secure design and implementation of cryptographic modules that include both hardware and software components and it defines four increasing, qualitative levels of security. See National Institute for Standards and Technology, “Security Requirements for Cryptographic Modules” Federal Information Processing Standards Publication 140-2 (updated Dec. 3, 2002). See also, supra note 17.

locations around the world, or may use financial instruments to seek their investment objectives. The geographic and political considerations of storing private keys in the United States may appeal to certain investors.

•

Cold Storage System Controls Audit. The Custodian will engage an independent audit firm to periodically audit the Custodian’s Cold Storage system protocols and internal controls (“Internal Controls Audit”), and report to the Custodian at least annually on such matters. The Custodian will pay costs relating to the engagement of the independent audit firm, as well as the costs of any repairs or upgrades to the Cold Storage System. The Custodian will share any reports related to the Internal Controls Audit with the Sponsor.

•

Proof of Control. The Custodian’s Cold Storage System was purpose-built to demonstrate “proof of control” of the private keys associated with its public Bitcoin addresses. The Sponsor and the Custodian have engaged an independent audit firm to verify that the Custodian can demonstrate “proof of control” of the private keys that control the Trust’s bitcoin (“Proof of Control Audit”) on a monthly basis. Other Digital Asset ETPs may not be able to or willing to provide “proof of control” of the private keys that control their bitcoin.

•

Custodian. The Custodian that holds the private keys for the Trust is Gemini Trust Company, LLC, a New York State-chartered limited liability trust company and an affiliate of the Sponsor. As a New York State-chartered limited liability trust company, the Custodian operates under the direct supervision and regulatory authority of the NYSDFS. The Custodian is a fiduciary and required to meet the capitalization, compliance, anti-money laundering, consumer protection and cyber security requirements as set forth by the NYSDFS. Other Digital Asset ETPs that use cold storage may not use a licensed custodian or a fiduciary to their private keys.

•

Directly Held Bitcoin. The Trust directly owns actual bitcoin custodied through the Custodian using the Custodian’s proprietary Cold Storage System. The direct ownership of bitcoin is not subject to counterparty or credit risks. This may differ from other Digital Asset ETPs that may provide bitcoin exposure through other means, such as the use of financial or derivative instruments.

•

Structure. The Shares are intended to track the price of bitcoin using the Gemini Exchange Auction Price, less the Trust’s liabilities (which include accrued but unpaid fees and expenses). The Trust seeks to achieve this objective by directly owning bitcoin. This structure may be different from other Digital Asset ETPs that seek to track the price of bitcoin or other Digital Assets through the use of futures contracts or through derivative instruments.

Secondary Market Trading

While the Trust’s investment objective is for the Shares to track the price of bitcoin using the Gemini Exchange Auction Price on each Business Day, the Shares may trade in the secondary market on Bats at prices that are lower or higher relative to the NAV. The amount of the discount or premium in the trading price relative to the NAV may be influenced by non-concurrent trading hours and liquidity between Bats and larger Bitcoin Exchanges in the Bitcoin Exchange Market. While the Shares will be listed on Bats, which has its Regular Trading Session from 9:30 a.m. until 4:00 p.m. Eastern Time on Business Days, shares may be traded at other times and in other venues. The price of Shares may reflect the liquidity in the global bitcoin markets, which may fluctuate depending upon the volume and availability of larger Bitcoin Exchanges. As a result, during periods in which Bitcoin Exchange Market liquidity is limited or a major Bitcoin Exchange is offline, trading spreads, and the resulting premium or discount, on the Shares may widen.

Trust Expenses

The Trust’s only ordinary recurring expense is expected to be equal to the Sponsor’s Fee. In exchange for the Sponsor’s Fee, the Sponsor has agreed to assume the following administrative and marketing expenses incurred by the Trust: the Trustee’s monthly fee and reimbursable expenses (including indemnification amounts)

under the Trust Agreement, the Administrator’s monthly fees and reimbursable expenses under the Administration Agreement, the Transfer Agent’s monthly fees and reimbursable expenses under the Transfer Agency and Services Agreement, the Custodian’s monthly fees and reimbursable expenses under the Trust Custody Agreement, Exchange listing fees, SEC registration fees, printing and mailing costs, costs associated with maintaining the Trust’s website, audit fees, marketing expenses, and up to $100,000 per annum in legal expenses. The Sponsor will also pay the costs of the Trust’s organization and the initial sale of the Shares, including the applicable SEC registration fees.

The Sponsor’s Fee will accrue daily in bitcoin at an annualized rate equal to [    ] percent of the bitcoin held by the Trust and will be payable monthly in arrears. The Sponsor, from time to time, may temporarily waive all or a portion of the Sponsor’s Fee at its discretion for a stated period of time. Presently, the Sponsor does not intend to waive any of its fees.

The Sponsor’s Fee shall be calculated by the Administrator and paid by transfer of bitcoin from the Trust Custody Account to the Sponsor Custody Account monthly on the first business day of each month, or as soon as practicable thereafter.

Upon the receipt of written instructions from the Sponsor, and based on amounts determined by the Administrator, the Custodian will transfer bitcoin from the Trust Custody Account to the Trust Expense Account to permit the payment of Trust Expenses not assumed by the Sponsor. The Sponsor will instruct the Custodian to the transfer the quantity of bitcoin needed to pay extraordinary expenses to the Trust Expense Account. Once such bitcoin is in the Trust Expense Account, the Custodian will sell such number of bitcoin at such times as may be necessary to permit payment in cash of Trust expenses not assumed by the Sponsor. The Custodian will transfer bitcoin from the Trust Custody Account to the Trust Expense Account at such times required to permit such payments as they become due. Accordingly, the number of bitcoin to be transferred out of the Trust Custody Account will vary from time to time depending on the level of the Trust’s expenses and the Gemini Exchange Auction Price.

If the Administrator instructs the Sponsor or the Custodian to sell bitcoin in the Trust Expense Account, any cash received by the seller pending payment of the Trust’s expenses will not bear any interest. To the extent the Administrator instructs the Sponsor or the Custodian to transfer to the Trust Expense Account bitcoin in excess of the quantity needed to pay the Trust’s extraordinary expenses, the Administrator will instruct the Custodian to promptly return such remaining bitcoin by transfer to the Trust Custody Account. Each delivery, transfer or sale of bitcoin by the Trust to pay the Sponsor’s Fee or other Trust expenses will be a taxable event for Shareholders. See “United States Federal Income Tax Consequences—Taxation of U.S. Shareholders.”

Extraordinary Expenses of the Trust

The following expenses are paid out of the assets of the Trust:

•	any expenses of the Trust (including the Sponsor’s Fee) that are not assumed by the Sponsor;
•	any taxes and other governmental charges that may fall on the Trust or its property;
•

any expenses of any extraordinary services performed by the Sponsor or the Trustee on behalf of the Trust or expense of any action taken by the Sponsor or the Trustee to protect the Trust and the rights and interests of holders of the Shares; and

•	any indemnification of the Sponsor, Administrator or other agents, service providers or counterparties of the Trust.

The Sponsor or the Custodian, at the direction of the Sponsor, may liquidate the Trust’s property from time to time as necessary to permit payment of the fees and expenses that the Trust is required to pay.

Impact of Trust Expenses on the Trust’s Net Asset Value

The Trust will transfer bitcoin to the Sponsor Custody Account in payment of the Sponsor’s Fee and transfer bitcoin to the Trust Expense Account and sell bitcoin to raise the funds needed for the payment of all Trust expenses not assumed by the Sponsor. The purchase price received as consideration for such sales will be the Trust’s sole source of funds to cover its liabilities. The Trust will not engage in any activity designed to derive a profit from changes in the prices of bitcoin. All bitcoin not needed to redeem Baskets, or to cover the Sponsor’s Fee and Trust expenses not assumed by the Sponsor, will be held by the Custodian in the Trust Custody Account. As a result of the recurring transfers of bitcoin to pay the Sponsor’s Fee and the Trust expenses not assumed by the Sponsor, the NAV and, correspondingly, the bitcoin represented by each Share, will decrease over the life of the Trust. New deposits of bitcoin into the Trust Custody Account, received in exchange for additional new Baskets issued by the Trust, will not reverse this trend.

Hypothetical Expense Example

The following table, prepared by the Sponsor, illustrates the anticipated impact of the transfers of bitcoin out of the Trust Custody Account discussed above on the fractional number of bitcoin represented by each outstanding Share for three (3) years. It assumes that the only transfers of bitcoin will be those needed to pay the Sponsor’s Fee and that the price of bitcoin and the number of the Shares remain constant during the three-year period covered. The table does not show the impact of any expenses not assumed by the Sponsor that the Trust may incur. Any such extraordinary expenses, if and when incurred, will accelerate the decrease in the fractional number of bitcoin represented by each Share. In addition, the table does not show the effect of any waivers of the Sponsor’s Fee that may be in effect from time to time.

Year
	1			2			3
Hypothetical price per bitcoin		$100.00			$100.00			$100.00
Sponsor’s Fee		0.[ ]	%		0.[ ]	%		0.[ ]	%
Shares of Trust, beginning		[ ],000.00			[ ],000.00			[ ],000.00
Bitcoin in Trust, beginning		[ ].00			[ ].[ ]			[ ].[ ]
Hypothetical value of bitcoin in Trust	$	[ ],000,000.00		$	[ ].[ ]		$	[ ].[ ]
Beginning net asset value of the Trust	$	[ ].[ ]		$	[ ].[ ]		$	[ ].[ ]
Sponsor’s Fee		[ ].[ ]			[ ].[ ]			[ ].[ ]
Bitcoin in Trust, ending		[ ].[ ]			[ ].[ ]			[ ].[ ]
Bitcoin to be delivered to cover the Sponsor’s Fee		[ ].[ ]			[ ].[ ]			[ ].[ ]
Ending net asset value of the Trust	$	[ ].[ ]		$	[ ].[ ]		$	[ ].[ ]
Ending NAV	$	[ ].[ ]		$	[ ].[ ]		$	[ ].[ ]

DESCRIPTION OF THE TRUST

The Trust is a Delaware Statutory Trust formed on December 30, 2014, by the filing of the Certificate of Trust with the Delaware Secretary of State in accordance with the provisions of the DSTA, and operates pursuant to the Trust Agreement and through the related documents authorized by the Trust Agreement, including the Administration Agreement, the Transfer Agency and Services Agreement, and the Trust Custody Agreement.

The Trust holds only bitcoin and is expected to issue and redeem Shares from time to time only in one or more whole Baskets. The Trust will issue and redeem the Shares in Baskets only to certain Authorized Participants on an ongoing basis as described in the “Plan of Distribution” section below. On a creation, Baskets will be distributed to the creating Authorized Participant by the Trust in exchange for the delivery to the Trust of the appropriate number of bitcoin (i.e., bitcoin equal in value to the NAV multiplied by the number of Shares in the Basket). On a redemption, the Trust will distribute bitcoin equal in value to the NAV multiplied by the number of Shares in the Basket to the redeeming Authorized Participant in exchange for the delivery to the Trust of one or more Baskets. On each Business Day, the value of each Basket accepted by the Transfer Agent in a creation or redemption transaction will be the same (i.e., each Basket will consist of 10,000 Shares and the value of the Basket will be equal to the value of 10,000 Shares at their net asset value per Share on that day). The Trust will not issue or redeem fractions of a Basket. The investment objective of the Trust is for the Shares to track the price of bitcoin using the Gemini Exchange Auction Price on each Business Day, less the Trust’s liabilities (which include accrued but unpaid fees and expenses). The Sponsor believes that, for many investors, the Shares will represent a cost-effective and convenient means of gaining investment exposure to bitcoin similar to a direct investment in bitcoin. The material terms of each of the Trust Documents are discussed under “Description of the Trust Documents—Description of the Trust Agreement,” “Description of the Trust Documents—Description of the Administration Agreement,” “Description of the Trust Documents—Description of the Transfer Agency and Services Agreement” and “Description of the Trust Documents—Description of the Trust Custody Agreement,” below.

The Shares represent units of fractional undivided beneficial interest in and ownership of the Trust. The Trust is passive and not managed like a corporation or an active investment vehicle. The bitcoin held by the Custodian on behalf of the Trust will only be transferred out of the Trust Custody Account in the following circumstances: (i) transferred to pay the Sponsor’s Fee; (ii) distributed to Authorized Participants in connection with the redemption of Baskets; (iii) transferred to the Trust Expense Account to be sold on an as-needed basis to pay Trust expenses not assumed by the Sponsor; or (iv) sold on behalf of the Trust in the event the Trust terminates and liquidates its assets or as otherwise required by law or regulation. Each transfer, delivery or sale of bitcoin by the Trust to pay fees and expenses is a taxable event for Shareholders. See “United States Federal Income Tax Consequences—Taxation of U.S. Shareholders.”

The Bitcoin Network is a recent technological innovation, and bitcoin that are created, transferred, used and stored by entities and individuals have certain features associated with several types of assets, most notably commodities and currencies. Apart from FinCEN, the IRS, the CFTC and NYSDTF, few major U.S. and foreign government and quasi-governmental regulators have made official pronouncements or adopted rules providing clear guidance with respect to the classification and treatment of bitcoin and other Digital Assets for purposes of commodities, tax and securities laws. On September 17, 2015, the CFTC instituted and settled the Coinflip case. The Coinflip order is significant as it is the first time the CFTC determined that bitcoin and other virtual currencies are properly defined as commodities under the CEA. Also of significance, is that the CFTC appears to have taken the position that bitcoin is not encompassed by the definition of currency under the CEA and CFTC regulations. The Sponsor also acknowledges and notes that Commissioners of the CFTC have publicly expressed the belief that derivatives based on bitcoin are subject to the same regulatory authority the CFTC exerts over derivatives based on commodities. The Sponsor believes that, on balance, the important features of bitcoin and other Digital Assets are those that are characteristics of commodities and therefore has referred to and discussed these assets as such. It is not known whether US or foreign regulators will share this view, adopt a single view or espouse a variety of differing views; this regulatory uncertainty creates risks for the Trust and its Shares. See “Risk Factors—Risk Factors Related to the Regulation of the Trust and the Shares.”

The Trust is not registered as an investment company under the Investment Company Act and the Sponsor believes that the Trust is not required to register under such act. The Trust will not hold or trade in commodity futures contracts or other derivative contracts regulated by the CEA, as administered by the CFTC. The Sponsor believes that the Trust is not a commodity pool for purposes of the CEA, and that neither the Sponsor nor the Trustee is subject to regulation as a commodity pool operator or a commodity trading adviser in connection with the operation of the Trust.

The Trust is expected to issue or redeem Shares from time to time only in one or more whole Baskets. The Trust will issue and redeem the Shares in Baskets only to certain Authorized Participants on an ongoing basis as described in the “Plan of Distribution” section below. On a creation, Baskets will be distributed to the creating Authorized Participant by the Trust in exchange for the delivery to the Trust of the appropriate number of bitcoin (i.e., bitcoin equal in value to the NAV multiplied by the number of Shares in the Basket). On a redemption, the Trust will distribute bitcoin equal in value to the NAV multiplied by the number of Shares in the Basket to the redeeming Authorized Participant in exchange for the delivery to the Trust of one or more Baskets. On each Business Day, the value of each Basket accepted by the Transfer Agent in a creation or redemption transaction will be the same (i.e., each Basket will consist of 10,000 Shares and the value of the Basket will be equal to the value of 10,000 Shares at their net asset value per Share on that day). The Trust will not issue or redeem fractions of a Basket. Only Authorized Participants will be able to create or redeem Baskets. On the first day of trading, each Share in the Seed Baskets will be comprised of 0.10 bitcoin, and each Seed Basket will be made up of 1,000 bitcoin. Baskets may be created or redeemed only by Authorized Participants, who may be required to pay a Transaction Fee to the Transfer Agent for each order to create or redeem Baskets. Authorized Participants may sell to other investors all or part of the Shares included in the Baskets they purchase from the Trust. See “Plan of Distribution.”

The NAV of the Trust is the asset value of the Trust less its liabilities (which include accrued but unpaid fees and expenses) divided by the number of outstanding Shares as of 4:00 p.m. Eastern Time each Business Day. The Administrator will calculate the NAV using the Gemini Exchange Auction Price, which is publicly available and will be provided to the Administrator by the Sponsor each Business Day. In the event that the Sponsor determines that the Gemini Exchange Auction Price is not an appropriate basis for evaluation of the Trust’s bitcoin on a given Business Day, the Sponsor will instruct the Administrator to use the 4:00 p.m. Eastern Time spot price on the Gemini Exchange or the itBit bitcoin exchange (the “itBit Exchange”) as an alternative basis for calculating the Trust’s NAV on that Business Day. The itBit Exchange is operated by the itBit Trust Company, LLC, a New York State-chartered limited liability trust company that, like the Gemini Exchange, operates under the direct supervision and regulatory oversight of the NYSDFS. Any determination that the Gemini Exchange Auction Price is unavailable or otherwise not an appropriate basis for calculating the Trust’s NAV on a given Business Day would be based upon extraordinary criteria in which the operation of the Gemini Exchange is disrupted or otherwise experiencing material calculation or reporting irregularities. If the Sponsor determines in good faith that none of the Gemini Exchange Auction Price, the spot price on the Gemini Exchange, or the spot price on the itBit Exchange are reliable for calculating the Trust’s NAV on a particular Business Day, including but not limited to situations where it does not reflect material information or events occurring between the time of calculation of such prices and the time the Trust’s Shares are valued, bitcoin will be valued by the Sponsor using fair market value pricing as determined in good faith by the Sponsor and calculated by the Administrator. Determining the fair market value of bitcoin involves the consideration of a number of subjective factors and thus the prices for bitcoin may differ from the Gemini Exchange Auction Price or the spot price on the Gemini Exchange or itBit Exchange. The Sponsor may consider the market price for bitcoin on other Bitcoin Exchanges, or in other forums for which bitcoin prices are published publicly. The Sponsor shall not be liable to any person for the determination that the Gemini Exchange Auction Price or an alternative basis for a fair market value of bitcoin is not appropriate as a basis for calculation of the Trust’s NAV provided that such determination is made in good faith. The Sponsor will publish the Trust’s NAV on the Trust’s website as soon as practicable after its calculation by the Administrator. See “Valuation of Bitcoin and Definition of NAV.”

The Trust’s assets will consist solely of bitcoin. Each Share will represent a proportional interest, based on the total number of Shares outstanding, in the bitcoin held by the Trust, less the Trust’s liabilities (which include accrued but unpaid fees and expenses). The Sponsor expects that the secondary market trading price of the Shares will fluctuate over time in response to the market prices of bitcoin. In addition, the Sponsor expects that the trading price of the Shares will reflect the Trust’s liabilities (which include accrued but unpaid fees and expenses).

Investors may obtain bitcoin pricing information twenty-four (24) hours a day from various financial information service providers or Bitcoin Network information sites. Bloomberg financial terminals include pricing data in USD and in Euro from several Bitcoin Exchanges. Recently, the CME and the ICE announced bitcoin pricing indices. Current bitcoin market prices are also generally available with bid/ask spreads directly from Bitcoin Exchanges. In addition, on each Business Day the Trust’s website will provide pricing information for the Gemini Exchange Auction Price, the 4:00 p.m. Eastern Time spot price on the Gemini Exchange, and the Shares. The Gemini Exchange itself provides comprehensive last trade information as well as the aggregate quantity available at each price level within its limit order book, all through its public website and public market data feeds. Market prices for the Shares will be available from a variety of sources including brokerage firms, information websites and other information service providers. Each Business Day, the Sponsor will publish the Trust’s NAV on the Trust’s website as soon as practicable after its calculation by the Administrator.

The Trust has no fixed termination date.

THE SPONSOR

The Sponsor is a Delaware limited liability company and was formed on May 9, 2013. The Sponsor’s mailing address is 301 N. Market Street, Suite 1463, Wilmington, DE 19801. Under the Delaware Limited Liability Company Act and the governing documents of the Sponsor, the sole member of the Sponsor, Winklevoss Capital Fund, LLC, is not responsible for the debts, obligations and liabilities of the Sponsor solely by reason of being the sole member of the Sponsor.

The Sponsor’s Role

The Sponsor arranged for the creation of the Trust, the registration of the Shares for their public offering in the United States and the listing of the Shares on Bats. The Sponsor has agreed to assume the following administrative and marketing expenses incurred by the Trust: (i) the Trustee’s monthly fee and expenses reimbursable (including indemnification amounts) under the Trust Agreement; (ii) the Administrator’s monthly fee and expenses reimbursable under the Administration Agreement; (iii) the Transfer Agent’s monthly fee and expenses under the Transfer Agency and Services Agreement; (iv) the Custodian’s monthly fee and expenses reimbursable under the Trust Custody Agreement; (v) Exchange listing fees; (vi) SEC registration fees; (vii) printing and mailing costs; (viii) the costs associated with maintaining the Trust’s website; (ix) audit fees; (x) marketing expenses; and (xi) up to $100,000 per annum in legal expenses. The Sponsor will also pay the costs of the Trust’s organization and the initial sale of the Shares, including the applicable SEC registration fees.

The Sponsor’s affiliate, WIP, has developed and licensed intellectual property to the Sponsor for use by the Trust and the Custodian and other service providers in the operation of the Trust. The Trust has entered into the Trust Custody Agreement with the Custodian for, among other things, the purposes of the Custodian’s application of the Cold Storage System’s hardware and software for the safekeeping of the Trust’s bitcoin. The initial development and hardware costs for the Cold Storage System have been borne by the Custodian, which will, administer the ongoing analysis of needed maintenance, repairs or upgrades to the Cold Storage System.

The Sponsor will exercise day-to-day oversight over the Trust, and the Sponsor will engage the Administrator and the Custodian to assist in in implementing the creation and redemption process for the Trust. The Sponsor may at any time, upon thirty (30) days’ prior notice to the Trustee, remove the Trustee and appoint a successor trustee by written instrument delivered to the Trustee and to the successor trustee appointed. The Sponsor also has the right to approve any new or additional custodian that the Administrator or Custodian may wish to appoint.

The Sponsor will not exercise day-to-day oversight of the Administrator, the Transfer Agent or the Custodian. The Trust may remove the Administrator and/or the Transfer Agent and/or the Custodian and appoint a successor administrator and/or transfer agent and/or custodian if, having received notice of a material breach of its obligations under the Administration Agreement and/or the Transfer Agency and Services Agreement and/or the Trust Custody Agreement, respectively, if the Administrator and/or the Transfer Agent and/or the Custodian has not taken steps to cure the breach within a specified time period. The Sponsor, Administrator, Transfer Agent, and Custodian may terminate their respective agreements if, having provided notice to the Trust of the Trust’s breach of such agreement, the Trust has not cured the breach within a specified time period.

The Sponsor or one of its affiliates or agents will (i) develop a marketing plan for the Trust on an ongoing basis; (ii) prepare marketing materials regarding the Shares, including the content of the Trust’s website; and (iii) execute the marketing plan for the Trust. The Sponsor has agreed to assume all marketing expenses on behalf of the Trust.

Intellectual Property License Agreement

The Sponsor has entered into an Amended and Restated License Agreement (“License Agreement”) with WIP, the owner of certain intellectual property, so that such intellectual property can be used by the Trust and the Custodian and other service providers in, without limitation, the safekeeping of the Trust’s bitcoin and so that registered trademark and domain names can be used on behalf of the Trust. The License Agreement provides the Sponsor with a field of use license within the business field of the administration of exchange traded products holding Digital Assets (“Field of Use”), including but not limited to bitcoin and other Digital Assets. The Field of Use license permits the Trust and each of its service providers to use the licensed intellectual property in the operation of the Trust. The License Agreement includes, within the Field of Use: (i) an exclusive, worldwide right and license under and to licensed patents; (ii) an exclusive license to use the licensed service marks for the listed services; and (iii) an exclusive license to use licensed domain name(s) in connection with the advertising and promotion of services covered under the licensed service marks.

The Trust is authorized under the patent and the License Agreement to benefit from and utilize the licensed intellectual property to the extent the application of the licensed intellectual property is performed by the Sponsor, any service provider to the Sponsor with respect to the operation of the Trust, or on behalf of the Sponsor. The Trust is not required to pay any additional fees for these rights, other than the payment of the Sponsor’s Fee paid to the Sponsor in consideration of its services to the Trust.

Management of the Sponsor

Under the Trust Agreement, all management functions of the Trust have been delegated to and are conducted by the Sponsor, its agents, and its affiliates, including without limitation, the Custodian, and its agents. In their capacities as officers of the Sponsor, the principal executive officer and principal financial officer of the Sponsor may take certain actions and execute certain agreements and certifications for the Sponsor in its capacity as Sponsor of the Trust. Additionally, the Sponsor and/or its affiliates or agents provide access to the intellectual property related to and monitor the Cold Storage System used by the Custodian. The following is biographical information for the Chief Executive Officer, Chief Financial Officer, and Chief Operating Officer of the Sponsor.

Cameron Winklevoss, Chief Executive Officer. Cameron Winklevoss, 35, has served as Chief Executive Officer of the Sponsor since its inception in 2013 and will make, or supervise those who make, all operational decisions by the Sponsor for the Trust. Mr. Winklevoss is a Co-Founder and the President of Gemini Trust Company, LLC, a next generation Digital Asset exchange that allows individual and institutional customers to buy or sell Digital Assets for fiat currency. He is also the Chief Operating Officer of Winklevoss Capital Management, LLC (“WCM”), a private investment firm he co-founded in 2012 that invests in varied asset classes with an emphasis on providing seed funding and infrastructure to early-stage startups. Prior to the formation of WCM, Mr. Winklevoss was a member of the U.S. Men’s National Rowing Team and actively pursued early stage investment opportunities. Mr. Winklevoss began participating in the Bitcoin economy through direct investment in 2012. He has been an angel investor and entrepreneur in emerging technologies since 2003. In 2004, he graduated from Harvard University with a Bachelor of Arts in Economics. In 2010, Mr. Winklevoss received a Masters of Business Administration from the Saïd Business School at the University of Oxford. Together with his brother Tyler, he represented the United States at the 2008 Olympic Games in Beijing, China.

Tyler Winklevoss, Chief Financial Officer. Tyler Winklevoss, 35, has served as Chief Financial Officer of the Sponsor since its inception in 2013. Mr. Winklevoss is a Co-Founder and the Chief Executive Officer of Gemini Trust Company, LLC, a next generation Digital Asset exchange that allows individual and institutional customers to buy or sell Digital Assets for fiat currency. He is also the Chief Executive Officer of WCM, a private investment firm he co-founded in 2012 that invests in varied asset classes with an emphasis on providing seed funding and infrastructure to early-stage startups. Prior to the formation of WCM, Mr. Winklevoss was a member of the U.S. Men’s National Rowing Team and actively pursued early stage investment opportunities. Mr. Winklevoss began participating in the Bitcoin economy through direct investment in 2012. He has been an angel investor and entrepreneur in emerging technologies since 2003. In 2004, he graduated from Harvard University with a Bachelor of Arts in Economics. In 2010, Mr. Winklevoss received a Masters of Business Administration from the Saïd Business School at the University of Oxford. Together with his brother Cameron, he represented the United States at the 2008 Olympic Games in Beijing, China.

Benjamin Small, Chief Operating Officer. Benjamin Small, 35, has served as Chief Operating Officer of the Sponsor since March, 2016 and oversees or executes key operational duties of the Sponsor for the Trust. Dr. Small is currently the Head of Market Structure at Gemini Trust Company, LLC, a next generation Digital Asset exchange; he is also an employee of WCM. His prior experience includes portfolio management, quantitative research, high-speed trading, and market making at various bulge-bracket banks and large hedge funds. Dr. Small graduated from the Georgia Institute of Technology with a Bachelor of Science in electrical and computer engineering in 2001 and a Master of Science in the same field in 2002. He also received a Ph.D. in electrical engineering from Columbia University in the City of New York in 2005. Dr. Small has authored dozens of papers and book chapters in the field of fiber optics and holds multiple patents.

THE TRUSTEE

Delaware Trust Company, a Delaware trust company, serves as Delaware trustee of the Trust under the Trust Agreement. The Trustee has its principal office at 2711 Centerville Road, Wilmington, DE 19808. A copy of the Trust Agreement is available for inspection at the Trustee’s principal office identified above. Under the Trust Agreement, the Trustee is required to maintain capital, surplus and undivided profits of $[50,000,000] and be subject to supervision or examination by federal or state authorities.

The Trustee’s Role

The Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the sole purpose of satisfying the requirement of Section 3807(a) of the DSTA that the Trust have at least one (1) trustee with a principal place of business in the State of Delaware. The duties of the Trustee will be limited to (i) accepting legal process served on the Trust in the State of Delaware and (ii) the execution of any certificates required to be filed with the Delaware Secretary of State which the Delaware Trustee is required to execute under the DSTA. To the extent that, at law or in equity, the Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust or Sponsor, such duties and liabilities will be replaced by the duties and liabilities of the Trustee expressly set forth in the Trust Agreement. The Trustee will have no obligation to supervise, nor will it be liable for, the acts or omissions of the Sponsor, Administrator, Transfer Agent, Custodian or any other entity or person.

The Trustee is permitted to resign upon at least sixty (60) days’ notice to the Sponsor, provided that any such resignation will not be effective until a successor trustee is appointed by the Sponsor. The Trustee will be compensated by the Sponsor and indemnified by the Sponsor and the Trust against any expenses it incurs relating to or arising out of the formation, operation or termination of the Trust, or the performance of its duties pursuant to the Trust Agreement except to the extent that such expenses result from gross negligence, willful misconduct or bad faith of the Trustee. The Sponsor has the discretion to replace the Trustee.

The Trustee’s fees and expenses will be paid by the Sponsor.

THE ADMINISTRATOR

State Street Bank and Trust Company, a trust company organized under the laws of the Commonwealth of Massachusetts, is authorized to serve as the Administrator of the Trust under the Trust Agreement and pursuant to the terms and provisions of the Administration Agreement. The Administrator has its principal office at Channel Center, One Iron Street, Boston, MA 02210. A copy of the Administration Agreement is available for inspection at the Administrator’s principal office identified above.

The Administrator’s Role

Pursuant to the Administration Agreement between the Administrator and the Trust, the Administrator provides fund administration and fund accounting services with regard to the Trust, including calculating the Trust’s net asset value and NAV, maintaining the Trust’s records, and providing such other administrative services as are specified in the Administration Agreement.

The Administrator intends to regularly communicate with the Sponsor regarding the services it provides with regard to the Trust. The Administrator, along with the Sponsor, will liaise with the Trust’s legal, accounting and other professional service providers as needed. The Administrator will coordinate with the Transfer Agent in its role as transfer agent for the Trust, and will assist and support the Sponsor with the preparation of certain periodic reports and other documents required to be filed with the SEC on behalf of the Trust.

The Administrator also serves as the Transfer Agent. The Administrator’s fees and expenses under the Administration Agreement are paid by Sponsor.

THE TRANSFER AGENT

State Street Bank and Trust Company, a trust company organized under the laws of the Commonwealth of Massachusetts, is authorized to serve as the Transfer Agent of the Trust under the Trust Agreement and pursuant to the terms and provisions of the Transfer Agency and Services Agreement. The Transfer Agent has its principal office at Channel Center, One Iron Street, Boston, MA 02210. A copy of the Transfer Agency and Services Agreement is available for inspection at the Transfer Agent’s principal office identified above.

The Transfer Agent’s Role

The Transfer Agent serves as the transfer agent for the Trust pursuant to appointment by the Sponsor and the terms of the Transfer Agency and Services Agreement. The Transfer Agent, among other things, provides transfer agent services with respect to the creation and redemption of Baskets by Authorized Participants, the issuance and redemption of Shares, the payment, if any, of distributions with respect to the Shares, the recording of the issuance of the Shares and the maintaining of certain records therewith.

The Administrator serves as the Transfer Agent. The fees and expenses of the Transfer Agent under the Transfer Agency and Services Agreement are paid by the Sponsor.

THE CUSTODIAN

Gemini Trust Company, LLC, is a New York State-chartered limited liability trust company that operates under the direct supervision and regulatory authority of the NYSDFS. The Custodian is a fiduciary and required to meet the capitalization, compliance, anti-money laundering, consumer protection and cyber security requirements as set forth by the NYSDFS. The Custodian is an affiliate of the Sponsor and is authorized to serve as the Trust’s Custodian under the Trust Agreement and pursuant to the terms and provisions of the Trust Custody Agreement. The Custodian’s address is 600 Third Avenue, 2nd Floor, New York, NY 10016.

The Custodian’s Role

Under the Trust Custody Agreement, the Custodian is responsible for the safekeeping of the private keys that control the Trust’s bitcoin in its Cold Storage System and will facilitate the transfer of bitcoin into and out of the Trust. See “Custody of the Trust’s Bitcoin.”

The Custodian shall, with respect to custodial instructions, act in accordance with the instructions of the Trust, the Sponsor, or Administrator. If the Custodian resigns in its capacity as custodian of the Trust’s bitcoin, the Sponsor shall appoint an additional or replacement custodian and enter into a custody agreement on behalf of the Trust with such custodian.

The Custodian’s fees and expenses under the Trust Custody Agreement will be paid by the Sponsor.

Affiliates of the Custodian may from time to time purchase or sell bitcoin or the Shares for their own accounts and as agent for their customers.

AUTHORIZED PARTICIPANTS

An Authorized Participant is authorized to serve as such under the Trust Agreement and pursuant to the terms and provisions of an Authorized Participant Agreement which it must enter into with the Sponsor, subject to acceptance by the Transfer Agent. Each Authorized Participant must be (i) a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions and (ii) a participant in the DTC in order to enter into an Authorized Participant Agreement.

The Authorized Participant’s’ Role

Only Authorized Participants may place orders to create or redeem one or more Baskets. The Authorized Participant Agreements set forth the procedures for the creation and redemption of Baskets. A list of the current Authorized Participants can be obtained from the Sponsor.

DESCRIPTION OF THE SHARES

General

The Trust is authorized under the Trust Agreement to issue and sell an unlimited number of the Shares. The Shares will be issued only in Baskets and only upon the order of an Authorized Participant. The Shares represent units of fractional undivided beneficial interest in and ownership of the Trust and have no par value. Any issuance and sale of the Shares above the amount registered on the registration statement, of which this prospectus is a part, will require the registration of such additional Shares.

Description of Limited Rights

The Shares do not represent a traditional investment and should not be viewed as similar to “shares” of a corporation operating a business enterprise with management and a board of directors. A Shareholder will not have the statutory rights normally associated with the ownership of shares of a corporation; however, the DSTA does provide Shareholders the right to bring “oppression” or “derivative” actions (subject to the provisions of the Trust Agreement). All of the Shares are of the same class with equal rights and privileges. Each of the Shares is transferable, is fully paid and nonassessable and entitles the holder to vote on the limited matters upon which Shareholders may vote under the Trust Agreement. The Shares do not entitle their holders to any conversion or preemptive rights or, except as provided below, any redemption rights or rights to distributions.

Distributions

If the Trust is terminated and liquidated, any amounts of the cash proceeds of the liquidation remaining after the satisfaction of all outstanding liabilities of the Trust and the establishment of reserves for applicable taxes, other governmental charges and contingent or future liabilities of the Trust shall be distributed to Shareholders. See “Description of the Trust Agreement—Termination of the Trust.” Shareholders of record on the record date fixed by the Transfer Agent for a distribution will be entitled to receive their pro rata portion of any distribution.

Voting and Approvals

Under the Trust Agreement, Shareholders have no voting rights except in limited circumstances. The Sponsor will act to terminate the Trust upon the agreement of Shareholders owning at least seventy-five (75) percent of the outstanding Shares.

Redemption of the Shares

The Shares may only be redeemed by or through an Authorized Participant and only in whole Baskets. See “Creation and Redemption of Shares” for details.

Book-Entry Form

Individual certificates will not be issued for the Shares. Instead, one or more global certificates will be deposited by the Transfer Agent with the DTC and registered in the name of Cede & Co., as nominee for the DTC. The global certificates will evidence all of the Shares outstanding at any time. Shareholders are limited to (i) DTC Participants such as banks, brokers, dealers and trust companies; (ii) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”); and (iii) those banks, brokers, dealers, trust companies and others who hold interests in the Shares through DTC Participants or Indirect Participants. The Shares are only transferable through the book-entry system of the DTC. Shareholders who are not DTC Participants may transfer their Shares through the DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers will be made in accordance with standard securities industry practice.

Share Splits

If the Sponsor believes that the Share price in the secondary market for the Shares has risen or fallen outside a desirable trading price range, the Sponsor may direct the Transfer Agent to declare a split or reverse split in the number of Shares outstanding and to make a corresponding change in the number of Shares constituting a Basket.

CUSTODY OF THE TRUST’S BITCOIN

All bitcoin is recorded on the Blockchain, the decentralized transaction ledger of the Bitcoin Network. The Blockchain is a canonical record of every bitcoin, every Bitcoin transaction (including the mining of new bitcoin) and every Bitcoin address associated with a quantity of bitcoin. In order to transfer or “spend” bitcoin, one must control the private key that is mathematically associated with a given Bitcoin address. The private keys that control the Trust’s bitcoin are secured by the Custodian and stored completely offline (i.e., air-gapped) using the Custodian’s state-of-the-art, proprietary Cold Storage System.

The Custodian’s Cold Storage System is founded on the principles of (i) building defense-in-depth against external threats; (ii) protecting against human error; and (iii) guarding against misuse of insider access.

In order to accomplish these principles, the Custodian’s Cold Storage System generates, stores, and manages the private keys that control the Trust’s bitcoin onboard hardware security modules (“HSMs”) for the lifetime of each private key. The Cold Storage System only uses HSMs that have achieved a rating of FIPS PUB 140-2 Level 3 (or higher).31 HSMs (each, a “Signer”) are tamper-resistant computers used by the Custodian to digitally sign (i.e., authenticate) any transfer of the Trust’s bitcoin. All Signers are stored, as well as backed up, in various geographically distributed, access-controlled facilities throughout the United States. In addition, the Custodian’s Cold Storage System utilizes multiple-signature (“Multisig”) technology with a “2-of-3” signing design that requires a signature from at least two (2) of three (3) potential Signers in order to move the Trust’s bitcoin. This provides both security against attacks and tolerance to losing access to a minority of facilities or private keys, thereby eliminating single points of failure. In addition, the operation of a Signer requires the coordinated actions of multiple individuals (each a “Signatory”) to protect against insider malfeasance. All Signatories have undergone background checks by a third-party vendor and are subject to, with or without the Signatory’s knowledge, ongoing background checks at the discretion of the Custodian. All Signatories have been fingerprinted, and all fingerprint cards and accompanying information are retained by the Custodian for the duration of the Signatory’s tenure and for a minimum of three (3) years thereafter. Lastly, the Cold Storage System is comprised of hardware that is sourced from multiple, diverse manufacturers to guard against supply-chain risks.

The Custodian’s Cold Storage System was purpose-built to demonstrate “proof of control” of the private keys associated with its public Bitcoin addresses. More specifically, the Custodian can use Signers to sign a specific message chosen by the Custodian that references a current event (i.e., to prove recency), thereby proving control of the private keys associated with the public Bitcoin addresses in which the Trust’s bitcoin are held. This allows the Custodian to evidence control of the Trust’s assets periodically during audits on-demand and without necessitating the transfer of any of the Trust’s bitcoin.

The Custodian is the custodian of the Trust’s bitcoin in accordance with the terms and provisions of the Trust Custody Agreement and utilizes its Cold Storage System in the administration and operation of the Trust and the safekeeping of its bitcoin. The Custodian segregates the Trust’s bitcoin which are held in unique Bitcoin addresses with balances that can be directly verified on the Bitcoin Blockchain. Under the Trust Custody Agreement, the Custodian is also responsible for the maintenance of, and periodic updates to, the Cold Storage System.

Acting on standing instructions specified in the Trust Custody Agreement, the Custodian will accept, on behalf of the Trust, delivery of bitcoin from Authorized Participants into the Trust Custody Account in the creation of a Basket. In order for an Authorized Participant to redeem a Basket and receive a distribution of bitcoin from the Trust, the Custodian, upon receiving instructions from the Administrator, will sign transactions necessary to transfer bitcoin out of the Trust Custody Account and distribute to the Bitcoin address specified by the Authorized Participant. See “Creation and Redemption of Shares.”

[31]	See “Business of the Trust” above.

The Sponsor has adopted several control procedures in addition to the safety features integral to the Cold Storage System’s design. For example, the Custodian will engage an independent audit firm to periodically audit the Custodian’s Cold Storage System protocols and internal controls (“Internal Controls Audit”), and report to the Custodian at least annually on such matters. Additionally, the Sponsor and the Custodian have engaged an independent audit firm to verify that the Custodian can demonstrate “proof of control” of the private keys that control the Trust’s bitcoin (“Proof of Control Audit”) on a monthly basis.

CREATION AND REDEMPTION OF SHARES

The Trust will issue and redeem Shares from time to time, in accordance with the relevant provisions of the Trust Documents. The following is a description of the material terms of the Trust Documents as they relate to the creation and redemption of the Trust’s Shares.

The Trust is expected to issue or redeem Shares from time to time only in one or more whole Baskets. The Trust will issue and redeem the Shares in Baskets only to certain Authorized Participants on an ongoing basis as described in the “Plan of Distribution” section below. On a creation, Baskets will be distributed to the creating Authorized Participant by the Trust in exchange for the delivery to the Trust of the appropriate number of bitcoin (i.e., bitcoin equal in value to the NAV multiplied by the number of Shares in the Basket). On a redemption, the Trust will distribute bitcoin equal in value to the NAV multiplied by the number of Shares in the Basket to the redeeming Authorized Participant in exchange for the delivery to the Trust of one or more Baskets. On each Business Day, the value of each Basket accepted by the Transfer Agent in a creation or redemption transaction will be the same (i.e., each Basket will consist of 10,000 Shares and the value of the Basket will be equal to the value of 10,000 Shares at their net asset value per Share on that day). The Trust will not issue or redeem fractions of a Basket. Only Authorized Participants will be able to place orders to create or redeem Baskets. Authorized Participants must be (i) registered broker-dealers or other securities market participants, such as banks and other financial institutions, which are not required to register as broker-dealers to engage in securities transactions, and (ii) DTC Participants. To become an Authorized Participant, a person must enter into an Authorized Participant Agreement with the Sponsor on behalf of the Trust, subject to acceptance by the Transfer Agent. Authorized Participant Agreements provide the procedures for the creation and redemption of Baskets as well as the quantity of bitcoin required for delivery or distribution for such creations and redemptions. An Authorized Participant Agreement and the related procedures attached thereto may be amended by the Trust and the Sponsor without the consent of any Shareholder or Authorized Participant. A Transaction Fee may be imposed to offset the transfer and other transaction costs associated with creation or redemption. Authorized Participants will not receive a fee, or any other form of compensation or inducement from either the Sponsor or the Trust, and no Authorized Participant has any obligation or responsibility to the Sponsor or the Trust to effect any sale or resale of the Shares.

Authorized Participants are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act, as described in the “Plan of Distribution.”

To facilitate creation or redemption transactions, an Authorized Participant may, but is not required to, establish a custody account with the Custodian.

A copy of the Authorized Participant Agreements may be obtained by potential Authorized Participants from the Sponsor.

Authorized Participants or their affiliated market makers are expected to have the facility to participate directly on one or more Bitcoin Exchanges. Authorized Participants may, but are not required to, transact in bitcoin on the Gemini Exchange. In addition, each Authorized Participant will be registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (“Exchange Act”), and regulated by the Financial Industry Regulatory Authority, Inc. (“FINRA”) or will be exempt from being or otherwise will not be required to be so regulated or registered, and will be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants will be regulated under federal and state banking laws and regulations. Each Authorized Participant will have its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

Authorized Participants may act for their own accounts or as agents for broker-dealers, custodians and other securities market participants that wish to create or redeem Baskets. An order for one or more Baskets may be placed by an Authorized Participant on behalf of multiple clients. As of the date of this registration statement, [INSERT] and [INSERT] have each signed an Authorized Participant Agreement with the Trust and, upon the effectiveness of such agreement, may create and redeem Baskets as described above. Persons interested in placing orders to create or redeem Baskets should contact the Sponsor or the Transfer Agent to obtain the contact information for the Authorized Participants. Shareholders who are not Authorized Participants will only be able to redeem their Shares through an Authorized Participant.

Bitcoin will be (i) delivered to the Trust Custody Account from an Authorized Participant in connection with the creation of one or more Baskets and (ii) distributed by the Custodian from the Trust Custody Account to the Authorized Participant in connection with the redemption of one or more Baskets.

Under the Authorized Participant Agreements, the Sponsor has agreed to indemnify the Authorized Participants against certain liabilities, including liabilities under the Securities Act.

The following description of the procedures for the creation and redemption of Baskets is only a summary and an investor should refer to the relevant provisions of the Trust Agreement, the Transfer Agency and Service Agreement and the form of Authorized Participant Agreements for more detail, each of which is attached as an exhibit to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” for information about where you can obtain the registration statement.

Creation Procedures

On any Business Day, an Authorized Participant may place an order with the Transfer Agent to create one or more Baskets (each a “Creation Basket”). The settlement of Creation Basket orders, including the delivery of bitcoin by the Authorized Participant and distribution of Shares to the Authorized Participant, will occur only on days Bats is open for regular trading (each a “Business Day”).

Creation Basket Order Requirements

The quantity of bitcoin required to be delivered to the Trust in exchange for a Creation Basket is determined by the Trust Agreement. All questions as to the quantity of bitcoin necessary to deliver to purchase a Creation Basket will be conclusively determined by the Administrator. The Administrator’s determination of the cost of a Creation Basket shall be final and binding on all persons interested in the Trust.

Creation Basket Distribution

An Authorized Participant who places a Creation Basket order with the Transfer Agent is responsible for delivering the bitcoin to the Trust required to purchase the Creation Basket on the order date. Bitcoin delivered by an Authorized Participant will be considered settled upon the completion of the Confirmation Protocol. Under the Confirmation Protocol, the Custodian must wait until the bitcoin delivery transaction has been confirmed by six (6) consecutive blocks on the Blockchain before it is considered settled. The confirmation process should take approximately one (1) hour depending upon the speed with which Bitcoin Network miners add new blocks to the Blockchain. See “Cryptographic Security Used in the Bitcoin Network—Double-Spending and the Bitcoin Network Confirmation System,” above. An Authorized Participant shall not be deemed to have fulfilled its bitcoin delivery requirement until the completion of the Confirmation Protocol.

Following confirmation of the receipt of bitcoin into the Trust Custody Account by the Custodian, the Transfer Agent will direct the DTC to credit the Authorized Participant’s DTC account with the Shares representing the number of Creation Baskets purchased. The expense and risk of delivery, ownership and safekeeping of a bitcoin delivery until it has been received by the Trust in the Trust Custody Account shall be borne solely by the Custodian.

The Custodian may accept delivery of bitcoin by such other means as the Sponsor, from time to time, may determine to be acceptable for the Trust, provided that the same is disclosed in a prospectus relating to the Trust filed with the SEC pursuant to Rule 424 under the Securities Act. If bitcoin is to be delivered other than as described above, the Sponsor is authorized to establish such procedures and to appoint such custodians and establish such custody accounts in addition to those described in this prospectus, as the Sponsor determines to be desirable.

Suspension or Rejection of Creation Basket Orders

The Sponsor, may suspend the right to place Creation Basket orders, or postpone the Creation Basket settlement date, (i) for any period during which Bats is closed other than customary weekend or holiday closings, or trading on Bats is suspended or restricted; or (ii) for any period during which an emergency exists as a result of which receipt or evaluation of bitcoin delivery is not reasonably practicable or presents, in the judgment of the Custodian or the Sponsor or their agents, a security risk to the Cold Storage System. The inability of the Custodian to operate the Cold Storage System because of a failure of hardware, software or personnel or an inability to access the Cold Storage System (e.g., because of power failure, terrorism, or acts of God) are examples of such emergencies. None of the Custodian, the Sponsor, or their agents will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

The Sponsor may also reject a Creation Basket order if (i) such order is not presented in proper form as described in the Authorized Participant Agreements; (ii) such order is incorrect; (iii) if the Creation Basket Order presents, in the opinion of the Custodian, the Sponsor or their agents, a security risk to the Cold Storage System; (iv) the fulfillment of the Creation Basket order, in the opinion of counsel, might be unlawful; or (v) circumstances outside the control of the Sponsor, the Transfer Agent or the Custodian, as applicable, make it, for all practical purposes, not feasible to process the Creation Basket Order. None of the Custodian, the Sponsor, the Transfer Agent, nor their agents will be liable for the rejection of any Creation Basket order.

Redemption Procedures

The procedures by which an Authorized Participant can redeem one or more Baskets (each a “Redemption Basket”) will mirror the procedures for the creation of Baskets. On any Business Day, an Authorized Participant may place a Redemption Basket order with the Transfer Agent. The settlement of Redemption Baskets orders, including the delivery of Shares to the Trust and distribution of bitcoin to the Authorized Participant, will only occur when Bats is open for regular trading. Settlement of Redemption Baskets may be delayed only in the instance of administrative or custodial delays in the processing of a distribution of bitcoin from the Trust Custody Account, whether by reason of Bitcoin Network delays, mechanical or clerical error or by act of God. Settlement of a Redemption Basket will occur only on Business Days. Redemption Basket orders must be placed no later than 3:00 p.m. Eastern Time on a Business Day. A Redemption Basket order so received will be effective on the date it is received if the Sponsor finds it to be in satisfactory form. The redemption procedures allow only Authorized Participants to place Redemption Basket orders and do not entitle an Authorized Participant to receive a distribution of bitcoin in a quantity that is different than the value of a Redemption Basket.

By placing a Redemption Basket order, an Authorized Participant agrees to deliver the number of Shares in the Redemption Basket through DTC’s book-entry system to the Transfer Agent’s DTC account not later than the next Business Day following the effective date of the Redemption Basket order.

Redemption Basket Order Requirements

The Redemption Basket distribution from the Trust will consist of a transfer to the redeeming Authorized Participant of the number of the bitcoin held by the Trust in the Trust Custody Account evidenced by the Shares being delivered. Redemption distributions will be subject to the deduction of any applicable taxes or other governmental charges that may be due.

Redemption Basket Distribution

The distribution of bitcoin representing a Redemption Basket will be transferred to the Authorized Participant on the next Business Day following the Redemption Basket order date if, by 3:00 p.m. Eastern Time on such next Business Day, the Transfer Agent’s DTC account has been credited with the Redemption Baskets to be redeemed. Subsequently the Transfer Agent will instruct the Custodian to transfer bitcoin from the Trust Custody Account and distribute it to the redeeming Authorized Participant. If the Transfer Agent’s DTC account has not been credited with all of the Shares representative of the Redemption Baskets to be redeemed by such time, the delivery will be considered unfulfilled. The Transfer Agent is also authorized to instruct the Custodian to transfer to the Authorized Participant the distribution of bitcoin resulting from the Redemption Basket order, notwithstanding that the Redemption Baskets to be redeemed are not credited to the Transfer Agent’s DTC account by the appropriate time, if the Authorized Participant has collateralized its obligation to deliver the Redemption Baskets through DTC’s book-entry system on such terms as the Sponsor and the Transfer Agent may from time to time agree upon.

In order to facilitate the distribution of the bitcoin representing a Redemption Basket order, the Administrator will calculate the number of bitcoin representing the value of the Redemption Basket order and instruct the Custodian to distribute that quantity of bitcoin to the redeeming Authorized Participant.

Suspension or Rejection of Redemption Basket Orders

The Sponsor, the Administrator, or the Transfer Agent may suspend the right to place Redemption Basket orders, or postpone the Redemption Basket order settlement date, (i) for any period during which Bats is closed other than customary weekend or holiday closings, or trading on Bats is suspended or restricted or (ii) for any period during which an emergency exists as a result of which the distribution or evaluation of bitcoin is not reasonably practicable or presents, in the judgment of the Custodian, the Sponsor, or their agents, a security risk to the Cold Storage System. The inability of the Custodian to operate the Cold Storage System because of a failure of hardware, software or personnel or an inability to access the Cold Storage System (e.g., because of power failure, terrorism, or acts of God) are examples of such emergencies. None of the Custodian, the Sponsor, or their agents will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

The Sponsor will reject a Redemption Basket order if, among other things, the order is not in proper form as described in the Authorized Participant Agreement or if the fulfillment of the Redemption Basket order, in the opinion of its counsel, might be unlawful.

Creation and Redemption Transaction Fee

To defray the costs incurred by the Transfer Agent for services in processing the creation and redemption of Baskets and transferring bitcoin, including the payment of any transaction fees to miners, an Authorized Participant may be required to pay to the Transfer Agent a Transaction Fee. The Transfer Agent shall promptly notify the DTC of any agreement to include or change the Transaction Fee and will not implement any increase in the Transaction Fee for the redemption of Baskets until thirty (30) days after the date of the notice.

Tax Responsibility

Authorized Participants are responsible for any transfer tax, sales or use tax, recording tax, value added tax or similar tax or governmental charge applicable to the creation or redemption of Baskets, regardless of whether or not such tax or charge is imposed directly on the Authorized Participant, and Authorized Participants agree to indemnify the Sponsor, the Administrator and the Trust if any of them are required by law to pay any such tax, together with any applicable penalties, additions to tax or interest thereon.

VALUATION OF BITCOIN AND DEFINITION OF NAV

The Administrator will calculate the NAV of the Trust in accordance with the relevant provisions of the Trust Documents. The following is a description of the material terms of the Trust Documents as they relate to the determination of the Trust’s NAV.

On each Business Day, the Administrator will calculate the NAV of the Trust as measured at 4:00 p.m. Eastern Time (the “Evaluation Time”) using the Gemini Exchange Auction Price on each Business Day. The Sponsor will provide the Gemini Exchange Auction Price, which is publicly available, to the Administrator each day. The NAV of the Trust is the asset value of the Trust less its liabilities (which include accrued but unpaid fees and expenses) divided by the number of outstanding Shares as of 4:00 p.m. Eastern Time each Business Day.

Any determination that the Gemini Exchange Auction Price is unavailable or otherwise not an appropriate basis for calculating the Trust’s NAV on a given Business Day would be based upon extraordinary criteria in which the operation of the Gemini Exchange is disrupted or otherwise experiencing material calculation or reporting irregularities. An example of a situation in which the Gemini Exchange Auction Price may be deemed to not fairly represent the fair market value of the Trust’s bitcoin would be if operational or trading problems with the Gemini Exchange result in both (i) trading shutdowns or reductions in volume to less than twenty (20) percent of the prior week’s average daily volume and (ii) daily volume weighted average trading price (“VWAP”) that varies by more than one (1) standard deviation from the VWAP of other U.S.-based Bitcoin Exchanges that are both (a) not the Gemini Exchange and (b) not undergoing trading irregularities or trading shutdowns. In the event that the Sponsor determines that the Gemini Exchange Auction Price is not an appropriate basis for evaluation of the Trust’s bitcoin on a given Business Day, the Sponsor will instruct the Administrator to use the 4:00 p.m. Eastern Time spot price of the Gemini Exchange or itBit Exchange32 as an alternative basis for calculating the Trust’s NAV on that Business Day (an “Alternate Price”). An example of a situation in which the Alternate Price may be deemed to not fairly represent the fair market value of the Trust’s bitcoin would be if operational or trading problems with an exchange result in both (i) trading shutdowns or reductions in volume to less than twenty (20) percent of the prior week’s average daily volume on that exchange and (ii) daily VWAP on that exchange that varies by more than one (1) standard deviation from the VWAP of other U.S.-based Bitcoin Exchanges that are both (a) not the exchange and (b) not undergoing trading irregularities or trading shutdowns. If the Sponsor determines in good faith that neither the Gemini Exchange Auction Price nor an Alternate Price are reliable for calculating the Trust’s NAV on a particular Business Day, including but not limited to situations where it does not reflect material information or events occurring between the time of calculation of such prices and the time the Trust’s Shares are valued, bitcoin will be valued by the Sponsor using fair market value pricing as determined in good faith by the Sponsor and calculated by the Administrator. Determining the fair market value of bitcoin involves the consideration of a number of subjective factors and thus the prices for bitcoin may differ from the Gemini Exchange Auction Price or the spot price on the Gemini Exchange or the itBit Exchange. Factors the Sponsor may consider include the market price for bitcoin on other Bitcoin Exchanges, or in other forums for which bitcoin prices are published publicly, recent significant transactions on the Blockchain where the USD-bitcoin exchange rate can be readily ascertained (e.g., sales of items with widely available USD prices where the cost in bitcoin can be readily determined), movements in the price of other Digital Assets or fiat currencies, movements in the price of other Digital Asset ETPs, global or regional political, economic or financial events, and other factors determined by the Sponsor in good faith. The Sponsor shall not be liable to any person for the determination that the Gemini Exchange Auction Price, Alternate Price, or an alternative basis for a fair market value of bitcoin is not appropriate as a basis for calculation of the Trust’s NAV provided that such determination is made in good faith.

[32]

The itBit Exchange is operated by the itBit Trust Company, LLC, a New York State-chartered limited liability trust company that, like the Gemini Exchange, operates under the direct supervision and regulatory oversight of the NYSDFS.

The Sponsor will publish the Trust’s NAV on the Trust’s website as soon as practicable after its calculation by the Administrator. To the extent that the NAV has been calculated using a price per bitcoin other than the Gemini Exchange Auction Price for such Business Day, the publication on the Trust’s website will note the valuation methodology and the price per bitcoin resulting from such calculation.

The Administrator’s estimation of accrued but unpaid fees, expenses and liabilities will be conclusive upon all persons interested in the Trust and no revision or correction in any computation made under the Administration Agreement will be required by reason of any difference in amounts estimated from those actually paid.

The Sponsor and Shareholders may rely on any valuation furnished by the Administrator, and the Sponsor will have no responsibility for the accuracy of the valuation. The calculations the Administrator makes will be made in good faith and the Administrator will not be liable for any errors contained in information reasonably available to it. The Administrator will not be liable to the Sponsor, DTC, Authorized Participants, Shareholders or any other person for errors in judgment. However, the preceding liability exclusion will not protect the Administrator against any liability resulting from fraud, negligence, or willful misconduct in the performance of its duties.

EXPENSES; SALES OF BITCOIN

Expenses to be paid by the Sponsor

The Sponsor has agreed to assume the following administrative and marketing expenses incurred by the Trust: (i) the Trustee’s monthly fee and expenses (including indemnification amounts) reimbursable under the Trust Agreement; (ii) the Administrator’s monthly fee and expenses reimbursable under the Administration Agreement; (iii) the Transfer Agent’s monthly fee and expenses under the Transfer Agency and Services Agreement; and (iv) the Custodian’s monthly fee and expenses reimbursable under the Trust Custody Agreement. In addition, the Sponsor has agreed to pay (i) exchange listing fees; (ii) SEC registration fees; (iii) printing and mailing costs; (iv) costs of maintaining the Trust’s website; (v) audit fees; (vi) marketing expenses; and (vii) up to $100,000 per annum in legal expenses. In addition, the Sponsor will also pay the costs of the Trust’s organization and the initial issuance and sale of the Shares, including the applicable SEC registration fees.

Extraordinary and Other Expenses

If at any time, other expenses are incurred outside the daily business of the Trust and the Sponsor’s Fee (e.g., expenses relating to litigation), the Sponsor will instruct the Custodian to transfer to the Trust Expense Account a quantity of the Trust’s bitcoin determined by the Administrator for later sale as necessary to pay such expenses.

The Trust shall not bear any expenses incurred in connection with the issuance, sale and distribution of the securities being registered. These expenses shall be paid by the Sponsor.

Sales of Bitcoin

The Sponsor will instruct the Custodian to sell, or otherwise cause the sale of that quantity of bitcoin as may be necessary to pay the Trust’s expenses not otherwise assumed by the Sponsor pursuant to the following procedures. The Sponsor will instruct the Custodian to transfer bitcoin from the Trust Custody Account to the Trust Expense Account.

The Sponsor will cause bitcoin to be sold through dealers or by the Custodian or Sponsor directly on a Bitcoin Exchange (which may include the Gemini Exchange). The Sponsor may consider the market price (relative to the value of a bitcoin as represented by the Gemini Exchange Auction Price) expected to be obtained by such dealer or through such Bitcoin Exchange and the ability of the dealer or Bitcoin Exchange to conduct the sale of bitcoin with a minimal impact on the market price of bitcoin. The Sponsor may offset the importance of one factor against the remaining factors. The Custodian may be the purchaser of such bitcoin only if the sale transaction is made at the Gemini Exchange Auction Price or such other publicly available price that the Sponsor in good faith deems fair and reasonable with respect to the Trust, in each case as set following the sale order. Neither the Sponsor nor the Administrator is liable for depreciation or loss incurred by reason of any sale. See “United States Federal Income Tax Consequences—Taxation of U.S. Shareholders” for information on the tax treatment of bitcoin sales.

The Sponsor will cause the Custodian to transfer bitcoin from the Trust Custody Account into the Trust Expense Account for sale by the Sponsor or the Custodian if a sale is required by applicable law or regulation. The Sponsor or Custodian will sell the bitcoin in the Trust Custody Account in connection with the termination and liquidation of the Trust.

The Sponsor will not cause the sale of bitcoin to pay the Sponsor’s Fee, which is an ordinary expense of the Trust. The Sponsor’s Fee will be paid through the transfer of the appropriate quantity of bitcoin from the Trust Custody Account to the Sponsor Custody Account.

THE TRUST MAY TRANSACT IN BITCOIN ON A LIMITED NUMBER OF BITCOIN EXCHANGES, INCLUDING THE GEMINI EXCHANGE, WHICH MAY RESULT IN LESS FAVORABLE PRICES AND DECREASED LIQUIDITY FOR THE TRUST AND THEREFORE COULD HAVE AN ADVERSE EFFECT ON THE TRUST AND SHAREHOLDERS.

BOOK-ENTRY-ONLY SHARES

The Securities Depository; Book-Entry-Only System; Global Security

In accordance with the relevant provisions of the Trust Documents, the Trust’s Shares will be issued in book-entry-only form, so that individual certificates will not be issued for the Shares but rather one or more global certificates will evidence all of the Shares outstanding at any time.

DTC will act as securities depository for the Shares. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of section 17A of the Exchange Act. DTC was created to hold securities of DTC Participants and to facilitate the clearance and settlement of transactions in such securities among the DTC Participants through electronic book-entry changes. This eliminates the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. DTC is expected to agree with and represent to the DTC Participants that it will administer its book-entry system in accordance with its rules and bylaws and the requirements of law.

Individual certificates will not be issued for the Shares. Instead, one or more global certificates will be signed by the Transfer Agent on behalf of the Trust, registered in the name of Cede & Co., as nominee for DTC, and deposited with the Transfer Agent on behalf of DTC. The global certificates will evidence all of the Shares outstanding at any time. The representations, undertakings and agreements made on the part of the Trust in the global certificates are made and intended for the purpose of binding only the Trust and not the Transfer Agent or the Sponsor individually.

Upon the settlement date of any creation, transfer or redemption of the Shares, DTC will credit or debit, on its book-entry registration and transfer system, the amount of the Shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The Transfer Agent and the Authorized Participants will designate the accounts to be credited and charged in the case of creation or redemption of the Shares.

Beneficial ownership of the Shares will be limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Owners of beneficial interests in the Shares will be shown on, and the transfer of ownership will be effected only through, records maintained by DTC (with respect to DTC Participants), the records of DTC Participants (with respect to Indirect Participants), and the records of Indirect Participants (with respect to Shareholders that are not DTC Participants or Indirect Participants). Shareholders are expected to receive from or through the DTC Participant maintaining the account through which the Shareholder has purchased their Shares a written confirmation relating to such purchase.

Shareholders that are not DTC Participants may transfer the Shares through DTC by instructing the DTC Participant or Indirect Participant through which Shareholders hold their Shares to transfer the Shares. Shareholders that are DTC Participants may transfer the Shares by instructing DTC in accordance with the rules of DTC. Transfers of the Shares will be made in accordance with standard securities industry practice.

DTC may decide to discontinue providing its service with respect to Baskets and/or the Shares by giving notice to the Transfer Agent and the Sponsor. Under such circumstances, the Sponsor will find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, the Sponsor will act to terminate the Trust.

The rights of Shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC. Because the Shares can only be held in book-entry form through DTC and DTC Participants, investors must rely on DTC, DTC Participants and any other financial intermediary through which they hold the Shares to receive the benefits and exercise the rights described in this section. Investors should consult with their broker or financial institution to find out about procedures and requirements for securities held in book-entry form through DTC.

BOOKS AND RECORDS; STATEMENTS, FILINGS AND REPORTS

Books and Records

The Transfer Agent will keep proper books of record and account of the Trust at its office located in Massachusetts or such office as it may subsequently designate. These books and records are open to inspection at all reasonable times during the usual business hours of the Transfer Agent by any person who establishes to the Transfer Agent’s satisfaction that such person is a Shareholder.

The Transfer Agent also will keep a copy of the Trust Agreement and the Transfer Agency and Services Agreement, on file in its office which will be available for inspection on reasonable advance notice at all reasonable times during its usual business hours by any Shareholder.

Statements, Filings and Reports

After the end of each fiscal year, the Sponsor will cause to be prepared an annual report for the Trust containing audited financial statements. The annual report will be in such form and contain such information as will be required by applicable laws, rules and regulations and may contain such additional information which the Sponsor determines shall be included. The annual report shall be filed with the SEC and Bats and shall be distributed to such persons and in such manner, as shall be required by applicable laws, rules and regulations.

The Sponsor is responsible for the registration and qualification of the Shares under the federal securities laws and any other securities and blue sky laws of the United States or any other jurisdiction as the Sponsor may select. The Sponsor will also prepare, or cause to be prepared, and file any periodic reports or updates required under the Exchange Act. The Transfer Agent will assist and support the Sponsor in the preparation of such reports.

The accounts of the Trust will be audited, as required by law and as may be directed by the Sponsor, by independent registered public accountants designated from time to time by the Sponsor. The accountants’ report will be furnished by the Transfer Agent to Shareholders upon request.

Fiscal Year

The fiscal year of the Trust will initially be the period ending December 31 of each year. The Sponsor may select an alternate fiscal year.

DESCRIPTION OF THE TRUST DOCUMENTS

The Trust operates in accordance with the DSTA and under the terms of the Trust Agreement, as well as pursuant to the terms of the Administration Agreement, the Transfer Agent and Service Agreement and the Trust Custody Agreement, as each is mentioned above.

Description of the Trust Agreement

The following is a description of the material terms of the Trust Agreement.

Qualifications of the Trustee

The Trustee and any successor trustee must be a Delaware corporation duly organized and validly existing under the laws of the United States of America and authorized under such laws to exercise corporate trust powers. The Trustee and any successor trustee must have, at all times, an aggregate capital, surplus, and undivided profits of at least $50,000,000 and subject to supervision or examination by federal or state authorities. In case at any time the Trustee shall cease to be eligible in accordance with the above provisions, the Trustee shall resign immediately.

General duty of care of Trustee

To the extent that, at law or in equity, the Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust or the Sponsor, such duties and liabilities will be replaced by the duties and liabilities of the Trustee expressly set forth in the Trust Agreement.

Limitation on Trustee’s liability

The Sponsor has exclusive control of the management of all aspects of the business of the Trust and the Trustee has only nominal duties and liabilities to the Trust, as described in the remainder of this paragraph. The Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the sole purpose of satisfying the requirement of Section 3807(a) of the DSTA that the Trust have at least one (1) trustee with a principal place of business in the State of Delaware. The duties of the Trustee will be limited to (i) accepting legal process served on the Trust in the State of Delaware and (ii) the execution of any certificates required to be filed with the Delaware Secretary of State which the Delaware Trustee is required to execute under the DSTA. To the extent that, at law or in equity, the Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust or the Sponsor, such duties and liabilities will be replaced by the duties and liabilities of the Trustee expressly set forth in the Trust Agreement. The Trustee will have no obligation to supervise, nor will it be liable for, the acts or omissions of the Sponsor, Administrator, Transfer Agent, Custodian or any other entity or person.

The Trustee will not be liable for any action taken or omitted or for any loss or injury resulting from its actions or its performance or lack of performance of its duties under the Trust Agreement in the absence of gross negligence, willful misconduct or bad faith on its part. The Trustee shall not be liable with respect to any action omitted to be taken in the case of documents received by the Trustee which do not materially conform to the requirements of the Trust Agreement until such corrected documents or satisfactory explanation is received by the Trustee. In the absence of willful misconduct on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of the Trust Agreement. The Trustee shall not be liable for an error of judgment made in good faith by an officer or employee of the Trustee, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts.

Additionally, the Trustee shall be under no obligation to exercise any of the duties or powers vested in it by the Trust Agreement; or to make any investigation of matters arising under the Trust Agreement; or to institute, conduct or defend any litigation; or (except as provided in the Trust Agreement) to make any investigation into the facts or matters stated in any document, unless requested in writing to do so by the Sponsor. The Trustee shall not be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by the Trust Agreement. In the absence of gross negligence, willful misconduct or bad faith on the part of the Trustee, a certificate signed by the Sponsor shall be full warrant for the Trustee to take or refrain from taking action under the provisions of the Trust Agreement. In no event shall the Trustee be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action. In no event shall the Trustee be liable for any failure or delay in the performance of its obligations under Trust Agreement because of circumstances beyond its control, as described in the Trust Agreement, including acts of God, war or terrorism, provided, however, that the Trustee shall exercise commercially reasonable efforts to resume performance of its obligations hereunder as soon as practicable under the circumstances. In the absence of bad faith, the Trustee shall have no liability for taking or refraining from action directed by the Sponsor if it shall have reasonably determined or shall have been advised by counsel, that such performance may involve the Trustee in personal liability or is contrary to the terms of the Trust Agreement. The Trustee shall have no obligation or duty to monitor the Trust’s obligations and duties under the agreements to which the Trust or the Trustee is a party or to ensure its compliance with the terms thereof.

Trustee’s liability for agents

The Trustee may employ with due care agents, nominees, or attorneys-in-fact and shall not be responsible for any willful misconduct or negligence on the part of such agents, nominees, or attorneys-in-fact. The appointment of agents, nominees, or attorneys-in-fact will not relieve the Trustee of any of its obligations or liabilities under the Trust Agreement.

Indemnification of the Trustee

The Trustee, its officers, directors, employees and agents shall be indemnified and defended by the Trust and held harmless against any and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including reasonable legal fees and expenses in connection with enforcement of its rights to indemnity under the Trust Agreement and including the reasonable fees and expenses of counsel), taxes and penalties of any kind and nature whatsoever to the extent that such expenses relate to the performance of the Trust Agreement, the creation, operation or termination of the Trust, provided that the expenses are incurred without willful misconduct, bad faith or gross negligence of such indemnified party. Any amounts payable to an indemnified party may be payable in advance or shall be secured by a lien on the Trust.

Resignation, discharge or removal of Trustee; successor trustees

The Trustee may at any time resign as Trustee upon sixty (60) days’ prior written notice of its election so to do, delivered to the Sponsor, and such resignation shall take effect upon the appointment of a successor trustee and its acceptance of such appointment. If no successor has been appointed by the Sponsor within such sixty (60) day period, the Trustee may, at the expense of the Trust, petition a court to appoint a successor trustee.

If at any time the Trustee shall cease to be eligible because it ceases to be a Delaware corporation duly organized and validly existing under the laws of the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital, surplus and undivided profits of at least $50,000,000 and subject to supervision or examination by federal or state authorities, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Sponsor may remove the Trustee and appoint a successor trustee by written instrument which instrument shall be delivered to the Trustee and the successor trustee.

The declination to serve, resignation, removal of the Trustee, or all of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of the Trust Agreement.

The Sponsor may remove the Trustee in its discretion by written notice delivered to the Trustee at least thirty (30) days prior to such date.

Amendments to the Trust Agreement

The Sponsor may, without the approval of the Shareholders, make such amendments to the Trust Agreement which (i) are necessary to add to the representations, duties or obligations of the Sponsor or surrender any right or power granted to the Sponsor herein, for the benefit of the Shareholders; (ii) are necessary to cure any ambiguity, to correct or supplement any provision in the Trust Agreement which may be inconsistent with any other provision in the Trust Agreement or in this registration statement, or to make any other provisions with respect to matters or questions arising under the Trust Agreement or this registration statement which will not be inconsistent with the provisions of the Trust Agreement or this registration statement; or (iii) the Sponsor deems advisable, provided, however, that no amendment shall be adopted unless the adoption thereof (a) is not adverse to the interests of the Shareholders, (b) is consistent with the powers under the Trust Agreement, (c) does not affect the allocation of profits and losses among the Shareholders or between the Shareholders and the Sponsor, and (d) does not adversely affect the limitations on liability of the Shareholders, hereof or the status of the Trust as a grantor trust for U.S. federal income tax purposes. Amendments to this document which adversely affect (i) the rights of Shareholders, (ii) the dissolution of the Trust, and (iii) any material changes in the Trust’s basic investment policies or structure shall occur only upon the written approval or affirmative vote of Shareholders holding Shares equal to at least a majority (over 50%) of the Shares.

Notwithstanding the above, the Sponsor may, without the approval of the Shareholders, amend the provisions of the Trust Agreement if the Trust is advised at any time by the Trust’s accountants or legal counsel that the amendments made are necessary to ensure that the Trust’s status as a grantor trust will be respected for U.S. federal income tax purposes.

No amendment affecting the rights or duties of the Trustee shall be binding upon or effective against the Trustee unless consented to by the Trustee in writing. No amendment shall be made to the Trust Agreement without the consent of the Trustee if it reasonably believes that such amendment adversely affects any of the rights, duties or liabilities of the Trustee. The Trustee shall be under no obligation to execute any amendment to the Trust Agreement or to any agreement to which the Trust is a party until it has received an instruction letter from the Sponsor, in form and substance reasonably satisfactory to the Trustee (i) directing the Trustee to execute such amendment, (ii) representing and warranting to the Trustee that such execution is authorized and permitted by the terms of the Trust Agreement and (if applicable) such other agreement to which the Trust is a party and does not conflict with or violate any other agreement to which the Trust is a party, and (iii) confirming that such execution and acts related thereto are covered by the indemnity provisions of the Trust Agreement in favor of the Trustee and do not adversely affect the Trustee.

Termination of the Trust

The Trust may be dissolved at the written direction of the Sponsor. The Sponsor may elect to terminate the Trust in certain circumstances, which include, without limitation:

•	the Trust is notified that the Shares are delisted from Bats and are not approved for listing on another national securities exchange within five (5) business days of their delisting;

•	Shareholders acting in respect of at least seventy-five (75) percent of the outstanding Shares notify the Sponsor that they elect to terminate the Trust;

•	sixty (60) days have elapsed since the Trustee notified the Sponsor of the Trustee’s election to resign and a successor trustee has not been appointed and accepted its appointment;

•	the SEC determines that the Trust is an investment company under the Investment Company Act, and the Sponsor determines that, because of such determination, termination of the Trust is advisable;

•	the CFTC determines that the Trust is a commodity pool under the CEA, and the Sponsor determines that, because of such determination, termination of the Trust is advisable;

•

the Trust is determined to be a MSB under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act and is required to comply with certain FinCEN regulations thereunder or is determined to be a MT (or equivalent designation) under the laws of any state in which the Trust operates and is required to seek licensing or otherwise comply with state licensing requirements, and the Trust receives notice from the Sponsor that, because of such determination, termination of the Trust is advisable;

•

the Trust fails to qualify for treatment, or ceases to be treated, as a grantor trust for U.S. federal income tax purposes, and the Sponsor determines that, because of such tax treatment or change in tax treatment, termination of the Trust is advisable;

•	a United States regulator requires the Trust to shut down or forces the Trust to liquidate its assets;

•

the aggregate market capitalization of the Trust, based on the closing price of the Shares, was less than $10 million (as adjusted for inflation by reference to the U.S. Consumer Price Index) at any time after the first anniversary of the Trust’s formation and the Sponsor determines, within six (6) months after the last trading date on which the aggregate market capitalization of the Trust was less than $10 million, to terminate the Trust;

•	sixty (60) days have elapsed since DTC ceases to act as depository with respect to the Shares and the Sponsor has not identified another depository that is willing to act in such capacity;

•

the Trustee elects to terminate the Trust after the Sponsor is conclusively deemed to have resigned effective immediately as a result of the Sponsor being adjudged bankrupt or insolvent, or a receiver of the Sponsor or of its property being appointed, or a trustee or liquidator or any public officer taking charge or control of the Sponsor or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; or

•

the Sponsor elects to terminate the Trust after the Trustee, Administrator or the Custodian (or any successor trustee, administrator or custodian) resigns or otherwise ceases to be the trustee, administrator or custodian of the Trust, as applicable, and no replacement trustee, administrator and/or custodian acceptable to the Sponsor is engaged.

The Sponsor may make any such determination in its sole discretion. The Sponsor may consider, without limitation, the profitability to the Sponsor and other service providers of the operation of the Trust, any obstacles or costs relating to the operation or regulatory compliance of the Trust relating to the determination’s triggering event, and the ability to market the Trust to investors. To the extent that the Sponsor determines to continue operation of the Trust following a determination’s triggering event, the Trust will be required to alter its operations to comply with the triggering event. In the instance of a determination that the Trust is a commodity pool, the Trust and the Sponsor would have to comply with regulations and disclosure and reporting requirements applicable to commodity pools and commodity pool operators or commodity trading advisers, respectively. In the event that the Trust is determined to be an MT, the Trust and the Sponsor will have to comply with applicable federal and state registration and regulatory requirements for MTs and/or MSBs. In the event that the Trust ceases to qualify for treatment as a grantor trust for U.S. federal tax purposes, the Trust will be required to alter its disclosure and tax reporting procedures and may no longer be able to operate or to rely on pass-through tax treatment. In each such case and in the case of the Sponsor’s determination as to whether a potential successor trustee or custodian is acceptable to it, the Sponsor shall not be liable to anyone for its determination of whether to continue or to terminate the Trust.

On and after the date of termination of the Trust, Shareholders will be entitled to the distribution of the amount of Trust assets (paid in cash) represented by those Shares, upon (i) surrender of Shares then held, (ii) payment of any fee to the Transfer Agent in connection with the surrender of Shares and (iii) payment of any applicable taxes or other governmental charges. The Trust shall not accept any delivery of bitcoin after the date of termination. If any Shares remain outstanding after the date of termination, the Transfer Agent thereafter shall (i) discontinue the registration of transfers of Shares and (ii) shall not give any further notices or perform any further acts under the Transfer Agency and Services Agreement. The Sponsor will (or will cause to) continue to pay the Trust’s expenses and sell bitcoin as necessary to meet those expenses and will (or will cause to) continue to distribute Trust assets (paid in cash), as well as the net proceeds from the sale of any other property, to Shareholders in exchange for Shares surrendered (less any fees due to the Transfer Agent for the surrender of Shares, any expenses for the account of Shareholders in accordance with the terms and conditions of the Trust Agreement, and any applicable taxes or other governmental charges).

Governing law; consent to Delaware jurisdiction

The Trust Agreement and the rights of the Sponsor, Trustee, DTC (as registered owner of the Trust’s global certificates for the Shares) and Shareholders under the Trust Agreement are governed by the laws of the State of Delaware. The Trustee, each Shareholder and each Person beneficially owning an interest in a Share of the Trust irrevocably (i) consents to the jurisdiction of the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court in the State of Delaware with subject matter jurisdiction; (ii) submits to the exclusive jurisdiction of such courts in connection with any such claim, suit, action or proceeding; (iii) agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that the jurisdiction lacks personal jurisdiction or is an inconvenient forum or improper venue; (iv) consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such service shall constitute good and sufficient service of process and notice thereof; and (v) waives any and all right to trial by jury in any such claim, suit, action or proceeding;

DESCRIPTION OF THE ADMINISTRATION AGREEMENT

The Trust Agreement establishes the role of the Administrator to the Trust, and the Administration Agreement sets forth the rights and duties of the Administrator with respect to the Trust. The following is a description of the material terms of the Administration Agreement. The Administrator, among other things, provides services necessary for the operation and administration of the Trust, including the creation and redemption of Baskets in exchange for the delivery and distribution, as applicable, of bitcoin, the NAV calculations and accounting and other administrative services. For a general description of the Administrator’s role concerning the Trust, see “The Administrator—The Administrator’s Role.”

Term

The Administration Agreement will be in effect for an initial term ending December 31, 2018. The Administration Agreement automatically renews for additional one (1) year periods thereafter, unless terminated by the Trust or the Administrator on delivery of written notice at least ninety (90) days’ prior to the expiration of the initial term or any subsequent one-year term.

Termination

The Trust or the Administrator may terminate the Administration Agreement without cause by delivering written notice no later than ninety (90) days prior to the expiration of the initial term of the Administration Agreement or any subsequent one-year term. Either the Trust or the Administrator may terminate the Administration Agreement for cause for the reasons set forth in the Administration Agreement, such as either party’s bankruptcy or committing a material breach of the Administration Agreement.

Expenses

The Sponsor will pay the Administrator for its services under the Administration Agreement, as well as the Administrator’s reimbursable expenses in connection with its services under the Administration Agreement.

Standard of Care; Limitation on Administrator’s liability

The Administrator is required under the Administration Agreement at all times to act in good faith and without negligence and has agreed to exercise the reasonable level of skill, care and diligence expected of a professional provider of transfer agency services in carrying out all of its duties and obligations under the Administration Agreement. The Administrator assumes no responsibility and is not be liable for loss or damage due to errors, including encoding and payment processing errors, unless said errors are caused solely by the Administrator’s negligence, bad faith, or willful misconduct or that of its employees or agents.

Administrator’s liability for agents

The Administrator may employ or contract with other persons to assist it in performing its duties under the Administration Agreement, although the Administrator will remain responsible for the compensation of such other persons and will be as fully responsible to the Trust for the acts and omissions of any such persons as it is for its own acts and omissions.

Indemnification of the Administrator

The Administrator, its directors, officers, employees and agents shall be indemnified from the Trust and held harmless against any loss, liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) arising out of or in connection with the performance of its obligations under the Trust

Agreement and the Administration Agreement, provided that such losses were not incurred as a result of actions or omissions of the Administrator, its officers or employees in cases of their own negligence or willful misconduct.

Resignation, discharge or removal of Administrator; successor administrators

Either party may terminate the Administration Agreement by written notice to the other party delivered no later than ninety (90) days prior to the end of the Administration Agreement’s initial term or any subsequent one-year term. Either party may terminate the Administration Agreement: (i) in the event of the other party’s material breach of a material provision of the Administration Agreement that the other party has either (a) failed to cure or (b) failed to establish a remedial plan to cure that is reasonably acceptable, within sixty (60) days’ written notice of such breach, or (ii) in the event of the appointment of a conservator or receiver for the other party or upon the happening of a like event to the other party at the direction of an appropriate agency or court of competent jurisdiction. Additionally, the Administrator may terminate the Administration Agreement immediately upon notice to the Trust in the event it is required to do so by a regulator with authority over the Administrator.

Governing law; consent to New York jurisdiction

The Administration Agreement is governed by New York law. The Administrator and the Sponsor both consent to the exclusive jurisdiction of the courts of the State of New York and the federal courts located in the Southern District of New York.

DESCRIPTION OF THE TRANSFER AGENCY AND SERVICES AGREEMENT

The Administration Agreement establishes the role of the Administrator to the Trust, and the Transfer Agency and Services Agreement sets forth the rights and duties of the Administrator on behalf of the Trust acting in the capacity of the Transfer Agent (when acting in such capacity, the Administrator shall be referred to as the “Transfer Agent”). The following is a description of the material terms of the Transfer Agency and Services Agreement.

The Transfer Agent provides transfer agent and related services with respect to the issuance and redemption of the Shares recording the issuance of the Shares and maintaining certain records therewith. The Transfer Agent coordinates with the Custodian to provide services with respect to the processing, clearance and settlement of creation and redemption orders for the Shares through the DTC.

Qualifications of the Transfer Agent

The Transfer Agent and any successor agency service provider must be (i) a bank, trust company, corporation or national banking association organized and doing business under the laws of the United States or any of its states, and authorized under such laws to exercise corporate trust powers and (ii) a participant in DTC or such other securities depository as shall then be acting with respect to the Shares.

Term

The Transfer Agency and Services Agreement will be in effect for an initial term ending December 31, 2018. The Transfer Agency and Services Agreement automatically renews for additional one (1) year periods thereafter, unless terminated by the Trust or the Transfer Agent by written notice delivered no later than ninety (90) days prior to the expiration of the initial term or any subsequent one year term.

Termination

Either party may terminate the Transfer Agency and Services Agreement by written notice to the other party delivered no later than ninety (90) days prior to the end of the Administration Agreement’s initial term or any subsequent one-year term. Either party may terminate the Transfer Agency and Services Agreement: (i) in the event of the other party’s material breach of a material provision of the Transfer Agency and Services Agreement that the other party has either (a) failed to cure or (b) failed to establish a remedial plan to cure that is reasonably acceptable, within sixty (60) days’ written notice of such breach, or (ii) in the event of the appointment of a conservator or receiver for the other party or upon the happening of a like event to the other party at the direction of an appropriate agency or court of competent jurisdiction. Additionally, the Transfer Agent may terminate the Transfer Agency and Services Agreement immediately upon notice to the Trust in the event it is required to do so by a regulator with authority over the Transfer Agent.

Expenses

The Sponsor will pay the Transfer Agent for its services under the Transfer Agency and Services Agreement, as well as the Transfer Agent’s reimbursable expenses in connection with its services under the Transfer Agency and Services Agreement.

Standard of Care; Limitation on Transfer Agent’s liability

The Transfer Agent is required under the Transfer Agency and Services Agreement at all times to act in good faith and without negligence and has agreed to exercise the reasonable level of skill, care and diligence expected of a professional provider of transfer agency services in carrying out all of its duties and obligations under the Transfer Agency and Services Agreement. The Transfer Agent assumes no responsibility and is not be liable for loss or damage due to errors, including encoding and payment processing errors, unless said errors are caused solely by the Transfer Agent’s negligence, bad faith, or willful misconduct or that of its employees or agents.

Transfer Agent’s liability for agents

The Transfer Agent may employ or contract with other persons to assist it in performing its duties under the Transfer Agency and Services Agreement without the consent of the Trust. The Transfer Agent remains responsible for the compensation of such other persons and for the acts and omissions of any such person or persons to same extent as it is for its own acts and omissions under the Trust Agency and Services Agreement. The Transfer Agent may also, without the consent of the Trust, subcontract for the performance of its duties under the Transfer Agency and Services Agreement with a transfer agent which is duly registered according to the terms of the Transfer Agency and Services Agreement. The Transfer Agent remains responsible for the compensation of any such subcontractor and for the acts and omissions of any such subcontractor to the same extent as it is for its own acts and omissions.

Taxes

The Transfer Agent will not be personally liable for any taxes or other governmental charges imposed upon the Trust, any Baskets, any Shares, a beneficial owner thereof, an Authorized Participant, or the Transfer Agent in connection with the services provided by the Transfer Agent under the terms of the Transfer Agency and Services Agreement. The Transfer Agent will be reimbursed and indemnified out of the Trust’s assets for any tax obligations under the tax laws of any country or of any state or political subdivision thereof, including taxes, withholding and reporting requirements, claims for exemption and refund, additions for late payment, interest, penalties and other expenses (including reasonable legal expenses) that may be assessed, imposed or charged against the Transfer Agent in connection with the Transfer Agency and Services Agreement.

Indemnification of the Transfer Agent

The Transfer Agent and its agents and subcontractors shall be indemnified by the Trust and held harmless against any loss, liability or expense (including, but not limited to, the reasonable fees of counsel) arising out of or in connection with the performance of its obligations under the Trust Agreement and the Transfer Agency and Services Agreement incurred without negligence, willful misconduct or bad faith. Such indemnity shall include payment from the Trust of the costs and expenses incurred by such indemnified party in defending itself against any lawsuit in which the Transfer Agent or affiliate is a named party.

Governing law; consent to New York jurisdiction

The Transfer Agency and Services Agreement is governed by New York law. The Transfer Agent and the Trust both consent to the exclusive jurisdiction of the courts of the State of New York and the federal courts located in the Southern District of New York.

DESCRIPTION OF THE TRUST CUSTODY AGREEMENT

The Trust Agreement establishes the role of the Custodian and the Trust Custody Account, which is maintained and operated by the Custodian on behalf of the Trust pursuant to the provisions of the Trust Custody Agreement. For a general description of the Custodian’s obligations, see “The Custodian—The Custodian’s Role.” The following is a description of the material terms of the Trust Agreement and the Trust Custody Agreement as they relate to the custody of the Trust’s bitcoin.

Location and segregation of bitcoin

Bitcoin held in the Trust Custody Account by the Custodian will be held in the Custodian’s Cold Storage System. The Custodian will use the public Bitcoin addresses created and maintained for the Trust Custody Account solely to hold bitcoin delivered into the Trust Custody Account. The Custodian will store the private keys associated with each public Bitcoin address. Private keys that may be used to access the Trust’s bitcoin will be held in access-controlled facilities that are geographically distributed throughout the United States. The Custodian shall, in accordance with the security and safekeeping procedures of the Trust’s custodial arrangements, maintain backups of the private keys that control the Trust’s bitcoin.

The Custodian will keep and store the Trust’s bitcoin in the Trust Custody Account, segregated from any other assets, including bitcoin, which it owns or holds for others, using its proprietary Cold Storage System that is used by it and its service providers pursuant the License Agreement entered into by the Sponsor. The Custodian’s books and records are expected to account for the bitcoin held in the Trust Custody Account.

The Custodian will arrange for its policies and procedures as well as “proof of control” to be audited periodically by an external auditor.

Transfer confirmation policy

The Custodian will follow the Confirmation Protocol while administering the transfers of bitcoin into and out of the Trust Custody Account, any Authorized Participant’s account, the Sponsor Custody Account and the Trust Expense Account. See “Overview of the Bitcoin Industry and Market—Cryptographic Security Used in the Bitcoin Network.”

Transfers into the Trust Custody Account

The Custodian will transfer to and deposit into the Trust Custody Account the bitcoin it receives from an Authorized Participant or from another third party authorized by the Sponsor for delivery to the Trust Custody Account pursuant to written instructions received from the Administrator. Unless otherwise agreed by the Custodian in writing, the only bitcoin the Trust will accept for delivery into the Trust Custody Account are bitcoin that the Custodian has received from an Authorized Participant or from another third party authorized by the Sponsor for delivery to the Trust Custody Account pursuant to the Administrator’s instructions.

Transfers from the Trust Custody Account

The Custodian will transfer bitcoin from the Trust Custody Account only in accordance with the provisions of the Trust Agreement, the Authorized Participant Agreements and the Custodian Agreement. The bitcoin held by the Custodian on behalf of the Trust will only be transferred out of the Trust Custody Account in the following circumstances: (i) if the bitcoin is to be distributed to an Authorized Participant in connection with a redemption of one or more Baskets; (ii) if the bitcoin is to be transferred to the Sponsor’s Custody Account to pay the Sponsor’s Fee; or (iii) if the bitcoin is to be transferred to the Trust Expense Account in connection with the payment of expenses not assumed by the Sponsor, or other transfers permitted under the Trust Agreement. Transfers made pursuant to clause (iii) are expected to include transfers made in connection with a sale of bitcoin to pay expenses of the Trust not assumed by the Sponsor or with the liquidation of the Trust. On days in which there are both deposits into and withdrawals from the Trust Custody Account, the Custodian may make distributions with deposited bitcoin, without first transferring such bitcoin into the Trust Custody Account or Cold Storage System.

Right to refuse transfers or amend transfer procedures

The Custodian will refuse to accept instructions to transfer bitcoin into and out of the Trust Custody Account if, in the written opinion of the Custodian, such instructions are not in proper form, or such transfer would be contrary to any applicable law, or a threat to the security of the Trust’s assets or the Cold Storage System. The Custodian may amend the procedures for transferring bitcoin into or out of the Trust Custody Account or impose such additional procedures in relation to the transfer of bitcoin into or out of the Trust Custody Account as the Custodian may from time to time consider necessary due to a (i) change in rules of a banking or regulatory association governing the Custodian’s operations or governing the storage of Digital Assets such as bitcoin or (ii) any improvement in security, storage or transfer protocols or systems relating to bitcoin that the Custodian or the Sponsor believes would enhance the Custodian’s ability to secure the Trust’s bitcoin. The Custodian will notify the Sponsor within a commercially reasonable time before the Custodian amends these procedures or imposes additional ones.

Reports

The Custodian will maintain daily reports for each Business Day identifying the transfers of bitcoin into and out of the Trust Custody Account and containing sufficient information to account for the bitcoin held in the Trust Custody Account and provide such reports to the Administrator each Business Day. The Custodian will also produce monthly statements of account for the Trust Custody Account as of the last Business Day of each month.

The Custodian’s records of all transfers of bitcoin into and out of the Trust Custody Account which are to occur on a Business Day, and all end of Business Day account balances in the Trust Custody Account, are stated as of 4:00 p.m. Eastern Time on such Business Day.

Exclusion of liability

The Custodian will use reasonable care in the performance of its custodial duties under the Trust Custody Agreement and will only be responsible for any loss or damage suffered by the Trust as a direct result of any fraud, gross negligence, willful misconduct, or bad faith in the performance of its duties. The Custodian’s liability for custodial operations under the Trust Custody Agreement is further limited to the market value of the bitcoin lost or damaged at the time such fraud, gross negligence, willful misconduct, or bad faith is discovered by the Custodian, provided that the Custodian promptly notifies the Administrator and the Sponsor of its discovery.

Indemnity

Neither the Trust nor its bitcoin will be separately insured.

The Custodian will be indemnified (on an after-tax basis), solely out of the Trust’s assets and on demand, against all costs and expenses, damages, liabilities and losses which the Custodian may suffer or incur in connection with its custodial operations under the Trust Agreement and the Trust Custody Agreement, except to the extent that such sums are due directly to the Custodian’s fraud, gross negligence, willful misconduct, or bad faith.

Force majeure

The Custodian will not be liable for any delay in performance or any non-performance of any of its custodial obligations under the Trust Custody Agreement by reason of any cause beyond its reasonable control, including acts of God, war or terrorism.

Termination

The Trust Custody Agreement has an initial term of two years, subject to certain termination provisions discussed in “Description of the Trust Custody Agreement.” The Custodian or the Sponsor may, upon ninety (90) business days’ prior notice, terminate the custodial relationship of the Custodian to the Trust for any reason, including if the Custodian ceases to offer the services contemplated by the custodial arrangements set forth in the Trust Custody Agreement to its clients or proposes to withdraw from the Digital Asset storage business. The custody arrangements set forth in the Trust Custody Agreement may also be terminated with immediate effect as follows: (i) by the Sponsor, if the Custodian ceased to offer the services contemplated by the custodial arrangements set forth in the Trust Custody Agreement; (ii) by the Custodian or the Sponsor, if it becomes unlawful for the Custodian to have entered into the agreement or to provide or receive the services thereunder; (iii) by the Sponsor, if the Sponsor determines in its reasonable view that the Trust is insolvent or faces impending insolvency, or by the Sponsor, if the Sponsor determines in its sole view that the Custodian is insolvent or faces impending insolvency; (iv) by the Custodian or the Sponsor, if the Trust Custody Agreement ceases to be in full force and effect; or (v) by the Custodian or the Sponsor, if, having received notice of a material breach of the other party’s obligations under the Trust Custody Agreement, if the other party has not cured the breach within sixty (60) days. The Custodian also can terminate the Trust Custody Agreement if the Sponsor is more than ninety (90) delinquent in payments of monthly billings in connection with the Trust Custody Agreement.

Upon termination of the custodial arrangements between the Custodian and the Trust set forth in the Trust Custody Agreement, the Sponsor shall enter into a trust custody account agreement with a custodian capable of performing the services originally performed by the Custodian. Such trust custody account agreement shall set forth substantially similar terms for the custody of the Trust’s bitcoin with such new custodian.

If redelivery arrangements acceptable to the Sponsor for the bitcoin held in the Trust Custody Account or in the Cold Storage System by the Custodian are not made, the Custodian may continue to store the bitcoin and continue to charge for its fees and expenses, and, after six (6) months from the termination date, the Custodian may sell the bitcoin and account to the Trust for the proceeds.

Governing Law; consent to New York jurisdiction

The Trust Custody Agreement is governed by New York law. The Custodian and the Sponsor both consent to the non-exclusive jurisdiction of the courts of the State of New York and the federal courts located in the borough of Manhattan in New York City.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a general summary of certain material U.S. federal income tax consequences that generally apply to the purchase, ownership and disposition of the Shares by a U.S. Shareholder (as defined below), and certain U.S. federal income tax consequences that may apply to an investment in the Shares by a Non-U.S. Shareholder (as defined below). The discussion represents, insofar as it describes conclusions as to U.S. federal income tax law and subject to the limitations and qualifications described below and assuming full compliance with the terms of the Trust Agreement and other documents governing the Trust, the opinion of Ropes & Gray LLP, counsel to the Sponsor. An opinion of counsel is not binding on the IRS or on the courts, and there can be no assurance that the IRS will not take a different position concerning the matters discussed below or that any such position would not be sustained by a court of law. No rulings have been or will be sought from the IRS with respect to the matters discussed below.

The discussion below is based on the Code, Treasury Regulations promulgated under the Code, judicial decisions and published rulings and administrative pronouncements of the IRS, all as in effect on the date of this prospectus. These authorities are subject to change either prospectively or retroactively, which may result in tax consequences different from those discussed below. The tax treatment of Shareholders may vary depending upon their own particular circumstances, and this discussion does not purport to address all of the tax consequences that may be relevant to Shareholders. For example, this discussion does not address tax consequences that may be relevant to certain investors subject to special rules under the Code, including broker-dealers, traders, banks and other financial institutions, insurance companies, regulated investment companies, real estate investment trusts, tax-exempt entities, Shareholders liable for alternative minimum tax, pension plans, Shareholders that hold Shares in tax-deferred or tax-advantaged accounts, “controlled foreign corporations,” “passive foreign investment companies,” and Shareholders whose functional currency is not the U.S. dollar. In addition, the following discussion applies only to investors who will hold Shares as “capital assets” within the meaning of Code section 1221 and not as part of a straddle, hedging transaction or a conversion or constructive sale or other integrated transaction. This discussion further assumes that bitcoin contributed to the Trust was acquired for cash. Moreover, the discussion below does not address any tax consequences arising under any state, local or foreign tax law, any other U.S. federal tax laws, including estate and gift tax laws, or other transfer tax on an owner of Shares. Purchasers of Shares are urged to consult their own tax advisors with respect to all federal, state, local and foreign tax law or any estate, gift or other transfer tax considerations potentially applicable to their investment in the Shares.

For purposes of this discussion, a “U.S. Shareholder” is a beneficial owner of Shares that is:

•	An individual who is a citizen or resident of the United States;

•	A corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any political subdivision thereof;

•	An estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•

A trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more US persons have the authority to control all substantial decisions of the trust or (ii) the trust has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

For purposes of this discussion, a “Non-U.S. Shareholder” is a beneficial owner of Shares that, for U.S. federal income tax purposes, is an individual, corporation, estate, or trust and that is not a U.S. Shareholder.

For U.S. federal income tax purposes, the treatment of any beneficial owner of an interest in an entity treated as a partnership for U.S. federal income tax purposes, will generally depend upon the status of the partner and upon the activities of the partnership. Partnerships and other entities that are treated as partnerships for

U.S. federal income tax purposes and beneficial owners of interests therein should consult their tax advisors about the U.S. federal income tax consequences of purchasing, owning and disposing of the Shares.

Taxation of the Trust

The Trust will be classified as a “grantor trust” for U.S. federal income tax purposes. As such, the Trust itself will not be subject to U.S. federal income tax. Instead, the Trust’s income and expenses will “flow through” to Shareholders, and Trust’s income, gains, losses and deductions will be reported to the IRS on that basis. However, there is no direct authority governing the U.S. federal income tax classification of the Trust, and there can be no assurance that the IRS will not assert a contrary position or that a court would not sustain such assertion. The balance of this discussion assumes that the Trust will be treated as a “grantor trust” for U.S. federal income tax purposes.

Characterization of Bitcoin

On March 25, 2014, the IRS released guidance on the treatment of convertible virtual currencies (such as bitcoin) for U.S. federal income tax purposes. The guidance classifies bitcoin as “property” that is not currency for U.S. federal income tax purposes and clarifies that bitcoin can be held as capital assets. The guidance further states that general tax principles applicable to property transactions apply to transactions using bitcoin. Therefore, a person that holds bitcoin as capital assets and sells the bitcoin or transfers bitcoin in exchange for other property or services may recognize a capital gain or loss upon such sale or transfer. The IRS also clarified that bitcoin received as payment (e.g., as wages or, in the case of a miner, as a reward for solving a block) would be taxable as ordinary income using the fair market value of bitcoin when received.

The treatment of bitcoin for U.S. federal income tax purposes remains unclear in several respects. Furthermore, legislation has previously been introduced and may be introduced in the future that would change the tax considerations of an investment in bitcoin and in the Shares. Future legislation or guidance issued by the IRS regarding the tax treatment of bitcoin for U.S. federal income tax purposes may result in tax consequences to Shareholders that are materially different than those described herein.

Taxation of U.S. Shareholders

Shareholders generally will be treated, for U.S. federal income tax purposes, as if they directly owned a pro rata share of the underlying assets held by the Trust. Shareholders also will be treated as if they directly received their respective pro rata shares of the Trust’s income, if any, and as if they directly incurred their respective pro rata shares of the Trust’s expenses. In the case of a Shareholder that purchases Shares for cash, its initial tax basis in its pro rata share of the assets held by the Trust at the time it acquires its Shares will be equal to its cost of acquiring the Shares. In the case of a Shareholder that acquires its Shares through the creation of a Basket, the delivery of bitcoin to the Trust in exchange for Shares generally will not be a taxable event to the Shareholder, and the Shareholder’s tax basis and holding period for the Shares generally will be the same as its tax basis and holding period for the bitcoin delivered in exchange therefor. The balance of this discussion assumes that all of a Shareholder’s Shares are acquired on the same date and at the same price per Share. Shareholders that hold multiple lots of Shares, or that are contemplating acquiring multiple lots of Shares, should consult their tax advisors.

When the Trust sells or transfers bitcoin, for example to pay expenses, a Shareholder generally will recognize gain or loss in an amount equal to the difference between (i) the Shareholder’s pro rata share of the amount realized by the Trust upon the sale or transfer of the bitcoin and (ii) the Shareholder’s tax basis in its pro rata share of the bitcoin that were sold or transferred. Based on the IRS guidance described above, such gain or loss will generally be long-term or short-term capital gain or loss, depending upon whether the Shareholder is treated as having held the bitcoin that were sold or transferred for more than one year. A Shareholder’s tax basis for its share of any bitcoin sold or transferred by the Trust generally will be determined by multiplying the

Shareholder’s total basis for its share of the Trust’s bitcoin immediately prior to the sale or transfer by a fraction, the numerator of which is the number of bitcoin sold or transferred, and the denominator of which is the total number of the bitcoin held by the Trust immediately prior to the sale or transfer. After any such sale or transfer, a Shareholder’s tax basis for its pro rata share of the remaining bitcoin held by the Trust will be equal to its tax basis for its Shares immediately prior to the sale or transfer, less the portion of such basis allocable to its share of the bitcoin sold or transferred.

Upon a Shareholder’s sale, exchange or other taxable disposition of some or all of its Shares, the Shareholder will be treated as having sold, exchanged or disposed of a pro rata share of the bitcoin held by the Trust at the time of the sale, exchange or other disposition. Accordingly, the Shareholder generally will recognize gain or loss on the sale, exchange or other disposition in an amount equal to the difference between (i) the amount realized on the sale, exchange or disposition of Shares and (ii) the Shareholder’s tax basis for the portion of its pro rata share of the bitcoin held by the Trust at such time that is attributable to the Shares sold, exchanged, or disposed of.

A redemption of some or all of a Shareholder’s Shares in exchange for the underlying bitcoin represented by the Shares redeemed generally will not be a taxable event to the Shareholder. The Shareholder’s tax basis for the bitcoin received in the redemption generally will be the same as the Shareholder’s tax basis for the portion of its pro rata share of the bitcoin held by the Trust immediately prior to the redemption that is attributable to the Shares redeemed. The Shareholder’s holding period with respect to the bitcoin received should include the period during which the Shareholder held the Shares redeemed. A subsequent sale or transfer of the bitcoin received by the Shareholder will be a taxable event.

A Shareholder’s ability to deduct its share of any capital losses of the Trust is subject to certain limitations. Shareholders are urged to consult their own tax advisors regarding the deductibility of capital losses incurred with respect to an investment in the Trust.

The Code generally imposes an additional 3.8% Medicare contribution tax on the net investment income of certain individuals, trusts and estates to the extent their income exceeds certain threshold amounts. Shareholders are advised to consult their tax advisors regarding the possible implications of this additional tax on their investment in the Shares.

Brokerage Fees and Trust Expenses

Any brokerage or other transaction fee incurred by a Shareholder in purchasing the Shares will be treated as part of the Shareholder’s tax basis in its pro rata share of the assets held by the Trust. Similarly, any brokerage fee incurred by a Shareholder in selling Shares will reduce the amount realized by the Shareholder with respect to the sale.

Shareholders will be required to recognize gain or loss on a sale or transfer of bitcoin by the Trust (as discussed above), even though some or all of the proceeds of such sale are used, or the bitcoin are transferred by the Sponsor to pay Trust expenses. Shareholders may deduct their respective pro rata shares of each expense incurred by the Trust to the same extent as if they directly incurred the expense. Shareholders who are individuals, estates or trusts will be required to treat expenses of the Trust, to the extent that such expenses may be deducted, including as limited by applicable Code provisions, as miscellaneous itemized deductions. Individuals may deduct certain miscellaneous itemized deductions only to the extent they exceed two (2) percent of adjusted gross income. In addition, such deductions are not deductible at all for alternative minimum tax purposes.

United States Information Reporting and Backup Withholding for U.S. and Non-U.S. Shareholders

The Administrator, Transfer Agent, or the appropriate broker will file certain information returns with the IRS, and provide certain tax-related information to Shareholders, in accordance with applicable Treasury

Regulations. Each Shareholder will be provided annually with information regarding its allocable portion of the Trust’s income (if any) and expenses.

A U.S. Shareholder may be subject to U.S. backup withholding if such Shareholder fails to provide to the Trust his or her correct taxpayer identification number, has under-reported dividend or interest income, or fails to certify that he or she is not subject to such withholding. Non-U.S. Shareholders may have to comply with certification procedures to establish that they are not U.S. persons in order to avoid backup withholding. Backup withholding is not an additional tax. Any amount withheld may be credited against a Shareholder’s U.S. federal income tax liability, provided that the Shareholder furnishes the appropriate information to the IRS.

U.S. Federal Income Taxation of Non-U.S. Shareholders

The Trust does not expect to generate taxable income except for gain (if any) upon the sale or transfer of bitcoin. A Non-U.S. Shareholder generally will not be subject to U.S. federal income tax with respect to gain recognized upon the sale or other disposition of the Shares, or upon the sale or transfer of bitcoin by the Trust, unless (i) the Non-U.S. Shareholder is an individual and is present in the United States for one hundred and eighty-three (183) days or more during the taxable year of the sale, transfer or other disposition, and the gain is treated as being from U.S. sources; or (ii) the gain is (or is treated as) effectively connected with the conduct by the Non-U.S. Shareholder of a trade or business in the United States.

Taxation in Jurisdictions other than the United States

Prospective purchasers of the Shares that are citizens or residents of, based in, or acting out of a jurisdiction other than the United States are advised to consult their own tax advisers as to the tax consequences, under the laws of such jurisdiction, of their purchase, holding, sale or redemption of or any other dealing in the Shares and, in particular, as to whether any value added tax, other consumption tax or transfer tax is payable in relation to such purchase, holding, sale, redemption or other dealing.

ERISA AND RELATED CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and/or Code section 4975 impose certain requirements on employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans, and certain collective investment funds or insurance company general or separate accounts in which such plans or arrangements are invested, that are subject to ERISA and/or the Code (collectively, “Plans”), and on persons who are fiduciaries with respect to the investment of assets treated as “plan assets” of a Plan. Government plans and some church plans are not subject to the fiduciary responsibility provisions of ERISA or the provisions of section 4975 of the Code, but may be subject to substantially similar rules under state or other federal law.

In contemplating an investment of a portion of Plan assets in the Shares, the Plan fiduciary responsible for making such investment should carefully consider, taking into account the facts and circumstances of the Plan, the “Risk Factors” discussed above and whether such investment is consistent with its fiduciary responsibilities, including, but not limited to (i) whether the fiduciary has the authority to make the investment under the appropriate governing plan instrument; (ii) whether the investment would constitute a direct or indirect non-exempt prohibited transaction with a party in interest; (iii) the Plan’s funding objectives;, and (iv) whether under the general fiduciary standards of investment prudence and diversification such investment is appropriate for the Plan, taking into account the overall investment policy of the Plan, the composition of the Plan’s investment portfolio and the Plan’s need for sufficient liquidity to pay benefits when due.

Under the Department of Labor’s regulations at § 2510.3-101, as amended by Section 3(42) of ERISA (the “Plan Asset Regulations”), if a Plan invests in an equity interest of an entity that is “a publicly-offered security,” the entity will not be deemed to hold “plan assets” subject to ERISA, and a party managing the assets of such entity will not be subject to the fiduciary responsibility and prohibited transaction rules of ERISA and Section 4975 of the Code. A “publicly-offered security” is a security that is freely transferable, part of a class of securities that is widely held, and is either (i) part of a class of securities registered under section 12(b) or 12(g) of the Exchange Act or (ii) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within one hundred and twenty (120) days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. Whether a security is “freely transferable” is a factual question determined on the basis of facts and circumstances. A class of securities is “widely-held” if it is a class of securities that is owned by one hundred (100) or more investors independent of the issuer and of one another. The issuer expects that the above requirements will be satisfied and the Shares will be “publicly traded securities” within the meaning of the Plan Asset Regulations.

Investment by Certain Retirement Plans

Individual retirement accounts (IRAs) and participant-directed accounts under tax-qualified retirement plans are limited in the types of investments they may make under the Code. Potential purchasers of the Shares that are IRAs or participant-directed accounts under a Code section 401(a) plan should consult with their own tax advisors as to the consequences of a purchase of the Shares.

PLAN OF DISTRIBUTION

In addition to, and independent of, the Seed Baskets purchased by the Initial Purchaser (described below), the Trust will issue Shares in Baskets to Authorized Participants in exchange for delivery of bitcoin on a continuous basis. The Trust will not issue or redeem fractions of a Basket. Because new Shares can be issued and sold on an ongoing basis, at any point during the life of the Trust, a “distribution,” as such term is used in the Securities Act, will be occurring. Broker-dealers and other persons are cautioned that some of their activities will result in their being deemed participants in a distribution of Shares in a manner which would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act. For example, a broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a Basket from the Trust, breaks the Basket down into its constituent Shares and sells the Shares directly to its customers, or if it chooses to couple the creation of a new Basket with an active selling effort involving solicitation of secondary market demand for the Shares. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that could lead to designation as an underwriter.

The Initial Purchaser intends to distribute the Seed Baskets of the Shares by selling such Shares on Bats. As a result, in the context of the distribution of the Seed Baskets of the Shares, the Initial Purchaser will be deemed to be an underwriter.

Investors who purchase Shares through a commission/fee-based brokerage account may pay commissions/fees charged by the brokerage account. Investors should review the terms of their brokerage accounts for details on applicable charges.

Dealers that are not “underwriters” but are participating in a distribution of Shares (as contrasted to ordinary secondary trading transactions), and thus dealing with the Shares that are part of an “unsold allotment” within the meaning of Section 4(3)(C) of the Securities Act, would be unable to take advantage of the prospectus delivery exemption provided by Section 4(3) of the Securities Act.

The Sponsor intends that sales be made through broker-dealers who are members of FINRA. Investors intending to create or redeem Baskets through Authorized Participants in transactions not involving a broker-dealer registered in such investor’s state of domicile or residence should consult their legal advisor regarding applicable broker-dealer or securities regulatory requirements under the state securities laws prior to such creation or redemption.

On [    ], 2016, the Initial Purchaser purchased [    ] Shares which comprised the Seed Baskets. The Initial Purchaser intends to reoffer the Seed Baskets at a per Share offering price that will vary, depending on, among other factors, the Gemini Exchange Auction Price and the trading price of the Shares on Bats. The Initial Purchaser will not receive a fee, or any other form of compensation or inducement from either the Sponsor or the Trust, and no Initial Purchaser has any obligation or responsibility to the Sponsor or the Trust to effect any sale or resale of the Shares.

The Trust will not bear any expenses in connection with the issuance the Seed Baskets of the Shares.

The offering of Baskets is being made in compliance with Conduct Rule 2310 of FINRA. Neither the Authorized Participants nor the Initial Purchaser will receive a fee, or any other form of compensation or inducement from either the Sponsor or the Trust, and no Authorized Participant or Initial Purchaser has any obligation or responsibility to the Sponsor or the Trust to effect any sale or resale of the Shares. Accordingly, there is, and will be, no payment of underwriting compensation in connection with any such offering of the Shares in excess of ten (10) percent of the gross proceeds of the offering.

The Initial Purchaser may be an Authorized Participant, but will not act as an Authorized Participant with respect to the Seed Baskets, and its activities with respect to the Seed Baskets will be distinct from those of an Authorized Participant.

The Shares will be listed on Bats under the symbol “COIN.” Additional information about the Shares may be found on the Trust’s website, www.coin-etf.com.

LEGAL MATTERS

The validity of the Shares will be passed upon for the Sponsor by Richards, Layton & Finger, P.A., Wilmington, Delaware. Ropes & Gray LLP, Boston, Massachusetts, will render an opinion, subject to certain limitations and qualifications, regarding the material U.S. federal income tax consequences relating to the Shares.

EXPERTS

The financial statement included in this prospectus has been audited by Burr Pilger Mayer, Inc. (the “Auditor”), an independent registered public accounting firm, as stated in their report appearing herein. Such financial statement is included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

The Sponsor has filed on behalf of the Trust a registration statement on Form S-1 with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Trust or the Shares, please refer to the registration statement, which you may inspect, without charge, at the public reference facilities of the SEC at the below address or online at www.sec.gov, or obtain at prescribed rates from the public reference facilities of the SEC at the below address. Information about the Trust and the Shares can also be obtained from the Trust’s website. The internet address of the Trust’s website is www.coin-etf.com. This internet address is only provided here as a convenience to you to allow you to access the Trust’s website, and the information contained on or connected to the Trust’s website is not part of this prospectus or the registration statement of which this prospectus is part.

The Trust is subject to the informational requirements of the Exchange Act and the Sponsor, on behalf of the Trust, will file quarterly and annual reports and other information with the SEC. The Sponsor will file an updated prospectus annually for the Trust pursuant to the Securities Act. The reports and other information can be inspected at the public reference facilities of the SEC located at 100 F Street, NE, Washington, DC 20549 and online at www.sec.gov. You may also obtain copies of such material from the public reference facilities of the SEC at 100 F Street, NE, Washington, DC 20549, at prescribed rates. You may obtain more information concerning the operation of the public reference facilities of the SEC by calling the SEC at 1-800-SEC-0330 or visiting online at www.sec.gov.

GLOSSARY OF DEFINED TERMS

In this prospectus, each of the following quoted terms has the meanings set forth after such term:

“Administration Agreement”—The Agreement between Sponsor and the Administrator which sets forth the obligations and responsibilities of the Administrator with respect to the operation and administration of the Trust.

“Administrator”—State Street Bank and Trust Company, a trust company organized under the laws of the Commonwealth of Massachusetts, serves as the Administrator to the Trust under the Administration Agreement.

“Authorized Participant”—A market participant who (i) is a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions; (ii) is a direct participant in the DTC; and (iii) has entered into an Authorized Participant Agreement with the Sponsor on behalf of the Trust, subject to acceptance by the Transfer Agent. To facilitate the creation and redemption of Baskets, Authorized Participants may, but are not required to, establish a bitcoin custody account with the Custodian. Only Authorized Participants may place orders to create or redeem one or more Baskets.

“Authorized Participant Agreement”—An agreement entered into by an Authorized Participant, and the Sponsor on behalf of the Trust which provides the procedures for the creation and redemption of Baskets and for the delivery of the bitcoin and distribution of the Shares required for such creations and redemptions.

“Basket”—A block of 10,000 Shares.

“Bats”—The Bats BZX Exchange, Inc.

“bitcoin”—A type of a Digital Asset based on an open source protocol existing on the Bitcoin Network and utilizing cryptographic security. Bitcoin constitutes the assets underlying the Trust’s Shares. See “Overview of the Bitcoin Industry and Market.”

“Bitcoin” or “Bitcoin Network”—The online, end-user-to-end-user network hosting the public transaction ledger, known as the Blockchain, and the source code comprising the basis for the protocols and cryptographic security governing the Bitcoin Network. See “Overview of the Bitcoin Industry and Market.”

“Bitcoin Exchange”—An online marketplace with a central limit order book, where market participants may buy, sell and trade bitcoin. The largest Bitcoin Exchanges are typically open on a twenty-four (24)-hour per day, seven (7)-days per week basis, and publish public market data such as transaction price and volume data.

“Bitcoin Exchange Market”—The global bitcoin exchange market for the trading of bitcoin, which consists of transactions on Bitcoin Exchanges. See “Overview of the Bitcoin Industry and Market.”

“Blockchain”—The public transaction ledger of the Bitcoin Network on which miners or mining pools solve algorithmic equations allowing them to add records of recent transactions (called “blocks”) to the chain of transactions in exchange for an award of bitcoin from the Bitcoin Network and the payment of transaction fees, if any, from users whose transactions are recorded in the block being added.

“Book Entry System”—The Federal Reserve Treasury Book Entry System for United States and federal agency securities.

“Business Day” means any day that Bats is open for regular trading.

“CEA”—Commodity Exchange Act of 1936, as amended.

“CFTC”—The U.S. Commodity Futures Trading Commission, an independent agency with the mandate to regulate commodity futures and option markets in the United States.

“Clearing Trust Agency”—Any clearing agency or similar system other than the Book Entry System or DTC.

“Code”—The U.S. Internal Revenue Code of 1986, as amended.

“Cold Storage System”—The Custodian’s proprietary hardware and software security system used by Custodian to safekeep the bitcoin held in the Trust Custody Account.

“Confirmation Protocol”—The protocol of the Trust whereby the Administrator will not deem a transfer of bitcoin completed (and thereby available for further transfer) until the transaction has been recorded in a block and five (5) consecutive subsequent blocks referring back to such block have been added to the Blockchain.

“Creation Basket”—An order placed by an Authorized Participant with the Transfer Agent to create one or more Baskets. The number of bitcoin required for delivery to the Trust to create a Basket is the equivalent of the net asset value of 10,000 Shares.

“Custodian”—Gemini Trust Company, LLC, a New York State-chartered limited purpose trust company and an affiliate of the Sponsor, serving in the role of Custodian under the Trust Custody Agreement.

“DDoS Attack”—Distributed denial-of-service-attack is a coordinated hacking attempt to disrupt websites, web servers or computer networks in which an attacker bombards an online target with a large quantity of external requests, thus precluding the target from processing requests from genuine users.

“Digital Assets”—Collectively, all digital assets based upon a computer-generated cryptographic protocol that may, among other things, be used to buy and sell goods or pay for services. Bitcoin represents one type of Digital Asset.

“Digital Asset ETP”—An exchange-traded product that seeks to track the price of a Digital Asset such as bitcoin.

“DSTA”—The Delaware Statutory Trust Act, as amended.

“DTC”—The Depository Trust Company. The DTC is a limited purpose trust company organized under New York law, a member of the U.S. Federal Reserve System and a clearing agency registered with the SEC. The DTC will act as the securities depository for the Shares.

“DTC Participant”—A direct participant in the DTC, such as a bank, broker, dealer or trust company.

“Exchange Act”—The Securities Exchange Act of 1934, as amended.

“Evaluation Time”—The time at which the Administrator will determine the value of bitcoin held by the Trust and calculate the Trust’s NAV, which time is as of 4:00 p.m. Eastern Time, on each Business Day.

“FinCEN”—The Financial Crimes Enforcement Network, a bureau of the U.S. Department of the Treasury.

“FDIC”—The Federal Deposit Insurance Corporation.

“FINRA”—The Financial Industry Regulatory Authority, Inc., which is the primary regulator in the United States for broker-dealers, including Authorized Participants.

“Gemini Exchange Auction Price”—The price of one (1) bitcoin on the Gemini Exchange as of 4:00 p.m. Eastern Time on each Business Day as determined by the daily two-sided auction.

“Indirect Participants”—Those banks, brokers, dealers, trust companies and others who maintain, either directly or indirectly, a custodial relationship with a DTC Participant.

“Initial Purchaser”—The purchaser of the Seed Baskets acting solely in its capacity as purchaser of such Seed Baskets, and who is [INITIAL PURCHASER].

“IRA”—An individual retirement account provided for under section 408(m) of the Code.

“IRS”—The U.S. Internal Revenue Service, a bureau of the U.S. Department of the Treasury.

“License Agreement”—The Amended and Restated License Agreement between the Sponsor and WIP relating to certain intellectual property relating to the Trust. The License Agreement provides the Sponsor with a license within the Field of Use of the administration of exchange-traded products holding Digital Assets, including but not limited to bitcoin and other Digital Assets, and it permits the Trust and its service providers to use such intellectual property in the operation of the Trust.

“NAV”—The net asset value per Share of the Trust, which is the asset value of the Trust less its liabilities (which include accrued but unpaid fees and expenses) divided by the number of outstanding Shares as of 4:00 p.m. Eastern Time each Business Day. The Administrator will calculate the NAV using the Gemini Exchange Auction Price, which will be provided to the Administrator by the Sponsor. See “Description of the Trust Agreement—Valuation of Bitcoin and Definition of NAV.”

“NYSDFS”—The New York State Department of Financial Services.

“Redemption Basket”—An order placed by an Authorized Participant with the Transfer Agent to redeem one or more Baskets. The bitcoin required for distribution to the Authorized Participant upon redemption of a Basket is equivalent to the net asset value for 10,000 Shares on a given day.

“SEC”—The U.S. Securities and Exchange Commission.

“Securities Act”—The Securities Act of 1933, as amended.

“Seed Baskets”—The [    ] Baskets issued and sold to the Initial Purchaser in exchange for delivery of the appropriate number of bitcoin to the Trust in connection with the formation of the Trust.

“Shareholders”—Owners of beneficial interests in the Shares.

“Shares”—Units of fractional undivided beneficial interest in and ownership of the Trust which are issued by the Trust and named “Winklevoss Bitcoin Shares.”

“SIPC”—The Securities Investor Protection Corporation.

“Sponsor”—Digital Asset Services, LLC, formerly Math-Based Asset Services, LLC, a Delaware limited liability company.

“Sponsor Custody Account”—The segregated bitcoin account of the Sponsor to which the Custodian will transfer bitcoin from the Trust Custody Account in order to pay the Sponsor’s Fee. The Sponsor Custody Account is established with the Custodian by the Trust Custody Agreement.

“Sponsor’s Fee”—The fee paid by the Trust to the Sponsor in consideration for the Sponsor’s duties and its assumption of the ordinary administrative and marketing expenses that the Trust is expected to incur. The Sponsor’s Fee will accrue daily in U.S. Dollars and will be payable in kind (in bitcoin) according to the Gemini Exchange Auction Price monthly in arrears by the transfer of bitcoin from the Trust Custody Account to the Sponsor Custody Account.

“Transaction Fee”—The nonrefundable transaction fee that may be required to be paid by Authorized Participants to the Transfer Agent when placing a Creation Basket order or a Redemption Basket order.

“Trust”—The Winklevoss Bitcoin Trust, a Delaware statutory trust, formed on December 30, 2014 under the DSTA and the pursuant to the Trust Agreement.

“Transfer Agent—State Street Bank and Trust Company, a trust company organized under the laws of the Commonwealth of Massachusetts,, serves as Transfer Agent to the Trust under the Transfer Agency and Services Agreement.

“Transfer Agency and Services Agreement—The agreement between the Sponsor and the Transfer Agent which sets forth the obligations and responsibilities of the Transfer Agent with respect to transfer agency services and related matters.

“Trust Agreement”—The Trust Agreement between the Sponsor and the Trustee under which the Trust is formed and which sets forth the respective rights and duties of the Sponsor and the Trustee in its capacity as trustee of the Trust.

“Trust Custody Account”—The segregated bitcoin account of the Trust which will hold the bitcoin delivered to the Trust. The Trust Custody Account is established with the Custodian pursuant to the Trust Custody Agreement.

“Trust Custody Agreement”—The Agreement between the Sponsor and the Custodian which sets forth the obligations and responsibilities of the Custodian with respect to the safekeeping of the Trust’s bitcoin.

“Trust Expense Account”—The segregated bitcoin account of the Trust to which the Custodian will transfer bitcoin from the Trust Custody Account in order to pay extraordinary expenses of the Trust not assumed by the Sponsor.

“Trustee”—Delaware Trust Company, a Delaware trust company.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Sponsor, Trustee and Shareholders of Winklevoss Bitcoin Trust

[    ]

WINKLEVOSS BITCOIN TRUST

STATEMENT OF FINANCIAL CONDITION

[    ], 2016

Assets:
Bitcoin inventory (fair value $[ ])	$	[	]

Total Assets	$	[	]

Liabilities and Shareholder’s Equity Liabilities:
Total Liabilities		—

Commitments and Contingent Liabilities (Note 6)		—

Redeemable Shares:
Redeemable capital Shares, no par value, unlimited amount authorized, [ ] outstanding (at redemption value)	$	[	]

Shareholder’s Equity:
Retained earnings		—

Total Liabilities and Shareholder’s Equity	$	[	]

The accompanying notes are an integral part of this financial statement.

WINKLEVOSS BITCOIN TRUST

Notes to the Financial Statements

[    ], 2016

1. Organization

The Winklevoss Bitcoin Trust (the “Trust”) is a Delaware statutory trust formed on December 30, 2014, pursuant to a trust agreement (the “Trust Agreement”). The Trust will issue Winklevoss Bitcoin Shares (the “Shares”), which represent units of fractional undivided beneficial interest in and ownership of the Trust. The Trust’s purpose is to hold bitcoin, which is a digital asset (“Digital Asset”). The Trust is expected to issue or redeem Shares from time to time only in one or more whole blocks of 10,000 Shares (each block of 10,000 Shares is a “Basket”). The Trust will issue and redeem the Shares in Baskets only to certain authorized firms (“Authorized Participants” or “APs”) on an ongoing basis as described in the “Plan of Distribution” section below. On a creation, Baskets will be distributed to the Authorized Participants by the Trust in exchange for the delivery to the Trust of the appropriate number of bitcoin (i.e., bitcoin equal in value to the net asset value per Share of the Trust (“NAV”) multiplied by the number of Shares in the Basket). On a redemption, the Trust will distribute bitcoin equal in value to the NAV multiplied by the number of Shares in the Basket to the redeeming Authorized Participant in exchange for the delivery to the Trust of one or more Baskets. On each Business Day, the value of each Basket accepted by the Transfer Agent in a creation or redemption transaction will be the same (i.e., each Basket will consist of 10,000 Shares and the value of the Basket will be equal to the value of 10,000 Shares at their net asset value per Share on that day). The Trust will not issue or redeem fractions of a Basket.

Digital Asset Services, LLC, formerly Math-Based Asset Services, LLC, is the sponsor of the Trust (the “Sponsor”), a Delaware limited liability company whose sole member is Winklevoss Capital Fund, LLC. The Sponsor is responsible for, among other things, overseeing the performance of Delaware Trust Company (the “Trustee”) and the Trust’s principal service providers. The Administrator performs certain day-to-day administrative functions for the Trust.

[INITIAL PURCHASER] is the Initial Purchaser and contributed [    ] bitcoin in exchange for [    ] initial Baskets of Shares (the “Seed Baskets”) on [    ], 2016. At contribution, the value of the bitcoin deposited with the Trust was based on the Gemini Exchange Auction Price (as defined in the Registration Statement of the Trust) of $[    ]/bitcoin. The Initial Purchaser owns one hundred (100) percent of the outstanding Shares. [The Initial Purchaser is not affiliated with the Sponsor or the Trustee.]

The investment objective of the Trust is for the Shares to track the price of bitcoin using the Gemini Exchange Auction Price on each Business Day, less the Trust’s liabilities (which include accrued but unpaid fees and expenses). The Shares are designed for investors seeking a cost-effective and convenient means of gaining investment exposure to bitcoin similar to a direct investment in bitcoin.

The fiscal year end for the Trust is December 31.

2. Significant Accounting Policies

The following is a summary of significant accounting policies followed by the Trust.

The preparation of financial statements in accordance with accounting principles generally accepted in the United States (“GAAP”) requires those responsible for preparing financial statements to make estimates and assumptions that affect the reported amounts and disclosures. Actual results could differ from those estimates.

A. Valuation of Bitcoin

The Trust’s bitcoin is held on a segregated basis by the Custodian using the Custodian’s Cold Storage System, on behalf of the Trust, in unique Bitcoin addresses with balances that can be directly verified on the

Bitcoin Blockchain. The Trust’s bitcoin is valued, for financial statement purposes, at the lower of cost or market. The cost of bitcoin is determined according to the average cost method and the market value is based on the Gemini Exchange Auction Price of the bitcoin being valued, or such other publicly available price as the Sponsor may in good faith deem represents the fair market value of the Trust’s bitcoin. Realized gains and losses on sales of bitcoin, or bitcoin distributed in the redemption of a Basket, is calculated on a trade date basis using average cost.

B. Creation and Redemption of Shares

The Trust is expected to issue or redeem Shares from time to time only in one or more whole Baskets. The Trust will issue and redeem the Shares in Baskets only to certain Authorized Participants on an ongoing basis as described in the “Plan of Distribution” section below. On a creation, Baskets will be distributed to the Authorized Participants by the Trust in exchange for the delivery to the Trust of the appropriate number of bitcoin (i.e., bitcoin equal in value to the NAV multiplied by the number of Shares in the Basket). On a redemption, the Trust will distribute bitcoin equal in value to the NAV multiplied by the number of Shares in the Basket to the redeeming Authorized Participant in exchange for the delivery to the Trust of one or more Baskets. On each Business Day, the value of each Basket accepted by the Transfer Agent in a creation or redemption transaction will be the same (i.e., each Basket will consist of 10,000 Shares and the value of the Basket will be equal to the value of 10,000 Shares at their net asset value per Share on that day). The Trust will not issue or redeem fractions of a Basket.

The Shares are issued and redeemed continuously in Baskets solely in exchange for bitcoin, rather than cash. Individual investors cannot create or redeem Baskets in direct transactions with the Trust. The Trust only deals with registered broker-dealers eligible to settle securities transactions through the book-entry facilities of The Depository Trust Company and which have entered into a contractual arrangement with the Transfer Agent and the Sponsor governing, among other matters, the creation and redemption processes. Holders of the Shares of the Trust may redeem their Shares at any time acting through an Authorized Participant and in the prescribed Basket form; provided, however, that redemptions of Baskets may be suspended during any period in which regular trading on Bats is suspended or restricted, or in which an emergency exists as a result of which delivery, disposal or evaluation of bitcoin is not reasonably practicable.

The Shares are classified as “Redeemable Capital Shares” for financial statement purposes, since they are subject to redemption at the option of Authorized Participants. Outstanding Shares are reflected at redemption value, which represents the maximum obligation (based on net asset value per Share), with the difference from historical cost recorded as an offsetting amount to Retained Earnings.

At [    ], 2016, there are no Shares whose redemption value exceeds their historical value.

At [    ], 2016, [    ] Shares are outstanding.

The typical settlement period for the Shares is three (3) business days. In the event of a trade date at period end, where a settlement is pending, a respective account receivable and/or payable will be recorded.

The per Share number of bitcoin distributed for the redemption of a Basket is calculated daily by the Administrator, using the Gemini Exchange Auction Price, or such other publicly available price as the Sponsor may in good faith deem fairly represents the fair market value of the Trust’s bitcoin.

When bitcoin is delivered for the redemption of a Basket, it is generally not considered a taxable event for Shareholders but [is considered a sale of bitcoin for financial statement purposes, with a gain or loss recognized currently]. For the purposes of creations and redemptions of Baskets, NAV is computed by deducting all accrued fees, expenses and other liabilities of the Trust, including the Sponsor’s Fee, from the fair value of the bitcoin held by the Trust.

C. Investment in Bitcoin

At [    ], 2016, the Trust owned [    ] bitcoin, with a carrying value (lower of cost or market basis) of $[    ].33

D. Expenses

The Trust will pay to the Sponsor a fee that will accrue daily at an annualized rate equal to 0. [    ] percent of the bitcoin held by the Trust, paid monthly in arrears (the “Sponsor’s Fee”).

E. Income Taxes

The Trust is classified as a “grantor trust” for U.S. federal income tax purposes. As a result, the Trust itself will not be subject to U.S. federal income tax. Instead, the Trust’s income and expenses will “flow through” to Shareholders, and the Trust’s proceeds, income, deductions, gains, and losses will be reported to the Internal Revenue Service on that basis.

F. Basis of Presentation

The financial statements have been prepared in conformity with GAAP as detailed in the Financial Accounting Standards Board’s (“FASB”) Codification of Accounting Standards (“ASC”). The Trust is considered an investment company under GAAP for financial statement purposes and follows the accounting and reporting guidance applicable to investment companies in FASB ASC 946, Financial Services—Investment Companies (“Topic 946”), but is not registered, and is not required to be registered, under the Investment Company Act of 1940, as amended.

On each Business Day, the Administrator will calculate the NAV of the Trust as measured at 4:00 p.m. Eastern Time (the “Evaluation Time”) using the Gemini Exchange Auction Price on each Business Day. The Sponsor will provide the Gemini Exchange Auction Price, which is publicly available, to the Administrator each day. The NAV of the Trust is the asset value of the Trust less its liabilities (which include accrued but unpaid fees and expenses) divided by the number of outstanding Shares as of 4:00 p.m. Eastern Time each Business Day.

3. Organizational and Offering Costs

Expenses incurred in organizing of the Trust and the initial offering of the Shares, including applicable SEC registration fees, are estimated to be approximately $[    ] and shall not exceed $[    ], and will be assumed by the Sponsor. The Trust will not be obligated to reimburse the Sponsor.

4. Related Parties—Sponsor’s Fees

Fees are paid to the Sponsor as compensation for services performed under the Trust Agreement and for assuming the following administrative and marketing expenses incurred by the Trust: (i) the Trustee’s monthly fee and reimbursable expenses (including indemnification amounts) under the Trust Agreement; (ii) the Administrator’s monthly fees and reimbursable expenses under the Administration Agreement; (iii) the Transfer Agent’s monthly fees and reimbursable expenses under the Transfer Agency and Services Agreement; (iv) the Custodian’s monthly fees and reimbursable expenses under the Trust Custody Agreement; (v) Exchange listing fees; (vi) SEC registration fees; (vii) printing and mailing costs; (viii) costs of maintaining the Trust’s website; (ix) audit fees; (x) marketing expenses; and (xi) up to $100,000 per annum in legal expenses.

[33]

The Trust accounts for its investment in bitcoin at the current fair value in accordance with ASC 946. The changes in fair value of bitcoin are reflected as realized and unrealized gains (losses) in the statement of operations.

The Sponsor’s Fee will accrue daily in bitcoin at an annualized rate equal to [    ] percent of the bitcoin held by the Trust and will be payable monthly in bitcoin, in arrears. The Sponsor, from time to time, may temporarily waive all or a portion of the Sponsor’s Fee at its discretion for a stated period of time. Presently, the Sponsor does not intend to waive any of its fees.

Affiliates of the Trustee or the Sponsor may from time to time purchase or sell bitcoin or the Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

The Custodian is responsible for the safekeeping of the Trust’s bitcoin delivered by Authorized Participants in connection with the creation of Baskets. The Custodian also facilitates the transfer of bitcoin into and out of the Trust. The general role, responsibilities and regulation of the Custodian are further described in “The Custodian” and “Custody of the Trust’s Bitcoin.”

The Custodian and its affiliates may from time to time purchase or sell bitcoin or the Shares for their own account or as agent for their customers.

5. Concentration of Risk

The Trust’s sole business activity is the investment in bitcoin. Several factors could affect the price of bitcoin, including, but not limited to: (i) global bitcoin supply and demand; (ii) investors’ expectations with respect to the rate of inflation; (iii) interest rates; (iv) currency exchange rates, including the rates at which bitcoin may be exchanged for fiat currencies; (v) fiat currency withdrawal and deposit policies of online marketplaces where market participants may buy, sell and trade bitcoin (each a “Bitcoin Exchange”) and liquidity on such Bitcoin Exchanges; (vi) interruptions in service from or failures of major Bitcoin Exchanges; (vii) investment and trading activities of large investors, including private and registered funds, that may directly or indirectly invest in bitcoin; (viii) monetary policies of governments, trade restrictions, currency devaluations and revaluations; (ix) regulatory measures, if any, that restrict the use of bitcoin as a form of payment; (x) the maintenance and development of the open-source protocol governing the Bitcoin Network; (xi) global or regional political, economic or financial events and situations; and (xii) expectations among bitcoin market participants that the value of bitcoin will soon change.

Global supply for bitcoin is determined by the Bitcoin Network’s source code, which sets the rate at which bitcoin may be awarded to Bitcoin Network miners. Global demand for bitcoin is influenced by such factors as the growth of retail merchants’ and commercial businesses’ acceptance of bitcoin as payment, the security of online Bitcoin Exchanges and the bitcoin they custody, the perception that the use of bitcoin is safe and secure, and the lack of regulatory restrictions on their use.

In addition, there is no assurance that any bitcoin will maintain its long-term value in terms of purchasing power in the future. In the event that the price of bitcoin declines, the Sponsor expects the value of an investment in the Shares to decline proportionately. Each of these events could have a material effect on the Trust’s financial position and the results of its operations.

6. Indemnification

Under the Trust Agreement, the Trustee (and its officers, directors, employees and agents) is indemnified against any liability, cost or expense it incurs without gross negligence, willful misconduct or bad faith on its part. The Trust’s maximum exposure under these arrangements is unknown as this would involve future claims that may be made against the Trust that have not yet occurred.

7. Subsequent Events

Events subsequent to the balance sheet date have been evaluated for inclusion in the accompanying financial statement through the issuance date, [    ], 2016.

PROSPECTUS

WINKLEVOSS BITCOIN TRUST

[    ],000,000 WINKLEVOSS BITCOIN SHARES

Until [    ], 2016 (twenty-five (25) calendar days after the date of this prospectus), all dealers effecting transactions in the Shares, whether or not participating in this distribution, may be required to deliver a prospectus. This requirement is in addition to the obligations of dealers to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions.

[    ], 2016

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The Registrant (“Registrant” or “Trust”) shall not bear any expenses incurred in connection with the issuance and distribution of the securities being registered. These expenses shall be assumed by the Sponsor of the Registrant.

Item 14. Indemnification of Directors and Officers.

Article [VIII] of the Trust Agreement (“Trust Agreement”) between Delaware Trust Company, the Registrant’s Trustee (“Trustee”), and the Sponsor provides that the Trustee, its officers, directors, employees and agents shall be indemnified and defended by the Trust and held harmless against any and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including reasonable legal fees and expenses in connection with enforcement of its rights to indemnity under the Trust Agreement and including the reasonable fees and expenses of counsel), taxes and penalties of any kind and nature whatsoever to the extent that such expenses relate to the performance of the Trust Agreement, the creation, operation or termination of the Trust, provided that the expenses are incurred without willful misconduct, bad faith or gross negligence of such indemnified party. Any amounts payable to an indemnified party may be payable in advance or shall be secured by a lien on the Trust.

The indemnities provided by Article [XIII] of the Trust Agreement shall survive notwithstanding any termination of the Trust Agreement and the Trust or the resignation or removal of the Trustee.

Item  15. Recent Sales of Unregistered Securities.

Not applicable.

Item  16. Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit Number	Description
4.1	Trust Agreement (the “Trust Agreement”)*
4.2	Form of Authorized Participant Agreement*
4.3	Form of Global Certificate (attached as Exhibit A to the Trust Agreement)
5.1	Form of Opinion of Richards, Layton & Finger, P.A. as to legality*
8.1	Form of Opinion of Ropes & Gray LLP as to tax matters*
10.1	Trust Custody Agreement*
10.2	Administration Agreement*
10.3	Transfer Agency and Services Agreement*
10.4	Depository Agreement*
10.6	Amended and Restated License Agreement*
23.1	Consent of Burr Pilger Mayer, Inc.*
23.2	Consents of Ropes & Gray LLP are included in Exhibits 5.1 and 8.1

*	to be supplied by amendment.
**	previously filed as part of Pre-Effective Amendment No. 1 to the Registration Statement, filed October 8, 2013.

(b) Financial Statement Schedules

Not applicable.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty (20) percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the Registrant is relying on Rule 430B (§230.430B of this chapter):

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance or Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of an included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchase with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the Registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(6)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on October 18, 2016.

DIGITAL ASSET SERVICES, LLC Sponsor of the Winklevoss Bitcoin Trust

By:	/s/ Cameron Winklevoss
Cameron Winklevoss
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities* and on the dates indicated.

Signature	Capacity	Date

/s/ Cameron Winklevoss	Chief Executive Officer (principal executive officer)	October 18, 2016
Cameron Winklevoss

/s/ Tyler Winklevoss Tyler Winklevoss	Chief Financial Officer (principal financial officer and principal accounting officer)	October 18, 2016

*	The Registrant is a trust and the persons are signing in their capacities as officers of Digital Asset Services, LLC, the Sponsor of the Registrant.

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